 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-217578
PROCACCIANTI HOTEL REIT, INC.
SUPPLEMENT NO. 6 DATED NOVEMBER 19, 2018
TO THE PROSPECTUS DATED AUGUST 15, 2018
This Supplement No. 6 supplements, and should be read in conjunction with, the prospectus of Procaccianti Hotel REIT, Inc., dated August 15, 2018, and supersedes and replaces Supplement No. 5 to the prospectus, dated November 16, 2018, which superseded and replaced all prior supplements to the prospectus. Unless otherwise defined in this prospectus supplement, capitalized terms used in this prospectus supplement shall have the same meanings as set forth in the prospectus.
The purpose of this prospectus supplement is to describe the following:
(1)
the status of our initial public offering (the “Offering”);

(2)
the revised primary offering price per share of our Class K-I shares of common stock (“K-I Shares”);

(3)
an increase in the selling commissions payable to our dealer manager with respect to K Shares purchased in the primary offering portion of the Offering;

(4)
an update to our advisor’s obligation to purchase A Shares;

(5)
the purchase of additional A Shares by TPG Hotel REIT Investor, LLC, an affiliate of our advisor, in order to fund organizational and offering expenses associated with shares purchased in the Offering;

(6)
updates to the cover page of our prospectus;

(7)
updates to the “Estimated Use of Proceeds” section of our prospectus;

(8)
updates to the management compensation tables;

(9)
updates to the “Plan of Distribution” section of our prospectus;

(10)
updates to the “How to Subscribe” section of our prospectus;

(11)
an updated notice to Pennsylvania and Washington investors;

(12)
additional investor suitability standards applicable to North Dakota and Puerto Rico investors;

(13)
the declaration of distributions to our holders of K Shares and distributions paid through October 2018;

(14)
updates regarding our three hotel properties and associated borrowings and hotel management agreements;

(15)
an update to our organizational structure chart;

(16)
updates to our risk factors;

(17)
updates to the “Questions and Answers About This Offering” section of our prospectus;

(18)
an update to our prior performance summary;

(19)
the amendment and restatement of our share repurchase program, effective November 30, 2018;

(20)
updates to the “Experts” section of our prospectus;

(21)
Management’s Discussion and Analysis of Financial Condition and Results of Operations section, substantially the same as that which was filed in our Quarterly Report on Form 10-Q on November 14, 2018;

(22)
updated financial information;

(23)
financial information for a significant hotel acquisition; and

(24)
a revised form of our subscription agreement.

Status of this Offering
Our registration statement on Form S-11 for our initial public offering, or the Offering, of $550,000,000 of shares of Class K common stock, or K Shares, Class K-I common stock, or K-I Shares, and Class K-T common stock, or K-T Shares, consisting of up to $500,000,000 of K Shares, K-I Shares and K-T Shares in our primary offering and up to $50,000,000 of K Shares, K-I Shares and K-T Shares pursuant to our distribution reinvestment plan, was declared effective by the U.S. Securities and Exchange Commission, or SEC, on August 14, 2018. As of November 15, 2018, we had accepted investors’ subscriptions for and issued approximately 21,700 K Shares, 11,158 K-I Shares, and 0 K-T Shares in this Offering, resulting in receipt of gross proceeds of approximately $217,000, $106,000, and $0.00, respectively, for total gross proceeds in this Offering of  $323,000.
As previously disclosed, we terminated our private offering of up to $150,000,000 in K Shares and Units (a “Unit” consists of four K Shares and one A Share) prior to the SEC effective date of our Registration Statement on August 14, 2018. At the termination of our private offering, we had received aggregate gross offering proceeds of approximately $15,582,755 from the sale of approximately 1,253,617 K Shares and 318,409 A Shares, which includes 295,409 A Shares purchased by TPG Hotel REIT Investor, LLC, an affiliate of our advisor, to fund organizational and offering expenses associated with the K Shares and Units sold in our private offering. Further, as disclosed below under “A Shares Purchased by TPG Hotel REIT Investor, LLC,” TPG Hotel REIT Investor, LLC purchased an additional $1,500,000 in A Shares on October 26, 2018 pursuant to a private placement.
Therefore, as of November 15, 2018, we had received total gross proceeds of approximately $17,405,755 from the sale of K Shares, K-I Shares and A Shares in all offerings.
Revised Primary Offering Price Per K-I Share
We will offer K-I Shares in our primary offering at $9.30 per K-I Share. Accordingly, all references to a $9.50 per K-I Share offering price are hereby superseded and replaced with $9.30. K-I Shares issued pursuant to our distribution reinvestment plan will continue to be issued at $9.50 per K-I Share.
Increased Selling Commissions With Respect to K Shares
On November 16, 2018, we executed the First Amendment to Dealer Manager Agreement with S2K Financial LLC, our dealer manager, and Procaccianti Hotel REIT, L.P., or our operating partnership, to increase the selling commissions payable to the dealer manager on account of the sale of K Shares in the primary offering from up to 5.0% to up to 7.0% of the gross proceeds from the sale of K Shares. All references to selling commissions payable to the dealer manager with respect to K Shares sold in our primary offering are hereby updated accordingly. The dealer manager will reallow all selling commissions to participating broker-dealers.
Update to our Advisor’s Obligation to Purchase A Shares
As a result of the revised offering price per K-I Share in our primary offering, all references to our advisor’s obligation to purchase A Shares are hereby superseded and replaced in their entirety as follows:
Our advisor and its affiliates have agreed to purchase A Shares in a private placement at the applicable estimated NAV per K Share in order to provide us with funds sufficient to pay the selling commissions, dealer manager fees, stockholder servicing fees, and other organization and offering expenses related to this offering and also to account for the difference between the applicable NAV per K-I Share and the applicable offering price per K-I Share and any amount equal to any discount to the initial offering price of K-I Shares, K Shares, and K-T Shares (excluding volume discounts).

A Shares Purchased by TPG Hotel REIT Investor, LLC
On October 26, 2018, TPG Hotel REIT Investor, LLC, an affiliate of our advisor, completed the purchase of an aggregate of  $1,500,000 in shares of our Class A common stock, or A Shares, which equals 150,000 A Shares, par value $0.01 per share, pursuant to a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. Such purchase was made in order to fund organizational and offering expenses associated with the K Shares, K-I Shares and K-T Shares sold in the Offering. Therefore, as of November 7, 2018, we had received total gross proceeds of  $4,454,095 from the sale of approximately 445,409 A Shares purchased by TPG Hotel REIT Investor, LLC to fund organizational and offering expenses in both our private offering and the Offering. All references in the prospectus to the total amount of A Shares sold to our advisor and its affiliates are hereby updated accordingly.
Cover Page of the Prospectus
The table on the cover page of our prospectus and all similar discussions appearing throughout our prospectus will be superseded and replaced in their entirety as follows:
	Price to Public(1)	Selling Commissions(2)	Dealer Manager Fee(2)	Proceeds Before Expenses to Us(1)(3)
Primary Offering
Per K-I Share(4)	$9.30	—	$0.279	$9.30
Per K Share	$10.00	$0.70	$0.30	$10.00
Per K-T Share(5)	$10.00	$0.30	$0.30	$10.00
Maximum Primary Offering(6)	$500,000,000	$16,250,000	$15,000,000	$500,000,000
DRIP
Per K-I Share	$9.50	__	__	__
Per K Share	$9.50	__	__	__
Per K-T Share	$9.50	__	__	__
Total Maximum Offering (Primary and DRIP)(6)	$550,000,000	$16,250,000	$15,000,000	$550,000,000

(1)
Assumes we sell $500,000,000 in shares in our primary offering and $50,000,000 in shares in our DRIP pursuant to the allocations among the share classes set forth in footnote (6) below. We reserve the right to reallocate the amount of K-I Shares, K Shares and K-T Shares being offered among the K-I Shares, K Shares and K-T Shares registered, and between the primary offering and the DRIP.

(2)
No selling commissions or dealer manager fees will be paid on shares of any class sold under the DRIP.

(3)
Our advisor and its affiliates have agreed to purchase A Shares at a price equal to the applicable estimated NAV per K Share in a private placement in order to provide us with funds sufficient to pay the selling commissions, dealer manager fees, stockholder servicing fees and other organization and offering expenses related to the K-I Shares, K Shares and K-T Shares in our primary offering. In addition, we will allocate proceeds from the sale of A shares in amounts that represent the difference between (i) the applicable estimated NAV per K-I Share and the offering price of K-I Shares sold in our primary offering and (ii) any discount to the initial offering price of K-I Shares, K Shares and K-T Shares arising from reduced or waived selling commissions (other than reduced selling commissions for volume discounts) or dealer manager fees. Therefore, proceeds from the sale of K-I Shares, K Shares and K-T Shares will not be used to pay organization and offering expenses in connection with K-I Shares, K Shares and K-T Shares, and the proceeds before expenses to us for K-I Shares, K Shares and K-T Shares will be $9.30 per K-I Share (not taking into account proceeds allocated from A Shares), $10.00 per K Share and $10.00 per K-T Share. See the “Plan of Distribution” section of this prospectus.

(4)
As provided in footnote (3) above, we will allocate proceeds from the sale of A Shares to our advisor and its affiliates in a private placement in amounts that represent the difference between the applicable estimated NAV per K-I Share and the offering price of K-I Shares sold in our primary offering to ensure that we receive the applicable estimated NAV per K-I Share, in proceeds before expenses in connection with each K-I Share.

(5)
The table excludes the stockholder servicing fee for K-T Shares sold in our primary offering, which will be paid over time from proceeds of A Shares sold to our advisor and its affiliates in a private placement and other sources. With respect to each K-T Share sold in our primary offering, we will pay our dealer manager a stockholder servicing fee that accrues daily equal to 1.0%, annualized, of the amount of the estimated NAV per K-T Share sold in our primary offering. The aggregate selling commissions, dealer manager fees and stockholder servicing fees payable with respect to all classes will not exceed the 10% limitation on underwriting compensation imposed by FINRA.

(6)
Assumes an allocation of the shares in our primary offering as follows: 25.00% of K-I Shares, 25.00% of K Shares, and 50.00% of K-T Shares. The proceeds before expenses amount of  $500,000,000 for the maximum primary offering and $550,000,000 for the total maximum offering (primary and DRIP) accounts for the allocation of the proceeds of the sale of A Shares to our advisor and its affiliates in a private placement towards (i) selling commissions, dealer manager fees, stockholder servicing fees and other organization and offering expenses in our primary offering, (ii) the difference between the applicable estimated NAV per K-I Share and the applicable offering price of K-I Shares sold in our primary offering and (iii) any discount to the initial offering price of K-I Shares, K Shares and K-T Shares arising from reduced or waived selling commissions (other than reduced selling commissions for volume discounts) or dealer manager fees.

Estimated Use of Proceeds
The table contained in the section entitled “Estimated Use of Proceeds” on page 98 of our prospectus is superseded and replaced in its entirety as follows:
		Target Maximum K Shares (Primary Offering)	Target Maximum K-I Shares (Primary Offering)	Target Maximum K-T Shares (Primary Offering)	Target Maximum K Shares, K-I Shares and K-T Shares (DRIP)(7)	Maximum Offering Including DRIP(1)(7)
Gross offering proceeds		$125,000,000	$125,000,000	$250,000,000	$50,000,000	$550,000,000
Less Offering Expenses:
Selling commissions – K Shares(1)	7.0%	$8,750,000	$—	$—	$—	$8,750,000
Dealer manager fee – K Shares(1)	3.0%	$3,750,000	$—	$—	$—	$3,750,000
Organization and offering expenses – K Shares(1)(6)	1.5%	$1,875,000	$—	$—	$—	$1,875,000
Selling commissions – K-I Shares	—	$—	$—	$—	$—	$—
Dealer manager fee – K-I Shares(1)	3.0%	$—	$3,750,000	$—	$—	$3,750,000
Organization and offering expenses – K-I Shares(1)(6)	1.5%	$—	$1,875,000	$—	$—	$1,875,000
Additional A Shares Issued – K-I Shares(2)	—	$—	$6,250,000	$—	$—	$6,250,000
Selling commissions – K-T Shares(1)	3.0%	$—	$—	$7,500,000	$—	$7,500,000
Dealer manager fee – K-T Shares(1)	3.0%	$—	$—	$7,500,000	$—	$7,500,000
Organization and offering expenses – K-T Shares(1)(6)	1.5%	$—	$—	$3,750,000	$—	$3,750,000
Stockholder Servicing Fee – K-T Shares(1)	3.0%	$—	$—	$7,500,000	$—	$7,500,000
Net Proceeds Available for Investment		$110,625,000	$113,125,000	$223,750,000	$50,000,000	$497,500,000
Less:
Acquisition expenses(3)		$1,106,250	$1,131,250	$2,237,500	$500,000	$4,975,000
Initial working capital reserve(4)(5)		$—	$—	$—	$—	$—
Estimated total proceeds available for investments		$109,518,750	$111,993,750	$221,512,500	$49,500,000	$492,500,000

(1)
The selling commissions, dealer manager fees, stockholder servicing fee (K-T Shares only), and organization and offering expenses payable on account of the sale of the K-I Shares, K Shares and K-T Shares sold to investors in this offering generally will be paid from the proceeds of the sale of A Shares to our advisor and its affiliates in a private placement. For avoidance of doubt, the stockholder servicing fee payable in connection with K-T Shares sold in the primary offering is not paid with offering proceeds from K-T Shares and is not paid from amounts otherwise distributable to holders of K-T Shares.

(2)
Reflects the estimated amount of A Shares we would need to sell to our advisor and its affiliates in a private placement, based on the allocations in the table above, in order to fund the difference between the applicable estimated NAV per K-I Share and the offering price per K-I Share sold in our primary offering so that net proceeds available for investment with respect to K-I Shares equal the applicable estimated NAV per K-I Share.

(3)
Acquisition expenses may include customary third-party acquisition costs which are typically included in the gross purchase price of the real estate investments we acquire or are paid by us in connection with such acquisitions. These third-party acquisition costs include legal, accounting, consulting, travel, appraisals, engineering, due diligence, option payments, title insurance and other costs and expenses relating to potential acquisitions regardless of whether the property is actually acquired. The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors, including the type and jurisdiction of the real estate investment acquired, the legal structure of the transaction in which the real estate investment is acquired, the aggregate purchase price paid to acquire the real estate investment and the number of real estate investments acquired. For purposes of this table, we have assumed acquisition expenses will constitute 1.0% of net proceeds from the sale of K-I Shares, K Shares and K-T Shares. As further described in the “Management Compensation — Acquisition Fee — Our Advisor and our Service Provider” section beginning on page 39 of the prospectus, the payment of the 1.5% acquisition fee to our advisor is deferred until the occurrence of a liquidation event. In addition, upon liquidation event, all of the deferred acquisition fees plus all interest accrued thereon will be paid to the advisor only after the liquidation preference on our K Shares, K-I Shares and K-T Shares and parity securities has been paid in full to all holders of K Shares, K-I Shares and K-T Shares and parity securities and all accrued and unpaid asset management fees and all accrued interest thereon have been paid in full. Therefore, an estimated acquisition fee amount is not included in the table above.
(4)
We may incur capital expenses relating to improvements of our real property. At the time we make each investment, we will establish estimates of the capital needs of such investment through the anticipated holding period of the investment. We do not anticipate that we will establish a permanent reserve for expenses relating to an investment through its anticipated holding period. However, to the extent that we have insufficient cash for such purposes, we may establish reserves from gross offering proceeds, out of cash flow generated by our investments, or out of the net cash proceeds received by us from any sale or payoff of our investments.

(5)
Until required in connection with investment in a portfolio of hospitality assets, substantially all of the net proceeds of our offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments, including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

(6)
We expect that organization and offering expenses will be 1.5% of offering proceeds, however, this is only an estimate. Should organization and offering expenses exceed 1.5% of offering proceeds, we will sell additional A Shares to our advisor and its affiliates in a private placement to pay such excess organization and offering expenses, subject to the limitation that our selling commissions, dealer manager fees and the other organization and offering expenses do not exceed 15% of the gross proceeds from this offering.

(7)
No selling commissions, dealer manager fees, or stockholder servicing fees are payable in connection with shares sold pursuant to our DRIP.

Management Compensation Table
The following rows and footnotes supersede and replace the corresponding rows and footnotes in the management compensation tables contained in the sections of our prospectus entitled “Prospectus Summary — Compensation to Our Advisor and its Affiliates” beginning on page 37 of the prospectus and “Management Compensation” beginning on page 134 of the prospectus:
Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering
Offering/Acquisition/Operating Stage
Selling commissions(1) — Our Dealer Manager
We will pay our dealer manager selling commissions of up to 7% of the gross offering proceeds from the sale of K Shares and selling commissions of up to 3% of the gross offering proceeds from the sale of K-T Shares. No selling commissions are payable in connection with K-I Shares. The dealer manager will reallow all of such selling commissions to participating broker-dealers. The source of funds to pay these selling commissions will generally be the proceeds from the sale of A Shares to our advisor or its affiliates in a private placement.(1)
No selling commissions will be payable on account of shares of any class acquired by our advisor, the Service Provider and their affiliates or K-I Shares, K Shares and K-T Shares sold pursuant to our DRIP.
The selling commissions may be reduced or waived in connection with certain categories of sales. See “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers”, “— Share Distribution Channels”, and “— Volume Discounts”.
Aggregate selling commissions will equal $35,000,000, assuming (i) we sell $500,000,000 in K Shares in the primary offering, (ii) the maximum selling commission and dealer manager fee is paid for each K Share sold, and (iii) no shares are sold pursuant to the DRIP.(2)
Other Organization and Offering Expenses(1) — Our Advisor and its Affiliates	We will reimburse our advisor and its affiliates for organization and offering costs they incur on our behalf, either directly or through contract services provided by affiliates, but only to the extent that such reimbursement would not cause the sales commissions, the dealer manager fee, the stockholder servicing fee and the other organization and offering expenses we bear to exceed 15% of the gross proceeds from this offering, in each case as of the termination of this offering. Such reimbursement of our advisor or its affiliates may take the form of the issuance of A Shares to our advisor or such affiliates, with such A Shares valued at the applicable estimated NAV per K Share, or may be funded with proceeds from the sale of A Shares to our advisor or its affiliates in a private placement. We estimate that organization and offering expenses (other than selling commissions, the dealer manager fee and stockholder servicing fee) will be approximately 1.5% of primary offering proceeds. Should such other organization and offering expenses exceed 1.5% of primary offering proceeds, we will sell additional A Shares to our	$7,500,000, assuming we sell the target maximum of $500,000,000 in K Shares in the primary offering.(4)

Type of Compensation	Determination of Amount	Estimated Amount for Targeted Maximum Offering
advisor and its affiliates in a private placement to pay such excess other organization and offering expenses, subject to the 15% limit discussed above. To the extent that our total organization and offering expenses exceed 15% of offering proceeds as of the termination of this offering, our advisor and its affiliates will bear such expenses, without reimbursement from us.

(1)
In order to provide the maximum amount of selling commissions, dealer manager fees and other organization and offering expenses that may potentially be paid in connection with the offering, the calculations relating to the maximum amounts of selling commissions, dealer manager fees and other organization and offering expenses assume that a maximum amount of  $500,000,000 in K Shares are sold in the primary offering and $57,500,000 in A Shares are sold to our advisor and its affiliates in a private placement to pay the related selling commissions, dealer manager fees and other organization and offering expenses. As described under “Description of Capital Stock — A Shares — Advisor’s Obligation to Purchase A Shares”, our advisor or its affiliates will be obligated to purchase A Shares from us (at a price equal to the applicable estimated NAV per K Share) in a private placement in an aggregate amount sufficient to fund our payment of our organization and offering expenses, including the selling commissions, dealer manager fees, stockholder servicing fees, and expense reimbursements payable to the dealer manager, subject to certain limitations.

(2)
The per share purchase price for shares of shares in our primary offering will be $9.30 per K-I Share, $10.00 per K Share and $10.00 per K-T Share (which, in each case, includes the maximum amount allowed to be charged for commissions and fees, subject to certain discounts as described in “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers” and “Plan of Distribution — Volume Discounts”). In determining the amount of selling commissions and dealer manager fees, we have assumed the sale of K-I Shares at a purchase price of  $9.30 per K-I Share, the sale of K Shares at a purchase price of  $10.00 per K Share, and the sale of K-T Shares at a purchase price of  $10.00 per K-T Share.

Plan of Distribution
The following information supersedes and replaces in its entirety the first paragraph of the section entitled “Plan of Distribution — The Offering” on page 233 of the prospectus:
We are offering up to $500,000,000 in K-I Shares, K Shares and K-T Shares to the public pursuant to our primary offering and up to $50,000,000 in K-I Shares, K Shares and K-T Shares to our stockholders pursuant to our DRIP. The offering prices and the total dollar amount available for purchase per class in our primary offering are as follows: $9.30 per K-I Share (up to $125,000,000 in shares), $10.00 per K Share (up to $125,000,000 in shares), and $10.00 per K-T Share (up to $250,000,000 in shares). The offering prices and the total dollar amount available for purchase pursuant to our DRIP are as follows: $9.50 per K-I Share (up to $12,500,000 in shares), $9.50 per K Share (up to $12,500,000 in shares), and $9.50 per K-T Share (up to $25,000,000 in shares). We reserve the right to reallocate the amount of K-I Shares, K Shares and K-T Shares being offered among the K-I Shares, K Shares and K-T Shares registered, and between the primary offering and the DRIP.
The following information supersedes and replaces in its entirety the section entitled “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers — Selling Commissions” on page 234 of the prospectus:
Selling Commissions
Except as provided below, the dealer manager will receive up-front selling commissions of up to 7% of the gross offering proceeds from the sale of K Shares and up-front selling commissions of up to 3% of the gross offering proceeds from the sale of K-T Shares; provided, however, that no selling commissions will be paid with respect to any K Shares or K-T Shares sold to our advisor or the Service Provider of their respective affiliates and no selling commissions will be paid with respect to shares of any class sold pursuant to our DRIP. We will not pay selling commissions to the dealer manager in connection with K-I Shares. The dealer manager will reallow all selling commissions to participating broker-dealers.
The following information supersedes and replaces in its entirety the section entitled “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers — Limitations on Organization and Offering Expenses” on page 235 of the prospectus:
Limitations on Organization and Offering Expenses
FINRA rules also limit our combined total organization and offering expenses, inclusive of  (i) the total underwriting compensation paid from any source (as discussed in “— Limitations on Underwriting Compensation” above) and (ii) issuer expenses that are reimbursed or paid for with offering proceeds, to 15% of our gross offering proceeds from this offering. We will reimburse our advisor and its affiliates for organization and offering costs they incur on our behalf, either directly or through contract services provided by affiliates, but only to the extent that such reimbursement would not cause the sales commissions, dealer manager fees, stockholder servicing fees and the other organization and offering expenses we bear to exceed 15% of the gross proceeds from this offering, in each case as of the date of the termination of the offering.
The following information supersedes and replaces in its entirety the section entitled “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers — Estimate of Maximum Underwriting Fees and Expenses” on page 236 of the prospectus, and is inserted as a new sub-section immediately prior to the section entitled “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers — Selling Commissions” on page 234 of the Prospectus:
Summary
The following table shows the maximum commissions and fees payable to our dealer manager in connection with this offering, which may be reduced or waived in certain circumstances as described below in “ — Discounts for Certain Purchasers” and “ — Volume Discounts.” To show the maximum amount of dealer manager and participating broker-dealer compensation we may pay in this offering, the table assumes (1) that all shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee and (2) we sell the maximum of  $500,000,000 in shares of our common stock pursuant to our primary offering (allocated as $125,000,000 in K Shares, $125,000,000 in K-I Shares and $250,000,000 in K-T Shares). In the event we sell a greater percentage of a particular class (which are subject to different selling commissions and dealer manager fees) than currently allocated in this prospectus, the amounts and percentages of offering expenses will differ. We reserve the right to reallocate the shares of common stock we are offering among the different classes of shares and between the primary offering and our distribution reinvestment plan. The table does not give effect to any shares issued pursuant to our distribution reinvestment plan.
	Per K Share	Per K-I Share	Per K-T Share	Total Maximum
Price to Public	$10.00	$9.30	$10.00	$500,000,000
Selling Commissions	$0.70	—	$0.30	$16,250,000
Dealer Manager Fee	$0.30	$0.279	$0.30	$15,000,000
Stockholder Servicing Fee	—	—	—(1)	—(1)

(1)
The stockholder servicing fee is payable only with respect to K-T Shares sold in our primary offering. The stockholder servicing fee is an ongoing fee that is not paid to the dealer manager at the time a K-T Share is sold. With respect to each K-T Share sold in our primary offering, will pay the dealer manager a stockholder servicing fee equal to 1.0%, annualized, of the amount of our estimated NAV per K-T Share for each K-T Share purchased. The stockholder servicing fee accrues daily and is payable monthly in arrears. We will cease paying the stockholder servicing fee to our dealer manager upon the occurrence of one of the termination events described in “ — Stockholder Servicing Fees” below.

Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the estimated NAV per share of our K-T Shares, we expect to pay a maximum of $0.30 in stockholder servicing fees with respect to an individual K-T Share, assuming such fee would be paid over approximately three years from the date of purchase and a constant estimated NAV per share of  $10.00 per K-T Share.
The following information supersedes and replaces the section entitled “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers — Expense Reimbursements” on page 235 of the prospectus:
Expense Reimbursements
We have agreed to reimburse the dealer manager or any participating broker-dealer for reasonable bona fide expenses set forth in itemized and detailed invoices, which may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the dealer manager or any participating broker-dealer and their personnel. These reimbursements consist primarily of  (a) actual costs incurred for fees to attend retail seminars sponsored by participating broker-dealers, (b) amounts used to reimburse participating broker-dealers for the actual costs incurred by registered representatives for travel, meals and lodging in connection with attending bona fide training and education meetings and retail seminars sponsored by participating broker-dealers, (c) commissions and non-transaction based compensation paid to registered persons in connection with the wholesaling of our offering, (d) expense reimbursements for actual costs incurred by employees of our dealer manager in the performance of wholesaling activities, and (e) additional amounts for gifts and business entertainment expenses. In no event shall any gifts for registered representatives be given that exceed an aggregate value of $100 per annum per individual or are preconditioned on achievement of a sales target. Promotional items of nominal value may also be given to such representatives and are not subject to the annual gift limitation. We will reimburse our dealer manager for these expenses to the extent permissible under applicable FINRA rules.
The following information supersedes and replaces in its entirety the section of our prospectus entitled “Plan of Distribution — Volume Discounts” beginning on page 237 of the prospectus:
Volume Discounts
The dealer manager may, at its sole discretion, enter into an agreement with a participating broker-dealer whereby such participating broker-dealer may aggregate subscriptions as part of a combined order for the purpose of offering investors reduced aggregate selling commissions. Any reduction in the selling commissions arising from such volume discounts would be prorated among the separate subscribers.
The following table illustrates the various selling commissions discount levels that will be offered to qualifying purchasers by participating broker-dealers for K Shares purchased in this offering:
Dollar Amount of K Shares Purchased	Selling Commission Percentage	Dealer Manager Fee	Purchase Price Per K Share to Investor
$499,999 or less	7.0%	3.0%	$10.00
$500,000 – $999,999	6.0%	3.0%	$9.90
$1,000,000 – $1,999,999	5.0%	3.0%	$9.80
$2,000,000 – $2,999,999	4.0%	3.0%	$9.71
$3,000,000 – $4,999,999	3.0%	3.0%	$9.62
$5,000,000 – $9,999,999	2.0%	3.0%	$9.52
$10,000,000 and above	1.0%	3.0%	$9.43
The table above is calculated assuming a purchase price (prior to any discounts) per K Share of  $10.00 per share. An investor’s purchase of K Shares may be aggregated for purposes of applying the discounts set forth in the table above.
In the event an investor wishes to have its subscriptions combined (to the extent purchases were made within one year), that investor must request such treatment in writing at the time of that person’s subscription and identify the subscriptions to be combined. Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser and made within one year. If the subscription agreements for the combined subscriptions of a single qualifying purchaser are submitted at the same time, then the selling commissions payable and the discounted K Share purchase price will be allocated pro rata among the combined subscriptions on the basis of the respective subscription amounts being combined. Otherwise, the volume discount provisions will apply only to the subscription that qualifies the single qualifying purchaser for the volume discount and the subsequent subscriptions of that single qualifying purchaser.
Please consult with your financial advisor and broker-dealer about the ability to receive volume discounts through any of the circumstances described above.
How to Subscribe
The following bullet points supersede and replace the second and third bullet points, respectively, of the first paragraph of the section of entitled “How to Subscribe” beginning on page iv of the prospectus:
•
Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as Appendix C. Subscription agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved. Should you execute the subscription agreement electronically, your electronic signature, whether digital or encrypted, included in the subscription agreement is intended to authenticate the subscription agreement and to have the same force and effect as a manual signature. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by you with your intent to sign such record.

•
Unless you complete the subscription agreement electronically, deliver a check for the full purchase price of the shares being subscribed for, payable to “Procaccianti Hotel REIT, Inc.” along with the completed subscription agreement to your registered selling representative or investment advisor. The name of the participating broker-dealer appears on the subscription agreement. Certain participating broker-dealers that have “net capital” (as defined in the applicable federal securities regulations) of $250,000 or more may instruct their customers to make their checks payable directly to the dealer. In such case, the participating dealer will issue a check payable to us of the purchase price of your subscription.

Notice to Pennsylvania and Washington Investors
The following information is inserted as a new paragraph above the pricing chart on the cover page of the prospectus:
PENNSYLVANIA INVESTORS:   Because the minimum offering amount of this offering is less than $33,333,334, you are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions.
The following information supersedes and replaces the section entitled “Plan of Distribution — Special Notice to Pennsylvania and Washington Investors” on page 240 of the prospectus:
Special Notice to Washington Investors
We will not offer shares in this offering to Washington residents until we have received total gross proceeds from our private offering and this public offering of at least $20,000,000. As of November 15, 2018, we had received total gross proceeds of approximately $17,405,755 from the sale of K Shares, K-I Shares and A Shares in all offerings.
Investor Suitability Standards
The following information is inserted as new paragraphs in the section entitled “Investor Suitability Standards” on page ii of the prospectus:
North Dakota.   In addition to the net income and net worth standards stated above, North Dakota investors must represent that they have a net worth of at least ten times their investment in us.
Puerto Rico.   In addition to the general suitability standards listed above, an investor may not invest, and we may not accept from an investor, more than ten percent (10%) of that investor’s liquid net worth in shares of us, our affiliates, and in other non-traded real estate investment trusts. Liquid net worth is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.
Distributions
The following information supplements, and should be read in conjunction with, the section entitled “Description of Capital Stock — Distributions” beginning on page 183 of the prospectus:
On August 20, 2018, our board of directors authorized the payment of distributions, which were authorized to be made with funds generated by property operations, with respect to each K Share outstanding as of June 30, 2018, to the holders of record of K Shares as of the close of business on August 21, 2018. Our board of directors determined that, with respect to the K Shares outstanding as of June 30, 2018, the cumulative amount of distributions that had accrued on a daily basis with respect to each K Share since March 31, 2018, was $147,590.31, or $0.0016438356 per K Share per day. On August 23, 2018, we paid such distributions in the cumulative amount of  $147,590.31 in cash to the holders of K Shares. We funded such distributions with cash flow from operations.
On October 22, 2018, our board of directors authorized the payment of distributions, which were authorized to be made with funds generated by property operations, with respect to each K Share outstanding as of September 30, 2018, to the holders of record of K Shares as of the close of business on October 24, 2018. Our board of directors determined that, with respect to the K Shares outstanding as of September 30, 2018, the cumulative amount of distributions that had accrued on a daily basis with respect to each K Share since June 30, 2018, was $183,081.52, or $0.0016438356 per K Share per day. On October 25, 2018, we paid such distributions in the cumulative amount of  $183,081.52 in cash to the holders of K Shares. We funded such distributions with cash flow from operations.

We have paid the following distributions to holders of K Shares:
Quarter Ended	Date Paid	Distribution Amount
June 30, 2017	October 6, 2017	$5,724.01
September 30, 2017	October 27, 2017	$27,398.88
December 31, 2017	February 9, 2018	$61,070.91
March 31, 2018	May 29, 2018	$102,690.46
June 30, 2018	August 23, 2018	$147,590.31
September 30, 2018	October 25, 2018	$183,081.52
Total K Share Distributions:		$527,556.09
Our Hotel Properties
The following information supersedes and replaces the first paragraph of the section entitled “Prospectus Summary — Description of Real Estate Investments” on page 32 of the prospectus:
We engage in the acquisition and ownership of a diversified portfolio of hospitality properties. As of June 30, 2018, through our joint venture with Procaccianti Convertible Fund, LLC, an affiliate of our sponsor, we owned a 51% interest in two select-service hotel properties, comprising an aggregate of 239 rooms and approximately 4,250 square feet of meeting space. We subsequently acquired, through a wholly owned subsidiary of our operating partnership, a select-service hotel property on August 15, 2018, which has 107 rooms and approximately 3,000 square feet of meeting space.
The following information supplements, and should be read in conjunction with, the question and answer entitled “Do you currently own any assets?” in the “Questions and Answers About this Offering” section on page 4 of the prospectus:
On August 15, 2018, we, through a wholly owned subsidiary of our operating partnership, acquired 100% of the fee simple interest in a 107-room, 36,411 square foot select-service hotel property — the Hotel Indigo hotel located in Traverse City, Michigan, or the Hotel Indigo Traverse City property. The Hotel Indigo Traverse City Hotel property opened in May 2016 and features approximately 3,000 square feet of meeting space, 82 underground parking spaces (valet only), a fitness center, business center, restaurant and lobby bar, and a rooftop bar overlooking the Grand Traverse Bay.
The following information supersedes and replaces in its entirety the section entitled “Investment Objectives, Strategy and Policies — Description of Real Estate Investments” section beginning on page 119 of the prospectus:
Description of Real Estate Investments
We engage in the acquisition and ownership of hotel properties throughout the United States. As of the date of this prospectus, we owned interests in three select-service hotel properties.
As of November 15, 2018, we, through a wholly-owned subsidiary of our operating partnership, owned 100% of the fee simple interest in a select-service hotel property and, through our joint venture with Procaccianti Convertible Fund, LLC, an affiliate of our sponsor, owned a 51% interest in two select-service hotel properties. Each property was purchased from sellers unaffiliated with us, our sponsor, our advisor or their affiliates. These properties were financed with a combination of debt and offering proceeds from our private placement. For more information on the financing of our hotel properties, see “— Borrowings” below.

The following table summarizes our three select-service hotel properties as of November 15, 2018. Unless otherwise indicated, information in this section is provided as of December 31, 2017.
Property Description*	Interest Acquired	Date Acquired	Year Constructed	Contract Purchase Price(2)	Property Taxes(5)	Fees Owed to Advisor(3)	Number of Rooms	Estimated Acquisition Cap Rate(6)	Location	MSA
Springhill Suites Wilmington Mayfaire	51.0%	05/24/2017(1)	2015	$18,000,000	$84,571	$124,978(4)	120	7.73%	Wilmington, NC	Wilmington, NC
Staybridge Suites St. Petersburg	51.0%	06/29/2017(1)	2014	$20,500,000	$214,514	$124,978(4)	119	8.65%	St. Petersburg, FL	Tampa- St. Petersburg – Clearwater, FL
Hotel Indigo Traverse City	100.0%	08/15/2018	2016	$26,050,000	$340,272	$413,001	107	9.91%	Traverse City, Michigan	Traverse City, Michigan

*
We believe the property is suitable for its present and intended purposes and adequately covered by insurance.

(1)
Represents the date that Procaccianti Convertible Fund, LLC, an affiliate of our sponsor, acquired the Springhill Suites property and the Staybridge Suites property. We exercised our option under an option agreement to purchase a 51% membership interest in Procaccianti Convertible Fund, LLC on March 29, 2018.

(2)
Contract purchase price excludes acquisition fees and costs.

(3)
Fees owed to advisor include payments deferred acquisition fees in connection with the property acquisition. It does not include fees paid to any property manager. For more detailed information on fees paid to our advisor or its affiliates, and the deferral of such fees, see the section captioned “Management Compensation” on page 137 of this prospectus.

(4)
Amount represents the total amount of acquisition fees incurred in connection with both the Springhill Suites property and Staybridge Suites property.

(5)
Represents real estate taxes for 2017.

(6)
Estimated acquisition cap rate equals trailing 12-month net operating income divided by the total acquisition cost for the property. Net operating income for a specific hotel or capital expenditure project is calculated as the hotel or entity level operating profit less an estimate for the annual contractual reserve requirements for renewal and replacement expenditures. The acquisition cap rate is meant as a measure of the trailing 12-month net operating income yield at the time we acquire the property, and is not meant to be either an indication of historical, or a projection of anticipated future, net operating income yield for the acquisition.

The following tables present occupancy, ADR and RevPar of the hotels in which we have an ownership interest as of the date of this prospectus supplement through July 31, 2018, including periods prior to ownership.
	Occupancy(1)
Hotel	2013	2014	2015	2016	2017	2018
Springhill Suites Wilmington Mayfaire(2)	—	—	27.8%	66.0%	73.1%	76.1%
Staybridge Suites St. Petersburg(3)	—	48.9%	80.7%	78.9%	80.8%	80.5%
Hotel Indigo Traverse City(4)	—	—	—	75.2%	77.3%	77.9%

(1)
Represents occupancy for each calendar year, unless otherwise noted,, calculated as the number of occupied rooms divided by the number of available rooms.

(2)
The Springhill Suites Wilmington Mayfaire opened in August 2015.

(3)
The Staybridge Suites St. Petersburg opened in March 2014.

(4)
The Hotel Indigo Traverse City opened in May 2016.

	ADR(1)
Hotel	2013	2014	2015	2016	2017	2018
Springhill Suites Wilmington Mayfaire(2)	—	—	$98.40	$114.93	$118.46	$120.46
Staybridge Suites St. Petersburg(3)	—	$111.70	$118.10	$136.94	$135.85	$150.12
Hotel Indigo Traverse City(4)	—	—	—	$183.17	$165.96	$166.84

(1)
“ADR” represents the average daily rate for a single room.

(2)
The Springhill Suites Wilmington Mayfaire opened in August 2015.

(3)
The Staybridge Suites St. Petersburg opened in March 2014.

(4)
The Hotel Indigo Traverse City opened in May 2016.

	RevPar(1)
Hotel	2013	2014	2015	2016	2017	2018
Springhill Suites Wilmington Mayfaire(2)	—	—	$27.39	$75.84	$85.56	$91.70
Staybridge Suites St. Petersburg(3)	—	$54.64	$95.31	$108.07	$109.75	$120.82
Hotel Indigo Traverse City(4)	—	—	—	$137.87	$128.30	$129.91

(1)
“RevPAR” represents the product of the ADR charged and the average daily occupancy rate, but excludes other revenue generated by a hotel property.

(2)
The Springhill Suites Wilmington Mayfaire opened in August 2015.

(3)
The Staybridge Suites St. Petersburg opened in March 2014.

(4)
The Hotel Indigo Traverse City opened in May 2016.

Because we are prohibited from operating hotel properties pursuant to certain tax laws relating to our qualification as a REIT, we, indirectly through our taxable REIT subsidiaries, or TRSs, will retain a property manager to be responsible for managing each of the hotel properties under a separate hotel management agreement. We will generally pay each property manager a property management fee each fiscal year with respect to each property equal to 3% of total operating revenues of each property (which exclude the gross receipts of any licensees, leases, and concessionaries), paid on a monthly basis, in addition to certain expense and centralized services costs and reimbursements. We may also pay the property manager a construction management fee equal to market rates for supervising and/or coordinating any construction, improvements, refurbishments or renovations of our hotel properties, in addition to certain expense reimbursements.
Our TRSs each entered into hotel management agreements with property managers affiliated with TPG Hotels & Resorts, Inc., an affiliate of our sponsor, to manage the Springhill Suites property, the Staybridge Suites property, and the Hotel Indigo Traverse City property on March 29, 2018, March 29, 2018 and August 15, 2018, respectively. The property managers will each receive the property management fee described above. Each hotel management agreement has an initial term of 5 years, with four automatic one-year renewals, unless otherwise terminated in accordance with the Hotel Management Agreement.
We currently have no plans for any material renovations, improvements or development of any of the hotel properties and believe each such hotel property is adequately insured and is suitable for its present and intended use, subject to typical maintenance and replacements in the ordinary course.
The following information is added as the fourth paragraph of the section entitled “Investment Objectives, Strategy and Policies-Depreciable Tax Basis” on page 119 of the prospectus:

The Hotel Indigo Traverse City property has a depreciable tax basis of  $22,208,902.31 as of August 15, 2018. The property is generally depreciated for U.S. federal income tax purposes under the Modified Accelerated Cost Recovery System, or MACRS. Under MACRS the property is depreciated over a specified life ranging from seven years for furniture, fixtures and equipment to 40 years for the building. Land is not depreciated under MACRS. Depreciation rates are specifically defined by MACRS and vary year to year. We intend to make the election to use the Alternative Depreciation System method, or ADS, under MACRS.
The following information is inserted as a new sub-section entitled “Investment Objectives, Strategy and Policies — Description of Real Estate Investments — Borrowings” on page 119 of the prospectus:
Borrowings
Springhill Suites Property Loan
On March 29, 2018, our operating partnership, through its subsidiaries, took assignment from an affiliate of our sponsor of a loan agreement, promissory note, or the Note, and other loan documents, including a guaranty by TH Investment Holdings II, LLC, an affiliate of our sponsor, to secure an aggregate $11,268,000 mortgage, or the Springhill Suites Property Loan, on the Springhill Suites property with WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF JPMDB COMMERCIAL MORTGAGE SECURITIES TRUST 2017-C7, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2017-C7 (as successor to J.P. Morgan Chase Bank, N.A.), as lender. Pursuant to the Springhill Suites Property Loan documents, as of March 29, 2018, the Note had a principal balance of  $11,268,000, matures on July 1, 2024, and bears interest at the rate of 4.49% per annum. Prepayments are allowed under limited circumstances. At the maturity date, all outstanding principal, accrued and unpaid interest and all other amounts are due under the loan. The Springhill Suites Property Loan is secured by the first priority deed of trust and certain other agreements that encumber the Springhill Suites property.
Staybridge Suites Property Loan
On March 29, 2018, our operating partnership, through its subsidiaries, took assignment from an affiliate of our sponsor of a loan agreement, promissory note, or the Note, and other loan documents, including a guaranty by TH Investment Holdings II, LLC, an affiliate of our sponsor, to secure an aggregate $13,325,000 mortgage, or the Staybridge Suites Property Loan, on the Staybridge Suites property with WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE FOR THE BENEFIT OF THE REGISTERED HOLDERS OF JPMDB COMMERCIAL MORTGAGE SECURITIES TRUST 2017-C7, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2017-C7 (as successor to J.P. Morgan Chase Bank, N.A.), as lender. Pursuant to the Staybridge Suites Property Loan documents, as of March 29, 2018, the Note had a principal balance of  $13,325,000, matures on July 1, 2024, and bears interest at the rate of 4.34% per annum. Prepayments are allowed under limited circumstances. At the maturity date, all outstanding principal, accrued and unpaid interest and all other amounts are due under the loan. The Staybridge Suites Property Loan is secured by the first priority mortgage loan and certain other agreements that encumber the Staybridge Suites property.
Hotel Indigo Traverse City Property Loan
Our operating partnership, through one of its subsidiaries, entered into a first mortgage loan on August 15, 2018, with Citizens Bank, National Association, or Citizens, as lender, in the principal amount of  $17,836,000, or the Citizens Loan, which matures on August 15, 2021, or the Maturity Date. The Citizens Loan is secured by the Hotel Indigo Traverse City property and bears interest at LIBOR plus 3.00%. On August 15, 2018, the operating partnership, through one of its subsidiaries, entered into a swap derivative contract to fix the interest rate on all but $2,744,000.00 of the Citizens Loan, or the Paydown Amount. The interest rate swap agreement was issued at market terms so that it had no fair value at its inception. After repayment of the Promissory Note, the Company anticipates using proceeds from its offering to prepay the Paydown Amount. The Citizens Loan provides for interest only monthly payments until August 15, 2019; provided, however, the interest only period will be extended to maturity if the

Paydown Amount is repaid to the Citizens Bank prior to August 15, 2019. Following August 15, 2019, in addition to any principal payments necessary to achieve the applicable DSCR (as described below), $35,000 per month in monthly principal payment generally must be paid concurrently with monthly installments of interest on the loan. With respect to first extension term, Borrower is required to achieve a debt service coverage ratio, or DSCR, of at least 1.45x and 1.50x for second and third extension terms. Any extensions require payment of extension fees to the lender of 0.10% for the first extension and 0.20% for the second and third extensions. No principal amortization will be required prior to August 15, 2019. Following August 15, 2019, in addition to any principal payments necessary to achieve the applicable DSCR, $35,000 per month in monthly principal payment shall be paid concurrently with monthly installments of interest on the loan.
Promissory Notes
Hotel Indigo Traverse City Promissory Note
On August 15, 2018, we executed a promissory note, or the Hotel Indigo Traverse City Promissory Note, in favor of our sponsor, in the principal amount of  $6,600,000 in order to fund the acquisition of the Hotel Indigo Traverse City property. The Hotel Indigo Traverse City Promissory Note accrues interest at the rate of 4.75% per annum (based on the number of actual days elapsed and a 365 day year) and has a maturity date of August 16, 2019. The Hotel Indigo Traverse City Promissory Note contains customary terms and conditions, including, without limitation, defaults for failure to pay and bankruptcy or insolvency proceedings. Upon the occurrence of a default, interest on the Hotel Indigo Traverse City Promissory Note will accrue at an annual default interest rate equal to 2.0% above the stated interest rate. The Hotel Indigo Promissory Note was approved by a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction as fair, competitive, and commercially reasonable and no less favorable to us than a comparable loan between unaffiliated parties under the same circumstances.
The following information is inserted as a new sub-section entitled “Investment Objectives, Strategy and Policies — Description of Real Estate Investments — Franchise Agreements” on page 119 of the prospectus:
Franchise Agreements
Our hotels operate under franchise agreements with a national brand that is separate from the agreement with the property manager pursuant to which the operations of the hotel are managed. Our franchise agreements give us the right to the use of the brand name, systems and marks with respect to specified hotels and establish various management, operational, record-keeping, accounting, reporting and marketing standards and procedures with which the licensed hotel must comply. In addition, the franchisor establishes requirements for the quality and condition of the hotel and its furniture, fixtures and equipment, and we are obligated to expend such funds as may be required to maintain the hotel in compliance with those requirements.
Typically, our franchise agreements provide for a license fee, or royalty, of 5% to 6% of gross room revenues. In addition, we generally pay 1.5% to 3.5% of gross room revenues as a program or reservation fees for the system-wide benefit of brand hotels.
Our typical franchise agreement provides for a term of 15 to 25 years, although some have shorter terms. The agreements typically provide no renewal or extension rights and are not assignable. If we breach one of these agreements, in addition to losing the right to use the brand name for the applicable hotel, we may be liable, under certain circumstances, for liquidated damages.

Organizational Structure
The following chart supersedes and replaces the organizational structure chart on page 36 of the “Prospectus Summary” section of the prospectus and page 164 of the “Conflicts of Interest” section of the prospectus:

(1)
To be formed.

(2)
As of the date of this prospectus supplement, TPG Hotel REIT Investor, LLC, an affiliate of our advisor, owned approximately $4,454,095 in A Shares, which were issued pursuant to a private placement.

(3)
S2K Financial LLC and Colony S2K Servicing LLC are both wholly owned subsidiaries of Colony S2K Holdings LLC. Colony S2K Servicing LLC owns 125,000 B Shares of Procaccianti Hotel REIT, Inc.

Risk Factors
The risk factor entitled “Because this is a ‘blind pool’ offering, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculative” beginning on page 58 of the prospectus is hereby superseded and replaced with the following risk factor:
Because this is a “blind pool” offering, you will not have the opportunity to evaluate our investments before we make them, which makes an investment in us more speculative.
We have not identified all of the properties we will acquire with the net proceeds from the sale of K-I Shares, K Shares and K-T Shares in this offering. Our ability to identify well-performing properties and achieve our investment objectives depends upon the performance of our advisor in the acquisition of our investments and the determination of any financing arrangements. The size of this offering increases the challenges that our advisor will face in investing our net offering proceeds promptly in attractive properties, and the continuing high demand for the type of properties we desire to purchase increases the risk that we may pay too much for the properties that we do purchase. We will seek to invest substantially all of the net proceeds from our K-I Shares, K Shares and K-T Shares, after the payment of certain fees and expenses, in a diversified portfolio of commercial real estate investments consisting primarily of hotel properties across the United States in accordance with our investment objectives and using the strategies described in this prospectus. However, you will be unable to evaluate the economic merit of specific real estate projects before we invest in them. We expect to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. We will not provide you with information to evaluate our proposed investments prior to our acquisition of those investments. Because of the illiquid nature of our shares, even if we disclose information about our potential investments before we make them, it will be difficult for you to sell your shares promptly or at all. Furthermore, our board of directors will have broad discretion in implementing investment policies. These factors increase the risk that your investment may not generate returns consistent with your expectations.
Effective November 30, 2018, the following information supersedes and replaces the risk factor entitled “You may not be able to have your K-I Shares, K Shares or K-T Shares repurchased under our share repurchase program; if you are able to have your K-I Shares, K Shares or K-T Shares repurchased under the share repurchase program, you may not be able to recover the amount of your investment” in the “Risk Factors — Risks Related to This Offering and Our Corporate Structure” section beginning on page 63 of the prospectus:
You may not be able to have your K-I Shares, K Shares or K-T Shares repurchased under the share repurchase program; if you are able to have your K-I Shares, K Shares or K-T Shares repurchased under the share repurchase program, you may not be able to recover the amount of your investment.
Our board of directors has adopted a share repurchase program available to holders of our K-I Shares, K Shares and K-T Shares, but there are significant conditions and limitations that limit your ability to have your K-I Shares, K Shares or K-T Shares repurchased under the plan. Repurchases of our K-I Shares, K Shares and K-T Shares, when requested, are at our sole discretion and generally will be made quarterly. A holder of K Shares, K-I Shares or K-T Shares, as applicable, must have beneficially held its shares for at least one year prior to offering them for sale to us through our share repurchase program, unless the K Shares, K-I Shares or K-T Shares, as applicable, are being repurchased in connection with a stockholder’s death, qualifying disability or other exigent circumstance as determined by our board of directors in its sole discretion.
The per share repurchase price will depend on the length of time you have held such shares as follows:
•
after one year from the purchase date, 92.5% of the most recent per share net asset value of the K Shares, K-I Shares or K-T Shares, as applicable;

•
after two years from the purchase date, 95% of the most recent per share net asset value of the K Shares, K-I Shares or K-T Shares, as applicable;

•
after three years from the purchase date, 97.5% of the most recent per share net asset value of the K Shares, K-I Shares or K-T Shares, as applicable; and

•
after four years from the purchase date, 100% of the most recent per share net asset value of the K Shares, K-I Shares or K-T Shares, as applicable.

Our repurchase of any K-I Shares, K Shares or K-T Shares will be limited to the extent that we do not have, as determined in our board of director’s discretion, sufficient funds available to fund any such repurchase. For additional information on our share repurchase program refer to the section entitled “Description of Capital Stock — Share Repurchase Program.”
We are not obligated to repurchase shares of our common stock under our share repurchase program. We will limit the number of shares repurchased pursuant to our share repurchase program as follows: (1) we will not repurchase in excess of 5.0% of the weighted average number of K Shares, K-I Shares and K-T Shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which repurchases are being paid (provided, however, that while shares subject to a repurchase requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be repurchased, shares subject to a repurchase requested upon the death of a stockholder will not be subject to the percentage cap); and (2) funding for the repurchase of K Shares, K-I Shares and K-T Shares will be limited to net proceeds we receive from the sale of shares under our DRIP and any other operating funds that may be authorized by our board of directors, in its sole discretion.
Additionally, in the event that any stockholder fails to maintain a minimum balance of   $2,000 of K-I Shares, K Shares or K-T Shares, we may repurchase all of the shares held by that stockholder at the NAV repurchase price in effect on the date we determine that the stockholder has failed to meet the minimum balance, less any applicable repurchase discount.
Most of our assets will consist of properties which cannot be readily liquidated without affecting our ability to realize full value upon their disposition. Therefore, we may not have sufficient liquid resources to satisfy all repurchase requests. The share repurchase program will terminate immediately if our K-I Shares, K Shares, K-T Shares or any successor securities, are listed on any national securities exchange. In addition, our board of directors may amend, suspend (in whole or in part) or terminate the share repurchase program at any time upon 30 days’ notice. Further, our board of directors reserves the right, in its sole discretion, to reject any requests for repurchases.
The provisions of our share repurchase program may limit your ability to have your shares repurchased should you require liquidity and could limit your ability to recover the amount that you invested in our K-I Shares, K Shares or K-T Shares. The terms of our share repurchase program contain fewer limitations for repurchases sought as a result of a stockholder’s death, qualifying disability (as defined under “Description of Capital Stock — Share Repurchase Program”), or other involuntary exigent circumstance, in the sole discretion of the board of directors. For more information, see “Description of Capital Stock — Share Repurchase Program”.
The risk factor entitled “We will pay substantial fees and expenses to our advisor, our property manager, and their affiliates, which payments increase the risk that you will not earn a profit on your investment” beginning on page 66 of the prospectus is hereby superseded and replaced with the following risk factor:
If we were to become internally managed, we would pay substantial fees to our advisor prior to holders of K Shares, K-I Shares and K-T Shares receiving their agreed-upon investment returns. In addition, we will pay substantial fees and expenses to our property manager and their affiliates, and will reimburse our advisor and its affiliates for expenses, which payments increase the risk that you will not earn a profit on your investment.
Pursuant to our agreements with affiliated property managers, we may pay significant property management fees to our property manager and may be obligated to reimburse our property manager for certain expenses it incurs in providing services. We also will be obligated under our advisory agreement with our advisor to reimburse our advisor and its affiliates for expenses they incur in connection with their providing services to us, including certain personnel services.
We may also pay significant fees during our listing/liquidation stage. Although most of the fees payable during our listing/liquidation stage are contingent on holders of K-I Shares, K Shares and K-T Shares first enjoying agreed-upon investment returns, affiliates of our advisor could also receive significant payments even without our reaching specific investment-return thresholds should we seek to become internally managed. Due to the apparent preference of the public markets for internally managed companies, a decision to list our shares on a national securities exchange could be preceded by a decision to become internally managed. Given our advisor’s familiarity with our assets and operations, we might prefer to become internally managed by acquiring our advisor. Even though our advisor will not receive internalization fees, such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether you received the returns on which we have conditioned other back-end compensation, and we would not be required to seek a stockholder vote to become internally managed.
These fees and other potential payments increase the risk that the amount available for distribution to stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares in this offering. Substantial consideration paid to our advisor and its affiliates also increases the risk that you will not be able to resell your shares at a profit, even if our shares are listed on a national securities exchange. See “Management Compensation.”
The risk factor entitled “The proposed SEC standard of conduct for investment professionals could impact our ability to raise capital” on page 96 of the prospectus is hereby superseded and replaced with the following:
The proposed SEC standard of conduct for investment professionals could impact our ability to raise capital.
On April 18, 2018, the SEC proposed “Regulation Best Interest,” a new standard of conduct for broker-dealers under the Securities Exchange Act of 1934, as amended, that includes: (i) the requirement that broker-dealers refrain from putting the financial or other interests of the broker-dealer ahead of the retail customer, (ii) a new disclosure document, the consumer or client relationship summary, or Form CRS, which would require both investment advisers and broker-dealers to provide disclosure highlighting details about their services and fee structures and (iii) proposed interpretative guidance that would establish a federal fiduciary standard for investment advisers. The public comment period on Regulation Best Interest ended on August 7, 2018.
Proposed Regulation Best Interest is complex and may be subject to revision or withdrawal. Plan fiduciaries and the beneficial owners of IRAs are urged to consult with their own advisors regarding the impact that proposed Regulation Best Interest may have on purchasing and holding interests in our company. Proposed Regulation Best Interest or any other legislation or regulations that may be introduced or become law in the future could have negative implications on our ability to raise capital from potential investors, including those investing through IRAs.
Questions and Answers About This Offering
The following information supersedes and replaces in its entirety the Question and Answer entitled “How does the potential return to holders of K-I Shares, K Shares and K-T Shares in this offering compare to the potential return to stockholders of other publicly registered, non-traded REITs?” in the section entitled “Questions and Answers About This Offering” beginning on page 14 of the prospectus:
How does the potential return to holders of K-I Shares, K Shares and K-T Shares in this offering compare to the potential return to stockholders of other publicly registered, non-traded REITs?
We intend to use the proceeds from the sale of A Shares to our advisor and its affiliates to fund the selling commissions, dealer manager fees, stockholder servicing fees, the difference between the applicable estimated NAV per K-I Share and the offering price of K-I Shares sold in our primary offering, the difference between any discounted purchase price and initial offering price of K-I Shares, K Shares and K-T Shares (excluding volume discount purchases) and other organization and offering expenses payable in connection with the K-I Shares, K Shares and K-T Shares. Therefore, the proceeds from the sale of K-I Shares, K Shares and K-T Shares will not be used to pay organization and offering expenses in connection with the K-I Shares, K Shares and K-T Shares, and 100% of the gross proceeds of the K-I Shares, K Shares and K-T Shares would be available to us for investment in assets.
We believe our intended use of proceeds described above will provide greater protection to holders of K-I Shares, K Shares and K-T Shares than a traditional public non-traded REIT structure in the event of a downturn in the value of our shares. As referred to herein, a traditional public non-traded REIT structure refers to a publicly registered securities offering of a REIT not listed on a national securities exchange that uses proceeds from the sale of a share of common stock to fund the selling commissions, dealer manager fees and organization and offering expenses relating to the purchase of that share of common stock. By investing 100% of the proceeds from K-I Shares, K Shares and K-T Shares in assets, we believe we provide holders of K-I Shares, K Shares and K-T Shares with a greater likelihood of preservation of capital and consistent distributions that are not funded with return of capital sources as compared to the traditional public non-traded REIT structure. In exchange for this lower risk, holders of our K-I Shares, K Shares and K-T Shares would be limited in their potential return on investment should we return in excess of 9.84% on their investment. A stockholder in a traditional public non-traded REIT structure bears a greater risk of loss in the event of a downturn in the value of the REIT’s shares than holders of K-I Shares, K Shares and K-T Shares, but, as demonstrated in the model below, could potentially earn a higher return on investment than holders of K-I Shares, K Shares and K-T Shares in this offering.
The following table provides the assumptions used to calculate the hypothetical proceeds available for investment for each of a traditional non-traded REIT structure and the company. The model following the table below illustrates the potential returns upon liquidation to a holder of K Shares in this offering and a stockholder in a traditional public non-traded REIT structure. For purposes of the model below, “Investor” refers to a Class A stockholder in a traditional public non-traded REIT structure and holders of K Shares, K-I Shares and K-T Shares in the company’s offering, and “A Share Holder” refers to the advisor or its affiliates that own A Shares of the company. We expect that holders of each of the K Shares, K-I Shares and K-T Shares in this offering will receive substantially the same return on their investment as the holders of another class of the K Shares, K-I Shares or K-T Shares, assuming such shares were purchased at the same time. The model presents a hypothetical scenario and is for illustrative purposes only, and is not indicative of our potential investment results.
		Traditional Public Non-Traded REIT Structure	Procaccianti Hotel REIT, Inc.
Capital Raised(1)		$500,000,000	$500,000,000
Selling Commission	7.00%	$(35,000,000)	$(35,000,000)
Dealer Manager Fee	3.00%	$(15,000,000)	$(15,000,000)
Other Organization and Offering Expenses	1.50%	$(7,500,000)	$(7,500,000)
A Share Holder Funding of Organization and Offering Expenses(3)		—	$57,500,000
Net Proceeds		$442,500,000	$500,000,000
Acquisition Fees(2)	1.50%	$(12,888,350)	—
Leverage	50.00%	$429,611,650	$500,000,000
Proceeds Available For Investment		$859,223,301	$1,000,000,000

(1)
Assumes that the full selling commission and dealer manager fees are paid on all shares sold.

(2)
As provided in the “Management Compensation — Acquisition Fee — Our Advisor and Our Service Provider” section on beginning on page 136 of this prospectus, the payment of acquisition fees to the company’s advisor will be deferred until the occurrence of  (i) a liquidation event (i.e., any voluntary or involuntary liquidation or dissolution of the company, including as a result of the sale of all or substantially all of the company’s assets for cash or other consideration), (ii) the company’s sale or merger in a transaction that provides stockholders with cash, securities or a combination of cash and securities, (iii) the listing of the company’s shares on a national securities exchange, or (iv) the termination (not in connection with one of the preceding events) of the advisory agreement, other than for cause, or the non-renewal of the advisory agreement. Upon a liquidation event described in clause (i) above, all of the deferred acquisition fees, plus all interest accrued thereon, will be paid only after the liquidation preference on the K-I Shares, K Shares, K-T Shares and parity securities has been paid in full to all holders of K-I Shares, K Shares, K-T Shares and parity securities, and all accrued and unpaid asset management fees and all accrued interest thereon have been paid in full. Therefore, the table above reflects that no acquisition fees have been paid to the company’s advisor, as it assumes that holders of K Shares, K-I Shares and K-T Shares have not received their liquidation preference.

(3)
“A Share Holder” refers to a holder a A Shares of the Company.

Hypothetical Return to Investors:	0.00%		9.84%(1)		10.50%		12.00%
	Traditional Public Non-Traded REIT Structure	Procaccianti Hotel REIT, Inc.	Traditional Public Non-Traded REIT Structure	Procaccianti Hotel REIT, Inc.	Traditional Public Non-Traded REIT Structure	Procaccianti Hotel REIT, Inc.	Traditional Public Non-Traded REIT Structure	Procaccianti Hotel REIT, Inc.
Proceeds Available for Investment	$859,223,301	$1,000,000,000	$859,223,301	$1,000,000,000	$859,223,301	$1,000,000,000	$859,223,301	$1,000,000,000
Assets at Liquidation(2)	$859,223,301	$1,000,000,000	$943,768,173	$1,098,396,857	$949,441,748	$1,105,000,000	$962,330,097	$1,120,000,000
Repayment of Debt	$(429,611,650)	$(500,000,000)	$(429,611,650)	$(500,000,000)	$(429,611,650)	$(500,000,000)	$(429,611,650)	$(500,000,000)
Payment of Disposition Fee(3)	(12,888,350)	—	$(14,156,523)	—	$(14,241,626)	—	$(14,434,951)	—
Return of Capital to Investor(4)	$(416,723,301)	$(500,000,000)	$(500,000,000)	$(500,000,000)	$(500,000,000)	$(500,000,000)	$(500,000,000)	$(500,000,000)
Payment of Acquisition Fee(5)	—	—	—	$(22,165,070)	—	$(22,165,070)	—	$(22,165,000)
Payment of Disposition Fee(3)	—	—	—	$(16,475,953)	—	$(16,575,000)	—	$(16,800,000)
Return of Capital to A Share Holder(6)	—	—	—	$(57,500,000)	—	$(57,500,000)	—	$(57,500,000)
Excess Cash Available for Distribution	—	—	—	2,255,834	$5,588,471	$8,759,930	$18,283,495	$23,534,930
Amount to Sponsor/Service Provider(7)	—	—	—	281,979	$838,271	$1,094,991	$2,742,524	$2,941,866
Investor Capital Returned(4)	$416,723,301	$500,000,000	$500,000,000	$500,000,000	$500,000,000	$500,000,000	$500,000,000	$500,000,000
Investor Share of Excess Cash(8)	—	—	—	1,127,917	$4,750,200	$4,379,965	$15,540,971	$11,767,465
Investor Gain/(Loss)(4)	$(83,276,699)	—	—	1,127,917	$4,750,200	$4,379,965	$15,540,971	$11,767,465
A Share Holder Gain/(Loss)(9)	—	$(57,500,000)	—	$845,938	—	$3,284,974	—	$8,825,599

(1)
A holder of K Shares, K-I Shares and/or K-T Shares in this offering would be limited in their potential return on investment as compared to a traditional public non-traded REIT investor in the event the company returns in excess of 9.84% on their investment due to the percentages of excess cash that are distributable to holders of A Shares and the Service Provider.

(2)
“Assets at Liquidation” equals the sum of   (a) the amount of Proceeds Available for Investment plus (b) the amount of Proceeds Available for Investment multiplied by the respective hypothetical percentage of return to investor.

(3)
The model assumes that the disposition fee for both the traditional public non-traded REIT structure and the company are 1.50% of the sales price of each property or real estate-related asset sold. Payment of the disposition fee to the company’s advisor will be deferred until the occurrence of  (i) a liquidation event, (ii) the company’s sale or merger in a transaction that provides stockholders with cash, securities or a combination of cash and securities, (iii) the listing of the company’s shares on a national securities exchange, or (iv) the termination (not in connection with one of the preceding events) of the advisory agreement, other than for cause, or the non-renewal of the advisory agreement. Upon a liquidation event described in clause (i), all of the deferred disposition fees, plus all interest accrued thereon, will be paid only after the liquidation preference on the K-I Shares, K Shares, K-T Shares and any parity securities has been paid in full to all holders of K-I Shares, K Shares, K-T Shares and any parity securities, and all accrued and unpaid asset management fees and all accrued interest thereon have been paid in full, and all accrued and unpaid acquisition fees (including interest thereon) have been paid in full. Therefore, for purposes of this model, the company does not pay a disposition fee until holders of K Shares, K-I Shares and K-T Shares have received their liquidation preference (i.e. return of capital).

(4)
“Investor” refers to a Class A stockholder in a traditional public non-traded REIT structure and holders of K Shares, K-I Shares and K-T Shares in the company’s offering. “Return of Capital to Investor” represents the return of an Investor’s initial investment.

(5)
The payment of the acquisition fee to the company’s advisor will be deferred until the occurrence of (i) a liquidation event (i.e., any voluntary or involuntary liquidation or dissolution of the company, including as a result of the sale of all or substantially all of the company’s assets for cash or other consideration), (ii) the company’s sale or merger in a transaction that provides stockholders with cash, securities or a combination of cash and securities, (iii) the listing of the company’s shares on a national securities exchange, or (iv) the termination (not in connection with one of the preceding events) of the advisory agreement, other than for cause, or the non-renewal of the advisory agreement. Upon a liquidation event described in clause (i) above, all of the deferred acquisition fees, plus all interest accrued thereon, will be paid only after the liquidation preference on the K-I Shares, K Shares, K-T Shares and parity securities has been paid in full to all holders of K-I Shares, K Shares, K-T Shares and parity securities, and all accrued and unpaid asset management fees and all accrued interest thereon have been paid in full. Therefore, for purposes of this model, the company does not pay an acquisition fee until holders of K Shares, K-I Shares and K-T Shares have received their liquidation preference (i.e. return of capital).

(6)
“A Share Holder” refers to a holder of A Shares of the company.

(7)
The model assumes that, with respect to a traditional public non-traded REIT structure, the Sponsor/Service Provider is entitled to receive 15% of any excess cash available for distribution. In the company’s offering, the Service Provider is entitled to receive 12.5% of any excess cash available for distribution.

(8)
The model assumes that, with respect to a traditional public non-traded REIT structure, investors are entitled to receive 85% of any excess cash available for distribution. In the company’s offering, holders of K Shares, K-I Shares and K-T Shares are entitled to receive 50% of any excess cash available for distribution.

(9)
Holders of A Shares are entitled to receive 37.5% of any excess cash available for distribution.

The following information supersedes and replaces in its entirety the Question and Answer entitled “Why are you offering three classes of common stock, and what are the similarities and differences among the classes?” in the section entitled “Question and Answers About This Offering” beginning on page 10 of the prospectus:
Why are you offering three classes of common stock, and what are the similarities and differences among the classes?
We are offering three classes of common stock in order to provide investors with more flexibility in making their investment in us and to provide participating broker-dealers with more flexibility to facilitate investment in us. K Shares and K-T Shares are available for purchase by the general public through various distribution channels; however, K-I Shares are available for purchase only (1) through fee-based programs of participating broker-dealers, also known as wrap accounts, that provide access to K-I Shares, (2) through registered investment advisers not affiliated with a participating broker-dealer, (3) by endowments, foundations, pension funds and other institutional investors, or (4) other categories of investors that we name in an amendment or supplement to this prospectus. See the answers to the questions entitled “What rights are afforded to stockholders who purchase K-I Shares, K Shares and K-T Shares?” below for the primary differences among K Shares, K-T Shares and K-I Shares. Our advisor and its affiliates have agreed to purchase A Shares in a private placement at a price equal to the applicable estimated NAV per K Share in order to provide us with funds sufficient to pay the selling commissions, dealer manager fees, stockholder servicing fees, and other organization and offering expenses related to this offering and also account for the difference between the applicable estimated NAV per K-I Share and the applicable offering price of K-I Shares in our primary offering and any amount equal to any discount to the initial offering price of K-I Shares, K Shares, and K-T Shares (excluding volume discounts). The following table summarizes the differences in the fees and selling commissions among the classes of our common stock offered in the primary offering:

	Per K-I Share	Per K Share	Per K-T Share
Primary Offering Price	$9.30	$10.00	$10.00
Selling Commissions – (1)	—	7.0%	3.0%
Dealer Manager Fee – (1)	3.0%	3.0%	3.0%
Stockholder Servicing Fee – (1)	—	—	1.0%(2)

(1)
As provided above, we do not anticipate that offering and organization expenses payable in connection with K-I Shares, K Shares and K-T Shares will be paid with offering proceeds from K-I Shares, K Shares and K-T Shares. The dealer manager may reallow all selling commissions and a portion of dealer manager fees and stockholder servicing fees to participating broker-dealers.

(2)
We will pay our dealer manager a stockholder servicing fee with respect to ongoing services provided to our holders of K-T Shares purchased in our primary offering, which ongoing services may include providing ongoing or regular account or portfolio maintenance for the stockholder, assisting with recordkeeping, responding to investor inquiries regarding distribution payments, providing services to investors related to our share repurchase program, offering to meet with the stockholder to provide overall guidance on the stockholder’s investment in us or to answer questions about account statements or valuations, and/or providing other similar services as the stockholder may reasonable require in connection with his or her investment. While we expect that the participating broker-dealer of record for a holder of K-I Shares or K Shares may provide similar services to such stockholder, it is under no contractual obligation to do so and we will not pay a stockholder servicing fee for such services. The stockholder servicing fee, which is payable from proceeds of the sale of A Shares, will be equal to 1.0%, annualized, of the amount of the estimated NAV per K-T Share for each K-T Share purchased in the primary offering. Such stockholder servicing fee will accrue daily and be paid monthly in arrears. We will cease paying the stockholder servicing fee with respect to a K-T Share sold in our primary offering at the earlier of  (i) the end of the month in which our transfer agent, on our behalf, determines that the aggregate underwriting compensation from all sources equals 10% of the gross proceeds from the sale of shares in our primary offering (i.e., excluding proceeds from sales pursuant to our DRIP), (ii) the end of the month in which our transfer agent, on our behalf, determines that total underwriting compensation, including selling commissions, dealer manager fees, stockholder servicing fees and other elements of underwriting compensation with respect to such K-T Share, would be in excess of 10% of the total gross investment amount at the time of purchase of such K-T Share in our primary offering; (iii) the end of the month in which our transfer agent, on our behalf, determines that the stockholder servicing fee with respect to such K-T Share would be in excess of 3.0% of the total gross investment amount at the time of purchase of such K-T Share in our primary offering; (iv) the date on which such K-T Share is repurchased by us; (v) the date on which the holder of such K-T Share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the stockholder servicing fee, which shall be reallowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement or otherwise agrees to provide the ongoing services set forth in the dealer manager agreement, and (vi) the listing of any class or series of our stock on a national securities exchange, the merger or consolidation of our company or the sale of all or substantially all of our assets. At the time we cease paying the stockholder servicing fee with respect to a K-T Share pursuant to the provisions above, and if such K-T Share remains outstanding, such K-T Share (including any associated K-T Share issued pursuant to the DRIP) will convert into a number of K Shares (including any fractional shares) with an equivalent estimated NAV of such K-T Share as of the date of such conversion. Stockholders will receive a confirmation notice when their K-T Shares have been converted into K Shares. We currently expect that any such conversion will be on a one-for-one basis, as we expect the estimated NAV per share of each K-T Share and K Share to be the same. Although we cannot predict the length of time over which the stockholder servicing fee will be paid due to potential changes in the estimated NAV per share of our K-T Shares, we expect to pay a maximum of  $0.30 in stockholder servicing fees with respect to an individual K-T Share, assuming such fee would be paid over approximately three years from the date of purchase and a constant estimated NAV per share of  $10.00 per K-T Share.

The following information supersedes and replace in its entirety the Question and Answer entitled “How do I subscribe for shares?” in the section entitled “Question and Answers About This Offering” on page 24 of the prospectus:
How do I subscribe for shares?
If you choose to purchase shares in this Offering and you are not already a stockholder, you will need to complete and sign, either manually or by electronic signature (except where the use of such electronic signature has not been approved), a subscription agreement, in the form attached to this prospectus as Appendix C, for a specific number of K-I Shares, K Shares and/or K-T Shares at the time you subscribe.
The following bullet point supersedes and replaces the eleventh bullet point of the Question and Answer entitled “Are there any risks involved in an investment in your shares?” in the “Questions and Answers About This Offering” section beginning on page 2 of the prospectus and the eleventh bullet point of the “Prospectus Summary — Summary Risk Factors” section beginning on page 31 of the prospectus:
•
If we were to become internally managed, we would pay substantial fees to our advisor prior to holders of K Shares, K-I Shares and K-T Shares receiving their agreed-upon investment returns. In addition, we will pay substantial fees and expenses to our property manager and their affiliates, and will reimburse our advisor and its affiliates for expenses, which payments increase the risk that you will not earn a profit on your investment.

Prior Performance Summary
The following information supersedes and replaces in its entirety the section entitled “Prior Performance Summary — Summary Information” on page 176 of the prospectus:
Summary Information
The following table presents certain summary information regarding the Procaccianti Programs for the ten-year period beginning April 1, 2008 and ending March 31, 2018:
Total Number of Programs:	38
Total Equity Raised:	$633,097,471
Total Investors:	114
Total Number of Properties Purchased:	38
Location of Properties Purchased:	United States
Aggregate Purchase Price of Properties:	$1,399,775,452
% of Commercial (Lodging)(1):	98%
% Residential(1):	2%
% New(1):	0%
% Used(1):	98%
% Construction(1):	2%
Total Properties Sold:	18

(1)
Percentage based upon aggregate purchase price.

Amended and Restated Share Repurchase Program
Effective November 30, 2018, the following information supersedes and replaces the section entitled “Description of Capital Stock — Share Repurchase Program” beginning on page 187 of the prospectus:
Amended and Restated Share Repurchase Program
Our share repurchase program, as described below, may provide eligible stockholders with limited, interim liquidity by enabling them to sell shares back to us, subject to restrictions and applicable law. Stockholders are not required to sell their shares to us. The share repurchase program is only intended to provide interim liquidity for stockholders until a liquidity event occurs, such as the commencement of execution on a plan of liquidation, the listing of our K Shares, K-I Shares or K-T Shares (or successor security) on a national securities exchange, or our merger with a listed company. We cannot guarantee that a liquidity event will occur.
Repurchase of Shares.   A holder of K Shares, K-I Shares or K-T Shares, as applicable, must have beneficially held its shares for at least one year prior to offering them for sale to us through our share repurchase program, unless the K Shares, K-I Shares or K-T Shares, as applicable, are being repurchased in connection with a stockholder’s death, qualifying disability (as defined herein) or other exigent circumstance as determined by our board of directors in its sole discretion. If you have made more than one purchase of K Shares, K-I Shares or K-T Shares in our primary offering, and/or private offering, the one-year holding period will be calculated separately with respect to each such purchase. The Company may, at its sole discretion, repurchase K Shares, K-I Shares and K-T Shares presented to the Company for cash to the extent it has sufficient funds to do so and subject to the conditions and limitations set forth herein. Repurchases of our shares generally will be made quarterly. Shares repurchased under our share repurchase program will become unissued shares and will not be resold unless such sales are made pursuant to transactions that are registered or exempt from registration under applicable securities laws. We will not pay our sponsor, board of directors, advisor or their affiliates any fees to complete transactions under the share repurchase program.
Purchase Price.   The per share repurchase price will depend on the length of time you have held such shares as follows:
•
after one year from the purchase date, 92.5% of the most recent per share net asset value of the K Shares, K-I Shares or K-T Shares, as applicable;

•
after two years from the purchase date, 95% of the most recent per share net asset value of the K Shares, K-I Shares or K-T Shares, as applicable;

•
after three years from the purchase date, 97.5% of the most recent per share net asset value of the K Shares, K-I Shares or K-T Shares, as applicable; and

•
after four years from the purchase date, 100% of the most recent per share net asset value of the K Shares, K-I Shares or K-T Shares, as applicable.

Shares repurchased in connection with a stockholder’s death or qualifying disability will be repurchased at a purchase price per share equal to 100% of the most recent per share net asset value of the K Shares, K-I Shares and K-T Shares, as applicable. Notwithstanding the foregoing, pursuant to securities laws and regulations, at any time we are engaged in an offering, the repurchase amount shall never be more than the current offering price of such shares. Shares repurchased in connection with a stockholder’s bankruptcy or other exigent circumstance, in the sole discretion of our board of directors, within one year from the purchase date will be repurchased at a price per share equal to the price per share we would pay had the stockholder held the shares for one year from the purchase date.
The purchase price for repurchased shares will be adjusted for any stock dividends, combinations, splits, recapitalizations, or similar corporate actions with respect to our common stock. If we have sold any properties and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the per share repurchase price will be reduced by the net sale proceeds per share distributed to stockholders prior to the repurchase date to the extent such distributions are not used to pay accumulated, accrued and unpaid distributions on such K Shares, K-I Shares and K-T Shares. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will occur only upon the sale of a property and the subsequent distribution of net sale proceeds.
No Encumbrances.   All shares presented for repurchase must be owned by the stockholder(s) making the presentment, or the party presenting the shares must be authorized to do so by the owner(s) of the shares. Such shares must be fully transferable and not subject to any liens or encumbrances. Upon receipt of a request for repurchase, we may conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. Any costs in conducting the Uniform Commercial Code search will be borne by us.

Holding Period.   Only our K Shares, K-I Shares and K-T Shares that have been held by the presenting stockholder for at least one year are eligible for repurchase, except under certain limited circumstances.
a.
Distribution Reinvestment Plan Shares.   In the event that we repurchase all of your shares, any shares that you purchased pursuant to our DRIP will be excluded from the one-year holding requirement. Such shares will be repurchased at a discount based on the applicable holding period of the associated primary shares. In the event that you request a repurchase of all of your shares, and you are participating in the DRIP, you will be deemed to have notified us, at the time you submit your repurchase request, that you are terminating your participation in the DRIP and have elected to receive future distributions in cash. This election will continue in effect even if less than all of your shares are accepted for repurchase unless you notify us that you wish to resume your participation in our DRIP.

b.
Death of a Stockholder.   Subject to the conditions and limitations described below, we will repurchase our K Shares, K-I Shares and K-T Shares held for less than one year upon the death of a stockholder who is a natural person, including shares held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, after receiving written notice from the estate of the stockholder, the recipient of the shares through bequest or inheritance, or, in the case of a revocable grantor trust, the trustee of such trust, who shall have the sole ability to request repurchases on behalf of the trust, within two years from the date of death. If spouses are joint registered holders of the shares, the request to repurchase the shares may be made only if both registered holders die. The waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation or other similar entity.

c.
Qualifying Disability.   Subject to the conditions and limitations described below, we will repurchase K Shares, K-I Shares and K-T Shares held for less than one year requested by a stockholder who is a natural person, including shares of our common stock held by such stockholder through a revocable grantor trust, or an IRA or other retirement or profit-sharing plan, with a “qualifying disability” as defined herein, after receiving written notice from such stockholder within two years from the date of the qualifying disability, provided that the condition causing the qualifying disability was not pre-existing on the date that the stockholder became a stockholder. The waiver of the one-year holding period will not apply to a stockholder that is not a natural person, such as a trust (other than a revocable grantor trust), partnership, corporation, or similar entity.

In order for a disability to be considered a “qualifying disability,” (1) the stockholder must receive a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the Shares to be redeemed, and (2) such determination of disability must be made by the governmental agency responsible for reviewing the disability retirement benefits that the stockholder could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” are limited to the following: (1) if the stockholder paid Social Security taxes and therefore could be eligible to receive Social Security disability benefits, then the applicable governmental agency is the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (2) if the stockholder did not pay Social Security benefits and therefore could not be eligible to receive Social Security disability benefits, but the stockholder could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency is the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management; or (3) if the stockholder did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the stockholder’s discharge from military service under conditions that were other than dishonorable and therefore could be eligible to receive military disability benefits, then the applicable governmental agency is the Veteran’s Administration or the agency charged with the responsibility for administering military disability benefits at that time if other than the Veteran’s Administration.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums, will not entitle a stockholder to the special repurchase terms applicable to stockholders with a “qualifying disability” unless permitted in the discretion of our board of directors. Repurchase requests following an award by the applicable governmental agency of disability benefits must be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits.
We understand that the following disabilities do not entitle a worker to Social Security disability benefits:
•
Disabilities occurring after the legal retirement age;

•
Temporary disabilities; and

•
Disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities will not qualify for the special repurchase terms except in the limited circumstances when the investor is awarded disability benefits by the other “applicable governmental agencies” described above. However, where a stockholder requests a repurchase of his or her shares due to a disability, and such stockholder does not have a “qualifying disability” under the terms described above, the board of directors may repurchase the stockholder’s shares in its discretion on the special terms available for a qualifying disability.
d.
Involuntary Exigent Circumstance.   Our board of directors may, in its sole discretion, waive the one-year holding period requirement in the event of involuntary exigent circumstances such as bankruptcy.

Funding and Operation of the Program.   We are not obligated to repurchase shares of our common stock under our share repurchase program. We will limit the number of shares repurchased pursuant to our share repurchase program as follows: (1) we will not repurchase in excess of 5.0% of the weighted average number of K Shares, K-I Shares and K-T Shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which repurchases are being paid (provided, however, that while shares subject to a repurchase requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be repurchased, shares subject to a repurchase requested upon the death of a stockholder will not be subject to the percentage cap); and (2) funding for the repurchase of K Shares, K-I Shares and K-T Shares will be limited to net proceeds we receive from the sale of shares under our DRIP and any other operating funds that may be authorized by our board of directors, in its sole discretion. The foregoing limits might prevent us from accommodating all repurchase requests made in any fiscal quarter or in any 12-month period, in which case quarterly repurchases will be made pro rata, except as described below. Further, our management and/or board of directors reserves the right, in its sole discretion at any time, and from time to time, to reject any request for repurchase for any or no reason.
We will determine whether we have sufficient funds and/or shares available as soon as practicable after the end of each fiscal quarter, but in any event prior to the applicable repurchase date. If we cannot purchase all shares presented for repurchase in any fiscal quarter, based upon insufficient cash available and/or the limit on the number of shares we may repurchase during any year, we will give first priority to the repurchase of deceased stockholders’ shares. While deceased stockholders’ shares will be included in calculating the maximum number of shares that may be repurchased in any annual period, they will not be subject to the annual percentage caps; therefore, if the volume of requests to repurchase deceased stockholders’ shares in a particular quarter were large enough to cause the annual cap to be exceeded, even if no other repurchase requests were processed, the repurchases of deceased stockholders’ shares would be completed in full, assuming sufficient proceeds from the sale of shares under our DRIP or other operating funds authorized by our board of directors were available. If sufficient funds are not available to pay all such repurchases in full, the requests to repurchase deceased stockholders’ shares would be honored on a pro rata basis. We will next give priority to (i) requests of stockholders with qualifying disabilities, and in the discretion of our board of directors, stockholders with another involuntary exigent circumstance, such as bankruptcy, and (ii) next, to requests for full repurchases of accounts with a balance of 100 or less K Shares, K-I Shares and/or K-T Shares at the time we receive the request, in order to reduce the expense of maintaining small accounts. Thereafter, we will honor the remaining quarterly repurchase requests on a pro rata basis. Unfulfilled requests for repurchase will be carried over automatically to subsequent repurchase periods unless a stockholder withdraws the request for repurchase five business days prior to the next repurchase date.
Deadline for Presentment.   Repurchases of our K Shares, K-I Shares and K-T Shares will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Valid repurchase requests will be honored approximately 30 days following the end of the applicable quarter, which we refer to as the “repurchase date.” Stockholders may withdraw their repurchase request at any time up to five business days prior to the repurchase date.
Account Minimum.   In the event any stockholder fails to maintain a minimum balance of  $2,000 of K Shares, K-I Shares or K-T Shares, we may repurchase all of the shares held by that stockholder at the net asset value repurchase price in effect on the date we determine that the stockholder has failed to meet the minimum balance, less any applicable repurchase discount.
Termination, Amendment or Suspension of the Program.   Our board of directors may suspend (in whole or in part) the share repurchase program at any time and from time to time upon notice to our stockholders and may amend or terminate the share repurchase program at any time upon 30 days’ prior written notice to our stockholders. We will notify our stockholders of such developments (1) in a Current Report on Form 8-K, in an annual or quarterly report, or (2) by means of a separate mailing to you. The share repurchase program will terminate immediately if our shares are listed on any national securities exchange.
For the year ended December 31, 2017, we did not repurchase any shares pursuant to our share repurchase program. For the six months ended June 30, 2018, we received valid repurchase requests related to approximately 2,500 K Shares, all of which were repurchased in full, for an aggregate purchase price of approximately $23,125 (an average of  $9.25 per K Share).
Effective November 30, 2018, the following information supersedes and replaces the section entitled “Prospectus Summary — Share Repurchase Program” beginning on page 50 of the prospectus:
Amended and Restated Share Repurchase Program
None of our capital stock is listed on a national securities exchange, and we do not intend to seek to list our stock until our independent directors believe that the listing of our stock would be in the best interest of our stockholders, if at all. In order to provide stockholders with the benefit of some interim liquidity, our board of directors has adopted a share repurchase program available to holders of our K-I Shares, K Shares, and K-T Shares, but there are significant conditions and restrictions that limit your ability to have your K-I Shares, K Shares or K-T Shares repurchased under the plan. The terms of our share repurchase program are more flexible in cases involving the death, qualifying disability, or other involuntary exigent circumstance, in the sole discretion of our board of directors, of a stockholder. See “Description of Capital Stock — Share Repurchase Program” for a definition of  “qualifying disability.”
Repurchases of our K-I Shares, K Shares, and K-T Shares, when requested, are at our sole discretion and generally will be made quarterly.
The per share repurchase price will depend on the length of time you have held such shares as follows:
•
after one year from the purchase date, 92.5% of the most recent per share net asset value of the K Shares, K-I Shares or K-T Shares, as applicable;

•
after two years from the purchase date, 95% of the most recent per share net asset value of the K Shares, K-I Shares or K-T Shares, as applicable;

•
after three years from the purchase date, 97.5% of the most recent per share net asset value of the K Shares, K-I Shares or K-T Shares, as applicable; and

•
after four years from the purchase date, 100% of the most recent per share net asset value of the K Shares, K-I Shares or K-T Shares, as applicable.

Shares repurchased in connection with a stockholder’s death or qualifying disability will be repurchased at a purchase price per share equal to 100% of the most recent per share net asset value of the K Shares, K-I Shares and K-T Shares, as applicable. Notwithstanding the foregoing, pursuant to securities laws and regulations, at any time we are engaged in an offering, the repurchase amount shall never be more than the current offering price of such shares. Shares repurchased in connection with a stockholder’s bankruptcy or other exigent circumstance, in the sole discretion of our board of directors, within one year from the purchase date will be repurchased at a price per share equal to the price per share we would pay had the stockholder held the shares for one year from the purchase date.
We are not obligated to repurchase shares of our common stock under our share repurchase program. We will limit the number of shares repurchased pursuant to our share repurchase program as follows: (1) we will not repurchase in excess of 5.0% of the weighted average number of K Shares, K-I Shares and K-T Shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which repurchases are being paid (provided, however, that while shares subject to a repurchase requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be repurchased, shares subject to a repurchase requested upon the death of a stockholder will not be subject to the percentage cap); and (2) funding for the repurchase of K Shares, K-I Shares and K-T Shares will be limited to net proceeds we receive from the sale of shares under our DRIP and any other operating funds that may be authorized by our board of directors, in its sole discretion. The foregoing limits might prevent us from accommodating all repurchase requests made in any fiscal quarter or in any 12-month period, in which case quarterly repurchases will be made pro rata, except as described below. Further, our management and/or board of directors reserves the right, in its sole discretion at any time, and from time to time, to reject any request for repurchase for any or no reason.
We will determine whether we have sufficient funds and/or shares available as soon as practicable after the end of each fiscal quarter, but in any event prior to the applicable repurchase date. If we cannot purchase all shares presented for repurchase in any fiscal quarter, based upon insufficient cash available and/or the limit on the number of shares we may repurchase during any year, we will give first priority to the repurchase of deceased stockholders’ shares. While deceased stockholders’ shares will be included in calculating the maximum number of shares that may be repurchased in any annual period, they will not be subject to the annual percentage caps; therefore, if the volume of requests to repurchase deceased stockholders’ shares in a particular quarter were large enough to cause the annual cap to be exceeded, even if no other repurchase requests were processed, the repurchases of deceased stockholders’ shares would be completed in full, assuming sufficient proceeds from the sale of shares under our DRIP or other operating funds authorized by our board of directors were available. If sufficient funds are not available to pay all such repurchases in full, the requests to repurchase deceased stockholders’ shares would be honored on a pro rata basis. We will next give priority to (i) requests of stockholders with qualifying disabilities, and in the discretion of our board of directors, stockholders with another involuntary exigent circumstance, such as bankruptcy, and (ii) next, to requests for full repurchases of accounts with a balance of 100 or less K Shares, K-I Shares and/or K-T Shares at the time we receive the request, in order to reduce the expense of maintaining small accounts. Thereafter, we will honor the remaining quarterly repurchase requests on a pro rata basis. Unfulfilled requests for repurchase will be carried over automatically to subsequent repurchase periods unless a stockholder withdraws the request for repurchase five business days prior to the next repurchase date.
Repurchases of our K Shares, K-I Shares and K-T Shares will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Valid repurchase requests will be honored approximately 30 days following the end of the applicable quarter, which we refer to as the “repurchase date.” Stockholders may withdraw their repurchase request at any time up to five business days prior to the repurchase date. For more information on the restrictions and limitations of the share repurchase program, see the “Description of Capital Stock — Share Repurchase Program” section of the prospectus.

Updates to our Experts
The following information supersedes and replaces the section entitled “Experts” on page 243 of the prospectus:
EXPERTS
The consolidated financial statements of Procaccianti Hotel REIT, Inc. as of December 31, 2017 and 2016, and for the year ended December 31, 2017 and the period August 24, 2016 (Inception) through December 31, 2016, the consolidated financial statements of Procaccianti Convertible Fund, LLC as of December 31, 2017 and for the period April 21, 2017 (Inception) through December 31, 2017, and the financial statements of Bayboro Hoteliers, LLC as of December 31, 2016 and for the year then ended and for the period January 1, 2017 through June 28, 2017, each appearing in this Prospectus and Registration Statement have been audited by Ernst &Young LLP, independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The financial statements of Grand Traverse Hotel Properties, LLC d/b/a Hotel Indigo as of December 31, 2017 and 2016, and for the years ended December 31, 2017 and 2016 appearing in this Prospectus and Registration Statement have been audited by Blum, Shapiro & Company, P.C., independent auditors, as set forth in their report therein appearing herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Management’s Discussion and Analysis of Financial Condition and Results of Operations
The following discussion and analysis of our financial condition and results of operation is substantially the same as that in our Quarterly Report on Form 10-Q that was filed with the SEC on November 14, 2018, and supplements, and should be read in conjunction with, the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 166 of the prospectus, and our condensed consolidated financial statements and the notes thereto:
Overview
We were formed on August 24, 2016, under the laws of Maryland to acquire and own a diverse portfolio of hospitality properties consisting primarily of select-service, extended-stay and compact full-service hotel properties throughout the United States. As a newly formed company, we have a limited operating history. Subscription proceeds from K Shares, K-I Shares and K-T Shares in our Private Offering and our Public Offering, as discussed below, have been and will be applied to investments in hotel properties or real estate-related investments relating to hotel properties. We will experience a relative increase in liquidity as we receive additional subscriptions for shares and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition and operation of our hotel properties.
We intend to make reserve allocations as necessary to aid our objective of preserving capital for our investors by supporting the maintenance and viability of properties we acquire in the future. If reserves and any other available income become insufficient to cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, refinancing properties or liquidating our investment in one or more properties. There is no assurance that such funds will be available, or if available, that the terms will be acceptable to us.
On September 30, 2016, we commenced our Private Offering of K Shares and Units, which are comprised of four K Shares and one A Share, for an offering price of  $10.00 per K Share and $50.00 per Unit, with a targeted maximum offering of  $150,000,000 in K Shares (including K Shares sold as part of a Unit) to accredited investors only pursuant to a confidential private placement memorandum exempt from registration under the Securities Act. We terminated our Private Offering prior to the commencement of the Public Offering, and, as of such termination, received approximately $15,582,755 in gross proceeds from the sale of K Shares and Units in the Private Offering. Of the $15,582,755 in gross proceeds received, $2,954,095 was from the sale of A Shares to TPG Hotel REIT Investor, LLC to fund organization and offering expenses associated with the K Shares and Units. With the A Share proceeds we paid $782,705 in selling commissions, $275,794 in dealer manager fees and recognized $1,083,912 in other offering costs. The number of properties and other assets we will acquire will depend upon the number of shares sold and the resulting amount of net proceeds available for investment in properties and other assets.
On August 14, 2018, we commenced our Public Offering pursuant to the Registration Statement, to offer up to $550,000,000 in shares of common stock, including $500,000,000 in shares of common stock pursuant to the primary offering, consisting of the following three share classes: K-I Shares, at an initial offering price of  $9.50 per share, K Shares, at an initial offering price of  $10.00 per share, and K-T Shares, at an initial offering price of  $10.00 per share, which reflect the estimated net asset value per share of each of the K-I Shares, K Shares, and K-T Shares as of February 28, 2018, and $50,000,000 in shares of common stock pursuant to the DRIP, at $9.50 per K-I Share, $9.50 per K Share and $9.50 per K-T Share. As of September 30, 2018, we had not sold any shares under the Public Offering.
During the year ended December 31, 2017, we entered into an option agreement pursuant to which we had the right to acquire up to a 51% interest in Procaccianti Convertible Fund, LLC, or PCF, an affiliated entity that owns two select service hotel properties, the Staybridge Suites St. Petersburg Downtown in St. Petersburg, FL and the Springhill Suites Wilmington Mayfaire in Wilmington, NC. PCF is controlled by an affiliate of our advisor. We exercised our option under the option agreement on March 29, 2018, and we purchased a 51% membership interest in PCF for $8,331,899, which is comprised of the purchase price of $8,029,519 plus $302,380 in closing costs.
On August 15, 2018, we acquired a fee simple interest in a 107-room, select-service hotel property located in Traverse City, Michigan, or TCI, for a purchase price of  $26,050,000, exclusive of closing costs and typical hotel closing date adjustments. We accounted for the transaction as an asset acquisition.

We are managed by Procaccianti Hotel Advisors, LLC, or PHA, pursuant to an Advisory Agreement by and among us, our Operating Partnership and PHA. Substantially all of our business is conducted through our Operating Partnership. We are the sole general partner of our Operating Partnership
Critical Accounting Policies
The preparation of our financial statements requires significant management judgments, assumptions and estimates about matters that are inherently uncertain. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses. There have been no significant changes to our accounting policies during the period covered by our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 other than described in Note 2 to our unaudited consolidated financial statements in this prospectus supplement in the discussion of our significant accounting policies.
Income Taxes
We intend to elect to be taxed as a REIT under the Code and intend to operate as such during the taxable year ending December 31, 2018. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at regular corporate income tax rates and generally would not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to our stockholders. However, we are, and intend to continue to be, organized and operated in such a manner as to qualify for treatment as a REIT.
We follow the income tax guidance under GAAP to recognize, measure, present and disclose in our consolidated financial statements uncertain tax positions that we have taken or expect to take on a tax return. As of September 30, 2018 and December 31, 2017, we did not have any liabilities for uncertain tax positions that we believe should be recognized in our consolidated financial statements. We have not been assessed interest or penalties by any major tax jurisdictions.
Distributions
Our board of directors may authorize distributions in excess of those required for us to maintain REIT status as it deems appropriate. We currently pay regular quarterly distributions to our stockholders. We expect to continue to pay distributions quarterly unless our results of operations, our general financial condition, applicable provisions of Maryland law or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board of directors, in its discretion, and may vary from time to time. Our board of directors’ discretion will be influenced in substantial part by its obligation to cause us to comply with the REIT requirements of the Code. We can provide no assurance that we will be able to pay distributions on our K-I Shares, K Shares or K-T Shares.
Our board of directors has adopted a policy to refrain from funding distributions with offering proceeds; instead, we plan to fund distributions from cash flows from operations and capital transactions (other than this or other securities offerings, but which may include the sale of one or more assets). However, our charter does not restrict us from paying distributions from any particular source, including proceeds from securities offerings, and our board of directors has the ability to change our policy regarding the source of distributions. However, in accordance with Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; or (2) cause our total assets to be less than the sum of our total liabilities plus, unless our charter provides otherwise, senior liquidation preferences. Our charter currently provides that amounts that would be needed, if we were to dissolve at the time of such distributions, to satisfy the preferential rights upon dissolution of holders of K-I Shares, K Shares and K-T Shares shall not be added to our total liabilities for these purposes. Subject to the preceding, our board of directors will determine the amount of distributions we will pay to our stockholders. We have not established a minimum distribution level.
Liquidity and Capital Resources
Our charter authorizes the issuance of 248,125,000 shares of capital stock, of which (a) 55,500,000 shares are classified as K Shares, (b) 55,500,000 shares are classified as K-I Shares, (c) 116,000,000 shares are classified as K-T Shares, (d)125,000 shares are classified as B Shares, and (e) 21,000,000 shares are classified as A Shares.
Our principal demands for cash will be for acquisition costs, including the purchase price of any properties, loans and securities we acquire, improvement costs, the payment of our operating and administrative expenses, continuing debt service obligations and distributions to our stockholders. Generally, we will fund our acquisitions from the net proceeds of the Private Offering and Public Offering. We intend to acquire our assets with cash, including proceeds from the Public Offering, and mortgage or other debt. Our advisor and its affiliates have agreed to purchase A Shares in a private placement in order to provide us with funds sufficient to pay the selling commissions, dealer manager fees, stockholder servicing fees, and other organization and offering expenses in connection with the Public Offering. We will use the proceeds from the sale of A Shares to fund selling commissions, dealer manager fees, stockholder servicing fees and other organization and offering expenses payable in connection with the sale of K Shares, K-I Shares and K-T Shares in the Offering.
We intend to spend approximately $1,000,000 on refurbishments to TCI, primarily relating to renovation work to the garage facility and building’s exterior. The work will be performed in the fourth quarter of 2018 and the first quarter of 2019. The funding for the forthcoming renovation was obtained through proceeds from the sale of K Shares and debt proceeds.
As a result of damage sustained from Hurricane Florence in the third quarter of 2018, we accrued $66,000 for costs associated with the hurricane at the Wilmington Hotel. We do not anticipate receiving any insurance proceeds relating to hurricane damage. The expense is recognized in the rooms and other property expenses account on the statement of operations. We will use cash from operations to fund these costs.
We expect to use debt financing as a source of capital. Our charter provides that the maximum amount of our total indebtedness shall not exceed 300% of our total “net assets” (as defined in accordance with the Statement of Policy Regarding Real Estate Investment Trusts revised and adopted by the North American Securities Administrators Association on May 7, 2007) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments; however, we may exceed that limit if approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for exceeding such limit. This charter limitation, however, does not apply to individual real estate assets or investments. In addition, it is currently our intention to limit our aggregate borrowings to 50% of the aggregate fair market value of our assets, unless borrowing a greater amount is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report following such borrowing along with justification for borrowing such a greater amount. This limitation, however, will not apply to individual real estate assets or investments. At the date of acquisition of each asset, we anticipate that the cost of investment for such asset will be substantially similar to its fair market value. However, subsequent events, including changes in the fair market value of our assets, could result in our exceeding these limits.
We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, continuing debt service obligations and the payment of distributions. We believe that our current funding sources are sufficient to meet our obligations over the next twelve months. However, our ability to finance our operations is subject to some uncertainties. Our ability to sell our assets is partially dependent upon the state of real estate markets and the ability of purchasers to obtain financing at reasonable commercial rates. We do not intend to fund distributions from offering proceeds; however, if we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, advances from our advisor, our advisor’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use offering proceeds. Subject to certain limited exceptions, there is no limit to the amount of distributions that we may pay from offering proceeds. Moreover, our board of directors may change this policy, in its sole discretion, at any time.
Potential future sources of capital include secured or unsecured financings from banks or other lenders, establishing additional lines of credit, proceeds from the sale of properties and undistributed cash flow. Note that, currently, we have not identified any additional sources of financing and there is no assurance that such sources of financings will be available on favorable terms or at all.
Sources and Uses of Cash During the Quarterly Period Ended September 30, 2018
Proceeds from the sale of common stock were partially used to fund our initial investment in hotel properties and the related costs associated with the transactions. Such proceeds were also used to pay general and administrative expenses for the nine months ended September 30, 2018. The remaining proceeds are held in liquid cash accounts. Cash balances from our investments in hotel properties were consolidated during the nine months ended September 30, 2018.
Operating Activities
During the nine months ended September 30, 2018, net cash provided by operating activities was $1,219,358, compared to the net cash used in operating activities of  $190,395 for the nine months ended September 30, 2017. The change in net cash from operating activities is primarily due to an increase in net loss and an increase in depreciation and amortization, offset by the net change in operating assets and liabilities. We did not own any properties during the nine months ended September 30, 2017. The increase in cash from operations is primarily the result of the acquisitions of PCF and TCI. We expect to continue to generate cash flows from operations as we acquire more properties.
Investing Activities
During the nine months ended September 30, 2018, net cash used in investing activities was $33,035,588, compared to $0 during the nine months ended September 30, 2017. The increase in net cash used in investing activities was primarily the result of the acquisitions of our interest in PCF and TCI during the nine months ended September 30, 2018, compared to owning no properties during the nine months ended September 30, 2017. Net cash used in investing activities during the nine months ended September 30, 2018 consisted of the following:
•
$6,739,673 of cash used for the acquisition of our interest in PCF, net of cash acquired;

•
$26,061,459 of cash used for the acquisition of TCI, net of cash acquired; and

•
$234,456 of cash used for improvements to real estate investments.

Financing Activities
During the nine months ended September 30 2018, net cash provided by financing activities was $31,108,127, of which $7,964,959 represents proceeds received through the sale of common stock. These proceeds are offset by the payment of offering costs consisting partially of selling commissions and dealer manager fees totaling $623,041 for the nine months ended September 30, 2018. We received proceeds of $17,836,000 relating to the TCI Note, offset by $223,510 of deferred financing costs incurred as a result of the TCI acquisition. Additionally, we received $6,661,071 in proceeds from loans from affiliates, of which $6,600,000 was used to fund the TCI acquisition and $61,071 was used to fund distributions to stockholders. We received $750,000 in proceeds from loans from the franchisor relating to key money at the St. Pete Hotel. An additional $311,352 of distributions was paid to stockholders with proceeds from operations. Cash flow from financing activities for the nine months ended September 30, 2018, also includes $922,875 of distributions to noncontrolling interest. During the nine months ended September 30, 2018, we repurchased $23,125 of outstanding common stock. Net cash movement provided by financing activities for the nine months ended September 30, 2017 was $2,929,250, which was the result of the issuance of $3,141,000 of common stock offset with $211,750 of commissions and dealer manager fees.
Results of Operations
The discussion that follows is based on our consolidated results of operations for the three and nine months ended September 30, 2018 and 2017. The ability to compare one period to another is affected by the acquisition of a 51% membership interest of PCF on March 29, 2018 and the acquisition of TCI on August 15, 2018. As of September 30, 2017, we had not made an investment.
Room revenue
We expect the majority of our revenues to be derived from the operation of our hotel properties. Room revenue is the product of the number of rooms sold and the average daily room rate. Room revenue was $3,344,628 and $5,872,001 for the three and nine months ended September 30, 2018, respectively. There was no room revenue for the three and nine months ended September 30, 2017, as we did not own any hotel properties during this period.
Food and beverage revenue
Food and beverage revenue was $514,332 and $605,364 for the three and nine months ended September 30, 2018, respectively. There was no food and beverage revenue for the three and nine months ended September 30, 2017, as we did not own any hotel properties during this period. These amounts are comprised of revenue realized in hotel food and beverage outlets as well as catering events.
Other operating revenue
Other operating revenue was $73,517 and $111,145 for the three and nine months ended September 30, 2018, respectively. There was no other operating revenue for the three and nine months ended September 30, 2017, as we did not own any hotel properties during this period. These amounts include ancillary hotel revenue and other items primarily driven by occupancy such as telephone/internet, parking, gift shops, and other guest services.
Rooms and other property expenses
Rooms and other property expenses were $1,726,088 and $2,821,006 for the three and nine months ended September 30, 2018, respectively, and there were no rooms and other property expenses for the three and nine months ended September 30, 2017. These amounts include rooms, food and beverage, and other operating expenses which are primarily driven by the corresponding revenue account and occupancy. These amounts also include maintenance, utilities, franchise fees, property taxes and other taxes. Other property expenses also includes additional costs incurred in September 2018, as a result of Hurricane Florence in Wilmington, North Carolina.
General and administrative
General and administrative expenses for the three and nine months ended September 30, 2018 were $852,423 and $1,680,057, respectively, which includes expenses at both the property and Company level. This balance is compared to $121,111 and $264,173 for the three and nine months ended September 30, 2017, respectively, which did not include any property level expenses as we did not own any hotel properties during this period. General and administrative expenses consist primarily of transfer agent fees, fees paid to the board of directors, sales and marketing fees, audit fees, and other professional fees.
Property management fees to affiliates
Property management fees to affiliates were $118,062 and $197,761 for the three and nine months ended September 30, 2018, respectively. There were no property management fees to affiliates for the three and nine months ended September 30, 2017. Property management fees are property level expenses equal to a certain percentage of the hotel properties’ gross revenues and we expect them to fluctuate accordingly.

Other fees to affiliates
Other fees to affiliates were $474,335 and $637,942 for the three and nine months ended September 30, 2018, respectively. There were no other fees to affiliates for the three and nine months ended September 30, 2017. Other fees include asset management fees due to PHA that are paid quarterly in arrears equal to one-fourth of 0.75% of the adjusted cost of the Company’s assets. Other fees also include acquisition fees due to an affiliate for providing services including selecting, evaluating and acquiring potential investments. This fee is equal to 1.5% of the Gross Contract Purchase Price of an investment.
Acquisition costs
There were no acquisition costs expensed for the three months ended September 30, 2018, as the acquisition costs incurred as a result of the TCI acquisition were capitalized, in accordance with Topic 805, as a component of the cost of the assets acquired. Acquisition costs relating to the purchase of a 51% interest in PCF were expensed as incurred, in accordance with Topic 810, and were $302,380 for the nine months ended September 30, 2018. There were no acquisition costs for the three and nine months ended September 30, 2017. Acquisition costs include closing costs associated with the purchase of hotel properties.
Depreciation and amortization
Depreciation and amortization expenses for the three and nine months ended September 30, 2018, were $430,292 and $779,656, respectively. These amounts include depreciation on our hotel buildings, improvements, furniture, fixtures and equipment, along with amortization of our franchise fees and certain intangibles. The Company did not own any assets during the three and nine months ended September 30, 2017.
Interest Expense
Interest expense was $475,709 and $770,118 for the three and nine months ended September 30, 2018, respectively. There was no interest expense for the three and nine months ended September 30, 2017. Interest expense represents monthly fixed rate payments on the outstanding mortgage notes payable balance. Interest expense also includes accrued interest on the outstanding asset management fees, acquisition fees and promissory notes from PHA and PCI. Also included in interest expense are the amortization of deferred financing costs and debt discounts.
Gain on acquisition
The $42,026 gain on acquisition for the nine months ended September 30, 2018, represents the gain incurred as a result of purchase of the 51% interest in PCF. The transaction was accounted for as an asset acquisition under the VIE model and therefore the difference in the fair value of the net assets acquired and consideration paid is recognized as a gain or loss. As any subsequent investments will be independent of this transaction, we cannot predict any future gains or losses but we will evaluate any future acquisitions accordingly. There was no gain associated with the TCI acquisition during the three months ended September 30, 2018.
Income tax benefit or expense
We had an income tax benefit of  $10,837 for the three months ended September 30, 2018. We had an income tax expense of  $75,703 for the nine months ended September 30, 2018. No income tax expense was recognized for the three and nine months ended September 30, 2017.
Net income or loss
For the three months ended September 30, 2018, we had a net loss of  $133,595 compared to a net loss of  $121,111 for the three months ended September 30, 2017. The increase in net loss of  $12,484 over the comparable prior year period was primarily due to an increase in operations as a result of the aforementioned acquisitions of hotel properties and increases in other fees to affiliates. For the nine months ended September 30, 2018, we had a net loss of  $634,087 compared to $264,173 for the nine months ended

September 30, 2017. The increase in net loss of  $369,914 over the comparable prior year period was primarily due to an increase in operations as a result of the aforementioned acquisitions of hotel properties and increases to acquisition costs, other fees due to affiliates, and income tax expense.
Net income attributable to noncontrolling interest
Net income relating to noncontrolling interest for the three months ended September 30, 2018, was $166,877. Net income relating to noncontrolling interest for the nine months ended September 30, 2018, was $382,519, which includes the three days of operations in the first quarter. There was no net income relating to noncontrolling interest for the three and nine months ended September 30, 2017. This amount includes net income attributable to a third-party’s 49% ownership interest in PCF and will fluctuate accordingly with any increases or decreases to net income at PCF.
Funds from Operations and Modified Funds from Operations
One of our objectives is to provide cash distributions to our stockholders from cash generated by our operations. The purchase of real estate assets and real estate-related investments, and the corresponding expenses associated with that process, is a key operational feature of our business plan in order to generate cash from operations. Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, has promulgated a measure known as funds from operations, or FFO, which we believe is an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income (loss) as determined under GAAP.
We define FFO, consistent with NAREIT’s definition, as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and asset impairment write-downs, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.
We, along with others in the real estate industry, consider FFO to be an appropriate supplemental measure of a REIT’s operating performance because it is based on a net income (loss) analysis of property portfolio performance that excludes non-cash items such as depreciation and amortization and asset impairment write-downs, which we believe provides a more complete understanding of our performance to investors and to our management, and when compared year over year, reflects the impact on our operations from trends in occupancy.
Historical accounting convention (in accordance with GAAP) for real estate assets requires companies to report its investment in real estate at its carrying value, which consists of capitalizing the cost of acquisitions, development, construction, improvements and significant replacements, less depreciation and amortization and asset impairment write-downs, if any, which is not necessarily equivalent to the fair market value of its investment in real estate assets.
The historical accounting convention requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, which could be the case if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since fair value of real estate assets historically rises and falls with market conditions including, but not limited to, inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation could be less informative.
In addition, we believe it is appropriate to disregard asset impairment write-downs as they are a non-cash adjustment to recognize losses on prospective sales of real estate assets. Since losses from sales of real estate assets are excluded from FFO, we believe it is appropriate that asset impairment write-downs in advancement of realization of losses should be excluded. Impairment write-downs are based on negative market fluctuations and underlying assessments of general market conditions. When indicators of potential impairment suggest that the carrying value of real estate and related assets may not be recoverable, we assess the recoverability by estimating whether we will recover the carrying value of the asset through undiscounted future cash flows and eventual disposition (including, but not limited to, net rooms revenues, net proceeds on the sale of property and any other ancillary cash flows at a property or group level under GAAP). If based on this analysis, we do not believe that we will be able to recover the carrying value of the real estate asset, we will record an impairment write-down to the extent that the carrying value exceeds the estimated fair value of the real estate asset. Testing for indicators of impairment is a continuous process and is analyzed on a quarterly basis. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rooms revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that we intend to have a relatively limited term of our operations, it could be difficult to recover any impairment charges through the eventual sale of the property. No impairment losses have been recorded to date.
Publicly registered, non-listed REITs, such as us, typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operations. While other start up entities may also experience significant acquisition activity during their initial years, we believe that publicly registered, non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. We will use the proceeds raised in our offering to acquire real estate assets and real estate-related investments, and we intend to begin the process of achieving a liquidity event (i.e., listing of our shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of our assets, or another similar transaction) within five to seven years after the completion of our offering stage, which is generally comparable to other publicly registered, non-listed REITs. Thus, we do not intend to continuously purchase real estate assets and intend to have a limited life. Due to these factors and other unique features of publicly registered, non-listed REIT, the Institute for Portfolio Alternatives (IPA), an industry trade group, has standardized a measure known as modified funds from operations, or MFFO, which we believe to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-listed REIT. MFFO is a metric used by management to evaluate sustainable performance and distribution policy. MFFO is not equivalent to our net income (loss) as determined under GAAP.
We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (Practice Guideline), issued by the IPA in November 2010. The Practice Guideline defines modified funds from operations as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts related to straight-line rental income and amortization of above and below intangible lease assets and liabilities; accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income (loss); nonrecurring gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan; unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting; adjustments related to contingent purchase price obligations where such adjustments have been included in the derivation of GAAP net income (loss); and after adjustments for a consolidated and unconsolidated partnership and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. Our MFFO calculation complies with the IPA’s Practice Guideline, described above. In calculating MFFO, we exclude paid and accrued acquisition fees and expenses that are reported in our condensed consolidated statements of operations. Since MFFO excludes acquisition fees and expenses, it should not be construed as a historic performance measure. Acquisition fees and expenses are paid in cash by us, and we have not set aside or put into escrow any specific amount of proceeds from our offerings to be used to fund acquisition fees and expenses. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Such fees and expenses will not be reimbursed by our advisor or its affiliates and third parties, and therefore if there are no further proceeds from the sale of shares of our common stock to fund future acquisition fees and expenses, such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties, or from ancillary cash flows. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds. Nevertheless, our advisor or its affiliates will not accrue any claim on our assets if acquisition fees and expenses are not paid from the proceeds of our offerings. Under GAAP, acquisition fees and expenses related to the acquisition of properties determined to be business combinations are expensed as incurred, including investment transactions that are no longer under consideration, and are included in acquisition related expenses in the accompanying condensed consolidated statements of operations, and acquisition fees and expenses associated with transactions determined to be an asset purchase are capitalized.
All paid and accrued acquisition fees and expenses have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the real estate asset, these fees and expenses and other costs related to such property. In addition, MFFO may not be an indicator of our operating performance, especially during periods in which properties are being acquired.
In addition, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations in accordance with GAAP.
We use MFFO and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-listed REITs, which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to publicly registered, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from the proceeds of our offering and other financing sources and not from operations. By excluding acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of its real estate assets. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as the average daily rate and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.
Presentation of this information is intended to assist management and investors in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of our performance, as an indication of our liquidity, or indicative of funds available for our cash needs, including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value since impairment write-downs are taken into account in determining net asset value but not in determining MFFO.
FFO and MFFO, as described above, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operational performance. The method used to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operation performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO. MFFO has not been scrutinized to the level of other similar non-GAAP performance measures by the SEC or any other regulatory body.

Our calculation of FFO and MFFO is presented in the following table for the three and nine months ended September 30, 2018 and 2017:
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2018	2017	2018	2017
Reconciliation of the net loss to MFFO:
Net loss	$(133,595)	$(121,111)	$(634,087)	$(264,173)
Depreciation and amortization	430,292	—	779,656	—
Amortization of deferred financing costs and debt discount as interest	19,660	—	27,142	—
Gain on acquisition	—	—	(42,026)	—
Noncontrolling interest:
Net income attributable to noncontrolling interest	(166,877)	—	(382,519)	—
Depreciation and amortization	(161,728)	—	(329,224)	—
FFO attributable to common stockholders	(12,248)	(121,111)	(581,058)	(264,173)
Acquisition fees and expenses	413,001	—	840,359	—
MFFO attributable to common stockholders	$400,753	$(121,111)	$259,301	$(264,173)

Off-Balance Sheet Arrangements
As of September 30, 2018, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.
Related-Party Transactions and Agreements
We have entered into agreements with PHA and its affiliates whereby we pay certain fees to, or reimburse certain expenses of, PHA or its affiliates for acquisition fees and expenses, asset management fees, disposition fees, property management fees, organization and offering costs and reimbursement of certain operating costs. Refer to Note 7 (Related Party Transactions) to our unaudited consolidated financial statements included in this prospectus supplement for a discussion of the various related-party transactions, agreements and fees.

Updated Financial Information
The following financial pages should be read in conjunction with the financial pages beginning on page F-1 of the prospectus:
INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
OF PROCACCIANTI HOTEL REIT, INC.

PROCACCIANTI HOTEL REIT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	September 30, 2018	December 31, 2017
ASSETS
Property and equipment, net	$65,026,368	$—
Cash	2,990,968	5,657,515
Restricted cash	1,958,444	—
Accounts receivable	473,364	—
Due from related parties	447,630	—
Prepaid expenses and other assets, net	552,831	—
Total Assets	$71,449,605	$5,657,515
LIABILITIES AND EQUITY
Liabilities
Mortgage notes payable, net	$42,052,255	$—
Accounts payable, accrued expenses and other, net	3,236,136	193,130
Due to related parties	7,632,113	33,123
Total Liabilities	52,920,504	226,253
Commitments and Contingencies
Redeemable common stock	—	—
Stockholders’ Equity
Class K common stock, $0.01 par value per share; 55,500,000 shares authorized, 1,251,118 and 549,091 shares issued and outstanding, respectively	12,511	5,491
Class K-I common stock, $0.01 par value per share; 55,500,000 shares authorized, 10 and 0 shares issued and outstanding, respectively	—	—
Class K-T common stock, $0.01 par value per share; 116,000,000 shares authorized, 10 and 0 shares issued and outstanding, respectively	—	—
Class A common stock, $0.01 par value per share; 21,000,000 shares authorized, 318,410 and 222,410 shares issued and outstanding, respectively	3,184	2,224
Class B common stock, $0.01 par value per share; 125,000 shares authorized, issued and outstanding	1,250	1,250
Additional paid-in capital	13,350,167	6,147,007
Cumulative loss	(1,708,193)	(691,587)
Cumulative distributions	(344,475)	(33,123)
Total Stockholders’ Equity	11,314,444	5,431,262
Noncontrolling interest	7,214,657	—
Total Equity	18,529,101	5,431,262
Total Liabilities and Stockholders’ Equity	$71,449,605	$5,657,515

The accompanying notes are an integral part of these condensed consolidated financial statements

PROCACCIANTI HOTEL REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues
Rooms	$3,344,628	$—	$5,872,001	$—
Food and beverage	514,332	—	605,364	—
Other operating	73,517	—	111,145	—
Total revenues	3,932,477	—	6,588,510	—
Expenses
Rooms and other property expenses	1,726,088	—	2,821,006	—
General and administrative	852,423	121,111	1,680,057	264,173
Property management fees to affiliates	118,062	—	197,761	—
Other fees to affiliates	474,335	—	637,942	—
Acquisition costs	—	—	302,380	—
Depreciation and amortization	430,292	—	779,656	—
Total expenses	3,601,200	121,111	6,418,802	264,173
Operating income (loss)	331,277	(121,111)	169,708	(264,173)
Interest expense	(475,709)	—	(770,118)	—
Gain on acquisition	—	—	42,026	—
Net income (loss) before income taxes	(144,432)	(121,111)	(558,384)	(264,173)
Income tax benefit (expense)	10,837	—	(75,703)	—
Net income (loss)	(133,595)	(121,111)	(634,087)	(264,173)
Net income attributable to noncontrolling interest	166,877	—	382,519	—
Net income (loss) attributable to common stockholders	$(300,472)	$(121,111)	$(1,016,606)	$(264,173)
Net income (loss) attributable to Class K common stockholders – basic and diluted	$(206,426)	$(36,837)	$(668,300)	$(43,890)
Net income (loss) per Class K common share – basic and diluted	$(0.17)	$(0.20)	$(0.69)	$(0.60)
Weighted average number of Class K common shares outstanding – basic and diluted	1,210,468	181,170	965,580	72,820
Net income (loss) attributable to Class K-I common stockholders – basic and diluted	$(2)	$—	$(5)	$—
Net income (loss) per Class K-I common share – basic and diluted	$(0.17)	$—	$(0.69)	$—
Weighted average number of Class K-I common shares outstanding – basic and diluted	10	—	8	—
Net income (loss) attributable to Class K-T common stockholders – basic and diluted	$(2)	$—	$(5)	$—
Net income (loss) per Class K-T common share – basic and diluted	$(0.17)	$—	$(0.69)	$—
Weighted average number of Class K-T common shares outstanding – basic and diluted	10	—	8	—
Net income (loss) attributable to Class A common stockholders – basic and diluted	$(53,819)	$(39,954)	$(205,679)	$(88,846)
Net income (loss) per Class A common share – basic and diluted	$(0.17)	$(0.20)	$(0.69)	$(0.60)
Weighted average number of Class A common shares outstanding – basic and diluted	315,562	196,500	297,153	147,408
Net income (loss) attributable to Class B common stockholders – basic and diluted	$(40,223)	$(44,320)	$(142,617)	$(131,437)
Net income (loss) per Class B common share – basic and diluted	$(0.32)	$(0.35)	$(1.14)	$(1.05)
Weighted average number of Class B common shares outstanding – basic and diluted	125,000	125,000	125,000	125,000

The accompanying notes are an integral part of these condensed consolidated financial statements

PROCACCIANTI HOTEL REIT, INC.
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(Unaudited)
	Common Stock										Additional Paid-in Capital	Cumulative Loss	Cumulative Distributions	Total Procaccianti Hotel REIT, Inc. Stockholders’ Equity	Noncontrolling Interest	Total Equity
	Class K		Class K-I		Class K-T		Class A		Class B
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE, December 31, 2017	549,091	$5,491	—	$—	—	$—	222,410	$2,224	125,000	$1,250	$6,147,007	$(691,587)	$(33,123)	$5,431,262	$—	$5,431,262
Issuance of common stock	704,527	7,045	10	—	10	—	96,000	960	—	—	7,956,954	—	—	7,964,959	—	7,964,959
Commissions on sales of common stock and related dealer manager fees	—	—	—	—	—	—	—	—	—	—	(623,041)	—	—	(623,041)	—	(623,041)
Transfers to redeemable common stock	—	—	—	—	—	—	—	—	—	—	(50,305)	—	—	(50,305)	—	(50,305)
Repurchase of common stock	(2,500)	(25)	—	—	—	—	—	—	—	—	(23,100)	—	—	(23,125)	—	(23,125)
Other offering costs to affiliates	—	—	—	—	—	—	—	—	—	—	(571,673)	—	—	(571,673)	—	(571,673)
Due from TPG Hotel REIT Investor, LLC	—	—	—	—	—	—	—	—	—	—	514,325	—	—	514,325	—	514,325
Purchase of PCF	—	—	—	—	—	—	—	—	—	—	—	—	—	—	7,755,013	7,755,013
Net income (loss)	—	—	—	—	—	—	—	—	—	—	—	(1,016,606)	—	(1,016,606)	382,519	(634,087)
Distributions paid	—	—	—	—	—	—	—	—	—	—	—	—	(311,352)	(311,352)	—	(311,352)
Distributions to noncontrolling interest	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(922,875)	(922,875)
BALANCE, September 30, 2018	1,251,118	$12,511	10	$—	10	$—	318,410	$3,184	125,000	$1,250	$13,350,167	$(1,708,193)	$(344,475)	$11,314,444	$7,214,657	$18,529,101

The accompanying notes are an integral part of these condensed consolidated financial statements

PROCACCIANTI HOTEL REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended September 30,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$(634,087)	$(264,173)
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	779,656	—
Amortization of deferred financing costs and debt discount as interest	27,142	—
Amortization of loans from franchisors	(14,521)	—
Gain on acquisition	(42,026)	—
Non-cash expenses	—	29,528
Changes in operating assets and liabilities:
Accounts receivable	(261,580)	—
Due from related parties	(504,978)	—
Prepaid expenses and other assets	(119,541)	—
Accounts payable, accrued expenses and other	1,051,374	44,250
Due to related parties	937,919	—
Net cash provided by (used in) operating activities	1,219,358	(190,395)
Cash Flows from Investing Activities:
Investment in PCF, net of cash acquired	(6,739,673)	—
Acquisition of hotel property, net	(26,061,459)	—
Capital improvements	(234,456)	—
Net cash used in investing activities	(33,035,588)	—
Cash Flows from Financing Activities:
Proceeds from issuance of common stock	7,964,959	3,141,000
Payment of commissions and dealer manager fees	(623,041)	(211,750)
Proceeds from mortgage note	17,836,000	—
Payment of deferred financing costs	(223,510)	—
Proceeds from loans from affiliates	6,661,071	—
Proceeds from loans from franchisors	750,000	—
Distributions to stockholders	(311,352)	—
Distributions to noncontrolling interest	(922,875)	—
Repurchase of common stock	(23,125)	—
Net cash provided by financing activities	31,108,127	2,929,250
Increase (decrease) in cash and cash equivalents and restricted cash	(708,103)	2,738,855
Cash and cash equivalents and restricted cash, beginning of period	5,657,515	278,276
Cash and cash equivalents and restricted cash, end of period	$4,949,412	$3,017,131

The accompanying notes are an integral part of these condensed consolidated financial statements

Supplemental Disclosure of Cash Flow Information
The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the consolidated balance sheet to the amount shown in the consolidated statement of cash flows:
	Nine Months Ended September 30,
	2018	2017
Cash and cash equivalents	$2,990,968	$3,017,131
Restricted cash	1,958,444	—
Total cash and cash equivalents and restricted cash shown on the consolidated statements of cash flows	$4,949,412	$3,017,131
Supplemental Disclosure of Noncash Transactions
Issuance of Class A common stock to TPG Hotel REIT Investor, LLC	$—	$648,000
Offering costs paid to affiliate with Class A common stock	$(514,325)	$(259,400)
(Increase) Decrease in Due from TPG Hotel REIT Investor, LLC	$514,325	$(359,072)
The accompanying notes are an integral part of these condensed consolidated financial statements

Procaccianti Hotel REIT, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Note 1 — Organization and Description of Business
Procaccianti Hotel REIT, Inc. (Company) was incorporated under the general corporation laws of the State of Maryland on August 24, 2016. The Company expects to use the proceeds from its Private Offering (defined below) and Public Offering (defined below) to acquire and own a diverse portfolio of hospitality properties consisting primarily of select-service, extended-stay, and compact full-service hotel properties throughout the United States. The Company intends to elect to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2018. Substantially all of the Company’s business will be conducted through Procaccianti Hotel REIT, L.P., a Delaware limited partnership that is wholly-owned by the Company (Operating Partnership). The Company is the sole general partner of the Operating Partnership.
On September 30, 2016, the Company commenced a private offering (Private Offering) of shares of Class K common stock, $0.01 par value per share (K Shares) and units, which are comprised of four K Shares and one share of Class A common stock, $0.01 par value per share (Units), for $10.00 per K Share and $50.00 per Unit, with a targeted maximum offering of  $150,000,000 in K Shares (including K Shares sold as part of a Unit) to accredited investors only pursuant to a confidential private placement memorandum exempt from registration under the Securities Act of 1933, as amended (the Securities Act). The Company terminated its Private Offering prior to the commencement of the Public Offering, and, as of such termination, received approximately $15,582,755 in gross proceeds from the sale of K Shares and Units in the Private Offering. Of the $15,582,755 in gross proceeds raised, $2,954,095 was from the sale of shares of Class A common stock (A Shares) to TPG Hotel REIT Investor, LLC to fund organization and offering expenses associated with the K Shares and Units. With the A Share proceeds, the Company paid $782,705 in selling commissions, $275,794 in dealer manager fees and recognized $1,083,912 in other offering costs for the duration of the Private Offering.
On August 14, 2018, the Company commenced its initial public offering (Public Offering) pursuant to a registration statement on Form S-11 (Registration No. 333-217578) (Registration Statement), filed under the Securities Act with the U.S. Securities and Exchange Commission (SEC), to offer up to $550,000,000 in shares of common stock, including $500,000,000 in shares of common stock pursuant to the primary offering, consisting of the following three share classes: Class K-I common stock, (K-I Shares), at an initial offering price of  $9.50 per share, K Shares, at an initial offering price of  $10.00 per share, and Class K-T common stock, (K-T Shares), at an initial offering price of  $10.00 per share, which reflect the estimated net asset value per share of each of the K-I Shares, K Shares, and K-T Shares as of February 28, 2018, and $50,000,000 in shares of common stock pursuant to the Company’s distribution reinvestment plan (the DRIP) at $9.50 per K-I Share, $9.50 per K Share and $9.50 per K-T Share. As of September 30, 2018, the Company had not sold any shares under the Public Offering.
The Company is managed by Procaccianti Hotel Advisors, LLC (PHA) pursuant to an Advisory Agreement by and among the Company, its Operating Partnership and PHA. PHA is an affiliate of the Company’s sponsor, Procaccianti Companies, Inc. (PCI).
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying condensed consolidated financial statements of the Company and its subsidiaries are unaudited. Certain information and disclosures required by U.S. generally accepted accounting principles (GAAP) for complete financial statements have been condensed or omitted. The Company believes the disclosures made are adequate to make the information presented not misleading. However, the accompanying condensed consolidated financial statements should be read in conjunction with the financial statements and notes as of and for the year ended December 31, 2017, included in the prospectus portion of the Registration Statement. In the opinion of management, all adjustments, which include only normal

Procaccianti Hotel REIT, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

recurring adjustments considered necessary for a fair and consistent presentation, have been included in these condensed consolidated financial statements. Operating results for the three and nine months ended September 30, 2018, are not necessarily indicative of the results that may be expected for the year ending December 31, 2018.
The condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions are eliminated in consolidation.
As discussed in Note 3 — “Investments in Hotels”, the Company acquired a 51% interest in, and became a co-manager of, Procaccianti Convertible Fund, LLC (PCF) on March 29, 2018. The Company determined that PCF is a variable interest entity (VIE) as defined under the Consolidation Topic (Topic 810) of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC). The Company has the power to direct the activities that most significantly impact PCF’s performance and the obligation to absorb losses or the right to receive benefits from PCF that could be significant to PCF and is, therefore, the primary beneficiary of PCF and consolidates the accounts of PCF. The assets of PCF were $39,676,840 at September 30, 2018, and consist primarily of land, building, furniture, fixtures, and equipment. The liabilities of PCF were $26,500,145 at September 30, 2018, and consist primarily of long-term debt. The assets of PCF are available to satisfy PCF’s obligations.
The Company has no foreign operations or assets and its operating structure includes only one segment.
Use of Estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assumptions and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Fair Value of Financial Instruments
Under GAAP, the Company is required to measure certain financial instruments at fair value on a recurring basis. The accompanying condensed consolidated balance sheets include the following financial instruments: cash, restricted cash, accounts receivable and mortgage notes payable.
The Company considers the carrying value of cash, restricted cash, and accounts receivable to approximate the fair value of these financial instruments based on the short duration between origination of the instruments and their expected realization.
A fair value measurement is based on the assumptions that market participants would use in pricing an asset or liability in an orderly transaction. The hierarchy for inputs used in measuring fair value is as follows:
•
Level 1: unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

•
Level 2: quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which significant inputs and significant value driers are observable in active markets; and

•
Level 3: prices or valuation techniques where little or no market data is available that requires inputs that are both significant to the fair value measurement and unobservable.

In accordance with the guidance and methodology discussed in Note 3 — “Investments in Hotels”, the Company determined the fair value of the mortgage notes payable as of the acquisition date. The Company estimated the fair value of the PCF mortgage notes payable using a discounted cash flow analysis using

Procaccianti Hotel REIT, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

borrowing rates available to the Company for debt instruments with similar terms and maturities. These financial instruments are valued using Level 2 inputs. As of September 30, 2018, the estimated fair value of the PCF mortgage notes payable was $23,677,749, compared to the carrying value of  $24,427,348. The Company considers the carrying value of the TCI (as defined below) mortgage note payable to approximate the fair value of the financial instrument based on the short duration between the date the loan was entered into, August 15, 2018, and the current balance sheet date.
Revenue Recognition
Revenue is generally recognized as services are performed. Revenue represents primarily rooms, food and beverage and other fees.
Restricted Cash
The Company maintains reserves for property taxes and capital improvements as required by the debt agreements. At September 30, 2018, reserves for property taxes were $335,526 and reserves for capital improvements were $1,602,588. The Company also included $20,330 of guest advance deposits as restricted cash at September 30, 2018.
Accounts Receivable
The Company records its accounts receivable at cost. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on its history of past write offs, collections and current credit conditions. Accounts are written off based on management’s evaluation of the collectability of each account resulting from collection efforts. The Company has determined that no allowance for doubtful accounts was necessary at September 30, 2018.
Presentation of Sales Tax
The Company collects sales tax from all nonexempt customers and remits the entire amount to the appropriate states upon collection from the customer. The Company’s accounting policy is to exclude the tax collected and remitted to the state from revenue and expense.
Per Share Data
The Company calculates its basic and diluted earnings per common share (EPS) utilizing the two-class method. Under the two-class method both basic and diluted EPS are calculated for each class of common stock considering distributions declared and accumulated, and the rights of common shares and participating securities in any undistributed earnings. Undistributed earnings are allocated to all outstanding common shares based on the relative percentage of each class of shares to the total number of outstanding shares.

Procaccianti Hotel REIT, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

The Company’s calculated earnings per share for the three and nine months ended September 30, 2018 and 2017, were as follows:
	Three Months Ended September 30,		Nine months Ended September 30,
	2018	2017	2018	2017
Net Loss	$(300,472)	$(121,111)	$(1,016,606)	$(264,173)
Less: Class K Common Stock dividends declared and accumulated	183,082	27,399	433,362	32,679
Less: Class K-I Common Stock dividends declared and accumulated	2	—	4	—
Less: Class K-T Common Stock dividends declared and accumulated	2	—	4	—
Less: Class A Common Stock dividends declared and accumulated	47,723	29,717	133,353	66,152
Undistributed net loss	$(531,281)	$(178,227)	$(1,583,329)	$(363,004)
Class K Common Stock:
Undistributed net loss	$(389,508)	$(64,236)	$(1,101,662)	$(76,569)
Class K Common Stock dividends declared and accumulated	183,082	27,399	433,362	32,679
Net loss	$(206,426)	$(36,837)	$(668,300)	$(43,890)
Net loss per common share, basic and diluted	$(0.17)	$(0.20)	$(0.69)	$(0.60)
Weighted average number of common shares outstanding, basic and diluted	1,210,468	181,170	965,580	72,820
Class K-I Common Stock:
Undistributed net loss	$(4)	$—	$(9)	$—
Class K-I Common Stock dividends declared and accumulated	2	—	4	—
Net loss	$(2)	$—	$(5)	$—
Net loss per common share, basic and diluted	$(0.17)	$—	$(0.69)	$—
Weighted average number of common shares outstanding, basic and diluted	10	—	8	—
Class K-T Common Stock:
Undistributed net loss	$(4)	$—	$(9)	$—
Class K-T Common Stock dividends declared and accumulated	2	—	4	—
Net loss	$(2)	$—	$(5)	$—
Net loss per common share, basic and diluted	$(0.17)	$—	$(0.69)	$—
Weighted average number of common shares outstanding, basic and diluted	10	—	8	—
Class A Common Stock:
Undistributed net loss	$(101,542)	$(69,671)	$(339,032)	$(154,998)
Class A Common Stock dividends declared and accumulated	47,723	29,717	133,353	66,152
Net loss	$(53,819)	$(39,954)	$(205,679)	$(88,846)
Net loss per common share, basic and diluted	$(0.17)	$(0.20)	$(0.69)	$(0.60)
Weighted average number of common shares outstanding, basic and diluted	315,562	196,500	297,153	147,408
Class B Common Stock:
Undistributed net loss	$(40,223)	$(44,320)	$(142,617)	$(131,437)
Net loss per common share, basic and diluted	$(0.32)	$(0.35)	$(1.14)	$(1.05)
Weighted average number of common shares outstanding, basic and diluted	125,000	125,000	125,000	125,000

New Accounting Standards
In May 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-09, “Revenue from Contracts with Customers (Topic 606)” (ASU No. 2014-09). The core principle of ASU No. 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity applies a five-step model: (1) identify the contract(s)

Procaccianti Hotel REIT, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when (or as) the entity satisfies a performance obligation.
In March 2016, the FASB clarified the principal versus agent guidance in ASU No. 2014-09 with its issuance of ASU No. 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net)” (ASU No. 2016-08). In particular, ASU No. 2016-08 clarifies how an entity should identify the unit of accounting for the principal versus agent evaluation and how it should apply the control principle to certain types of arrangements, such as service transactions, by explaining what a principal controls before the specified good or service is transferred to the customer. In addition, ASU No. 2016-08 reframes the indicators to focus on evidence that an entity is acting as a principal rather than as an agent.
In May 2016, the FASB amended ASU No. 2014-09’s guidance on transition, collectability, noncash consideration and the presentation of sales and other similar taxes with its issuance of ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients” (ASU No. 2016-12). ASU No. 2016-12 allows an entity to make an accounting policy election to exclude from the transaction price certain types of taxes collected from a customer if it discloses that policy.
The Company adopted ASU No. 2014-09, along with the related clarifications and amendments in ASU No. 2016-08 and ASU No. 2016-12, on January 1, 2018. As the Company did not generate hotel revenues until March 29, 2018, there were no transition adjustments necessary.
In February 2016, the FASB issued ASU No. 2016-02, Leases, which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). ASU No. 2016-02 requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase of the leased asset by the lessee. This classification will determine whether the lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right of use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales type leases, direct financing leases and operating leases. ASU No. 2016-02 is effective for reporting periods beginning after December 15, 2018, with early adoption permitted. The Company is currently assessing the potential impact the adoption of ASU No. 2016-02 will have on the condensed consolidated financial statements.
In November 2016, the FASB issued ASU No. 2016-18, “Statement of Cash Flows (Topic 230): Restricted Cash (a consensus of the FASB Emerging Issues Task Force)” (ASU No. 2016-18), which requires entities to show the changes in total cash, cash equivalents, restricted cash and restricted cash equivalents in the statement of cash flows. As a result, entities no longer present transfers between cash and cash equivalents and restricted cash and restricted cash equivalents in the statement of cash flows. When cash, cash equivalents, restricted cash and restricted cash equivalents are presented in more than one line item on the balance sheet, the guidance requires a reconciliation of the totals in the statement of cash flows to the related caption in the balance sheet. The Company adopted ASU No. 2016-18 on January 1, 2018. As a result, amounts included in restricted cash on the Company’s condensed consolidated balance sheets are included with cash and cash equivalents on the consolidated statements of cash flows. A reconciliation of the totals in the statement of cash flows to the related caption in the balance sheet has been added as a supplemental disclosure to the Company’s condensed consolidated statements of cash flows.
In January 2017, the FASB issued ASU No. 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business” (ASU No. 2017-01), which changes the definition of a business to assist entities with evaluating when a set of transferred assets and activities is a business. Under the new guidance, an

Procaccianti Hotel REIT, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

entity first determines whether substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets. If this threshold is met, the set of transferred assets and activities is not a business. If it is not met, the entity then evaluates whether the set meets the requirement that a business include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create outputs. The Company adopted ASU No. 2017-01 on January 1, 2018. The Company will analyze future hotel acquisitions to determine if the transaction qualifies as the purchase of a business or an asset. Transaction costs associated with asset acquisitions will be capitalized, while the same costs associated with a business combination will continue to be expensed as incurred. In addition, asset acquisitions will not be subject to a measurement period, as are business combinations.
Note 3 — Investments in Hotels
Investment in PCF
On March 29, 2018, the Company became a co-manager of and acquired a 51% membership interest in PCF, for a purchase price of  $8,029,519 plus $302,380 in closing costs. The Company also incurred an acquisition fee of  $124,978 due to PHA (see Note 7). The Company financed the transaction with proceeds from the sale of K Shares and A Shares in the Private Offering.
PCF is a Delaware limited liability company formed on April 21, 2017, to acquire, own and operate two hotel properties. PCF acquired the Springhill Suites Wilmington, which is a 120-room hotel located in Wilmington, North Carolina, (Wilmington Hotel) on May 24, 2017, and the Staybridge Suites St. Petersburg, which is a 119-room hotel located in St. Petersburg, Florida (St. Pete Hotel) on June 29, 2017.
At September 30, 2018, the noncontrolling interest reported in the Company’s condensed consolidated financial statements represents third parties’ aggregate 49% interest in PCF. As the Company invested in PCF on March 29, 2018, there is no noncontrolling interest presented for prior periods.
The Company concluded its investment in PCF was an asset acquisition in accordance with ASC 805, Business Combinations (Topic 805), as substantially all of the fair value of the gross assets acquired by the Company is concentrated in a group of similar identifiable assets. In accordance with Topic 810, in an asset acquisition under the VIE model, the difference in the fair value of the assets acquired and consideration paid is recognized in the income statement as a gain or loss on the transaction. Costs incurred as part of the asset acquisition transaction are not considered a component of the consideration transferred nor capitalized as a part of the cost of the assets acquired. In accordance with this guidance, the fair value of the assets acquired and liabilities assumed in the acquisition were recorded by the Company as follows and $302,380 of acquisition costs were expensed:
Fair Value at March 29, 2018
Land	$5,005,069
Building and improvements	30,803,265
Furniture, fixtures, and equipment	3,481,075
Construction in progress	33,238
Cash and restricted cash	1,289,846
Other assets	458,894
Total assets acquired	41,071,387
Long-term debt	(24,412,623)
Other liabilities assumed	(832,206)
Net assets acquired	$15,826,558
Fair value of controlling interest	$8,071,545
Purchase price	8,029,519
Gain on acquisition	$42,026

Procaccianti Hotel REIT, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

The Company determined the acquisition date fair values of all assets acquired and liabilities assumed using methods similar to those used by independent appraisers, including using a discounted cash flow analysis that uses appropriate discount or capitalization rates and available market information where applicable. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions.
Investment in TCI
On August 15, 2018, the Company, through a wholly-owned subsidiary of its Operating Partnership, acquired a fee simple interest in a 107-room, select-service hotel property, the Hotel Indigo, located in Traverse City, Michigan (TCI) for a purchase price of  $26,050,000, exclusive of closing costs and typical hotel closing date adjustments. The Company also incurred an acquisition fee of  $413,001 due to PHA (see Note 7). The Company financed the transaction with a combination of  (1) an unsecured loan made to the Company on August 15, 2018, by PCI in the principal amount of  $6,600,000 with an interest rate of 4.75% per annum, evidenced by a promissory note, (2) net proceeds from the Private Offering and (3) proceeds from a first mortgage loan in the principal amount of  $17,836,000, entered into on August 15, 2018.
The Company concluded that its investment in TCI was an asset acquisition and accounted for the acquisition as such, in accordance with Topic 805. Costs incurred as part of the asset acquisition transaction are considered a component of the consideration transferred and capitalized as a part of the cost of the assets acquired. In accordance with this guidance, the Company capitalized $234,441 of acquisition costs. The Company further adjusted the purchase price for a credit received on the settlement statement relating to parking lot repairs required at TCI, which resulted in a $41,000 reduction to the purchase price. The Company allocated the adjusted purchase price of  $26,243,441 to the acquired assets, consisting of land, building, and furniture and fixtures, based on their respective fair values.
Fair Value at August 15, 2018
Land	$2,982,000
Building	22,377,124
Furniture and fixtures	884,317
Total acquired assets	$26,243,441

The Company utilized an independent appraisal, as well as hotel construction costs and other available market date, to assist in the determination of the fair values of the tangible assets of an acquired property.
Note 4 — Other Assets
Included in other assets at September 30, 2018, are franchise fees of  $209,444. The Company’s hotel properties each are operated pursuant to franchise agreements. The term of each current franchise agreement is for a 20 to 25-year period and the agreements require the Company to, among other things, pay monthly fees that are calculated based on specified percentages of certain revenues.
Note 5 — Mortgage Notes Payable
Included in mortgage notes payable at September 30, 2018, is a $13,325,000 mortgage payable secured by the St. Pete Hotel (St. Pete Note), a $11,268,000 mortgage payable secured by the Wilmington Hotel (Wilmington Note) and a $17,836,000 mortgage payable secured by TCI (TCI Note).
The St. Pete Note requires monthly interest payments at 4.34% through August 1, 2020, and subsequent to August 1, 2020, monthly principal and interest payments of  $66,255 through July 1, 2024. The St. Pete Note is collateralized by the St. Pete Hotel, including equipment, and has been guaranteed by TH Investment Holdings II, LLC, an affiliate of PCI. The Wilmington Note requires monthly interest payments at 4.49% through June 1, 2020, and subsequent to June 1, 2020, monthly principal and interest

Procaccianti Hotel REIT, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

payments of  $57,026 through June 1, 2024. The Wilmington Note is collateralized by the Wilmington Hotel, including equipment, and has been guaranteed by TH Investment Holdings II, LLC, an affiliate of PCI. The St. Pete Note and the Wilmington Note contain customary affirmative covenants, negative covenants and events of default and at September 30, 2018, the Company was in compliance with such covenants.
The TCI Note bears interest at a LIBOR plus 3.00%. On August 15, 2018, the effective date, TCI entered into an interest rate swap derivative contract with a notional amount of  $15,092,000 and a strike rate of 2.80%. The interest rate swap contract terminates on August 15, 2021. The notional amount covers all but $2,744,000 of the TCI Note (Paydown Amount). After paydown of the Promissory Note (see Note 7), the Company anticipates using proceeds from the sale of K Shares to prepay the Paydown Amount. The TCI Note provides for interest only monthly payments until August 15, 2019; provided, however, the interest only period will be extended to maturity if the Paydown Amount is repaid prior to August 15, 2019. The principal amount will be due on the maturity date, which is August 15, 2021; provided, however, the maturity date may be extended by up to three additional one-year periods, provided no default exists and with prior written notice of at least 45 days before scheduled maturity. The TCI Note is collateralized by TCI, including equipment, and has been guaranteed by TH Investment Holdings II, LLC, an affiliate of PCI. The TCI Note contains customary affirmative covenants, negative covenants and events of default and at September 30, 2018, the Company was in compliance with such covenants.
Also included in mortgage notes payable as of September 30, 2018, are $223,510 of deferred financing costs incurred with the TCI Note and $180,377 debt discount relating to the St. Pete Note and the Wilmington Note. For the three and nine months ended September 30, 2018, the Company amortized $19,660 and $27,142, respectively, of deferred finance costs and debt discounts. These amounts are included in interest expense on the statement of operations.
Note 6 — Loans from Franchisors
Included in accounts payable, accrued expenses and other liabilities on the balance sheet at September 30, 2018, is $1,099,909 of net key money loans received from franchisors or assumed upon acquisition. In accordance with the loan agreement with the respective franchisor, funds were released to the applicable hotel properties upon completion of a change of ownership, property improvement plan, and inspection and subsequent approval of the completed work by the franchisor. The outstanding principal balances of the loans are reduced on a straight-line basis over the remaining life of the franchise agreement. As of September 30, 2018, the Company had received $750,000 in loans from franchisors relating to the St. Pete Hotel and assumed a liability of  $364,430 in connection with the TCI acquisition. During the three months ended September 30, 2018, the Company recorded $1,114,430 in key money liabilities and amortized $14,521 as a reduction of franchise fees, which is included in rooms and other property expenses on the statement of operations.
Note 7 — Related Party Transactions
The Company entered into an amended and restated advisory agreement on August 2, 2018, with PHA and the Operating Partnership, which amended and restated the advisory agreement by and among the Company, PHA and the Operating Partnership, dated September 30, 2016 (Advisory Agreement). Pursuant to the Advisory Agreement, PHA oversees the Company’s day-to-day operations, including the provision of general ledger accounting, fund accounting, legal services, investor relations, and other administrative services. PHA will also perform, or oversee the performance of, the Company’s corporate operations and required administrative services, which will include being responsible for the financial records the Company is required to maintain and preparing reports to stockholders and reports filed with the SEC. In addition, PHA assists an independent valuation firm and the Company’s board of directors in calculating and determining the Company’s net asset value (NAV), and will assist the Company in overseeing the preparation and filing of its tax returns, the payment of its expenses and for the performance of

Procaccianti Hotel REIT, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

administrative and professional services rendered to the Company by others. The Advisory Agreement has a one-year term, subject to renewals upon mutual consent of PHA and the Company’s independent directors for an unlimited number of successive one-year periods.
The Company will reimburse PHA for costs incurred in providing these administrative services. PHA will be required to allocate the cost of such services to the Company based on objective factors such as total assets, revenues and/or time allocations. At least annually, the Company’s board of directors will review the amount of administrative services expense reimbursable to PHA to determine whether such amounts are reasonable in relation to the services provided. As of September 30, 2018, PHA has forfeited its right to collect reimbursement for providing these administrative services provided through such date.
The Company will pay PHA certain fees pertaining to services provided. These fees include the following:
Acquisition Fee:   Fee for providing services including selecting, evaluating and acquiring potential investments, or the acquisition fee. The total acquisition fee payable to PHA shall equal 1.5% of the Gross Contract Purchase Price of an investment, which as defined in the Advisory Agreement, represents the amount actually paid or allocated in respect of the purchase of an investment, inclusive of acquisition expenses and any indebtedness assumed or incurred. Payment of such fee will be deferred until the occurrence of a (i) liquidation event (i.e., any voluntary or involuntary liquidation or dissolution of the Company, including as a result of the sale of all or substantially all of the Company’s assets for cash or other consideration), (ii) the Company’s sale or merger in a transaction that provides stockholders with cash, securities or a combination of cash and securities, (iii) the listing of the Company’s shares of common stock on a national securities exchange, or (iv) the termination of the Advisory Agreement, other than for cause, or the non-renewal of the Advisory Agreement. The deferred acquisition fees will accrue interest at a cumulative, non-compounded rate of 6% annum. The preceding clauses (ii) and (iii) are defined as an “Other Liquidity Event”.
Asset Management Fee:   Quarterly fee equal to one-fourth of 0.75% of the adjusted cost of the Company’s assets and the amounts actually paid or allocated in respect of the acquisition of loans, before reduction for depreciation, amortization, impairment charges, and cumulative acquisition costs charged to expense in accordance with GAAP, or the asset management fee. The adjusted cost will include the purchase price, acquisition expenses, capital expenditures, and other customary capitalized costs. The asset management fee will be payable quarterly in arrears, based on adjusted cost on the last date of the prior quarter, adjusted for appropriate closing dates for individual investments. Payment of the asset management fee will be deferred on a quarterly basis if at any time all accumulated, accrued, and unpaid distributions have not been paid in full to holders of the K-I Shares, K Shares, K-T Shares and any parity securities. Any such deferred asset management fees will accrue interest at a cumulative, non-compounded rate of 6% per annum.
Disposition Fee:   Fee for providing a substantial amount of services in connection with the sale of a property or real estate-related assets, as determined by a majority of the Company’s independent directors, or the disposition fee. The disposition fee will equal one-half of the brokerage commissions paid on the sale of an investment. In no event will the disposition fee exceed 1.5% of the sales price of each investment. Payment of the disposition fee to PHA will be deferred until the occurrence of  (i) a liquidation event, (ii) an Other Liquidity Event, or (iii) the termination of the Advisory Agreement, other than for cause, or the non-renewal of the Advisory Agreement. The deferred disposition fees will accrue interest at a cumulative, non-compounded rate of 6% per annum.
For the three and nine months ended September 30, 2018, the Company incurred $61,334 and $99,962 in asset management fees, respectively. For the three and nine months ended September 30, 2018, the Company incurred $413,001 and $537,980 in acquisition fees, respectively. There were no asset management fees or acquisition fees incurred for the three and nine months ended September 30, 2017. Asset management and acquisition fees are included in other fees to affiliates on the statement of operations and

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in due to related parties on the balance sheet. Accrued interest on the outstanding asset management fees was $1,320 and $1,899 for the three and nine months ended September 30, 2018, respectively, and is included in interest expense on the statement of operations and in due to related parties on the balance sheet. Accrued interest on the outstanding acquisition fee was $5,013 and $6,944 for the three and nine months ended September 30, 2018, respectively, and is included in interest expense on the statement of operations and in due to related parties on the balance sheet. There were no disposition fees incurred for the three and nine months ended September 30, 2018 and 2017.
The Company will reimburse PHA for acquisition expenses actually incurred (excluding personnel costs) related to selecting, evaluating, and making investments on the Company’s behalf. All acquisition expenses as of September 30, 2018, have been paid directly by the Company and there have been no reimbursements to PHA.
The Company has combined subordinated promissory notes of  $94,194 from PHA that bear interest at the current blended long term applicable federal rate (AFR). The blended long term AFR was 2.81% and 2.80% for the three and nine months ended September 30, 2018, respectively. The maturity date of the notes is the date after all outstanding K shares of the Company have received all accumulated, accrued and unpaid distributions due and owing under the terms of the Company’s organization documents and the liquidation preference on the K shares pursuant to the Company’s organization documents has been paid in full, as well as upon any event of default. These amounts are included in due to related parties on the balance sheet at September 30, 2018. Accrued interest was $666 and $1,976 for the three and nine months ended September 30, 2018, respectively, and is included in interest expense on the statement of operations and in due to related parties on the balance sheet.
The Company recognized organization and offering costs of  $1,194,714 and $471,150 for the nine months ended September 30, 2018 and 2017, respectively, of which $571,673 and $259,400 were paid to PHA through the issuance of A Shares. Amounts paid to PHA include legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials, design and website expenses, fees and expenses of the Company’s transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and reimbursements for customary travel, lodging, and meals, but exclude selling commissions, dealer manager fees, stockholder servicing fees and any other elements of underwriting compensation.
As of September 30, 2018, the total amount of organization and offering costs incurred by PHA and its affiliates in connection with the Private Offering and the Public Offering was $4,675,537, of which $1,083,912 has been reimbursed through the issuance of A Shares to an affiliate of PHA. As of September 30, 2018, the remaining balance of  $3,591,625 is reimbursable to PHA and its affiliates by the Company in the future.
During the nine months ended September 30, 2018, the Company advanced $730,000 to PHA for general and administrative expenses paid by PHA on behalf of the Company. As of September 30, 2018, $447,630 is included in due from related parties on the balance sheet, which represents the excess of amounts advanced over costs paid by PHA. During the nine months ended September 30, 2017, PHA paid $29,528 of general and administrative expenses on behalf of the Company. The Company reimbursed PHA for these costs through the issuance of A Shares to an affiliate of PHA.
A wholly-owned subsidiary of PCF has entered into hotel management agreements with PHR St. Petersburg Hotel Manager, LLC (St. Pete Manager) to operate and manage the St. Pete Hotel and with PHR Wilmington Hotel Manager, LLC (Wilmington Manager) to operate and manage the Wilmington Hotel, including making all human resource decisions. The St. Pete Manager and the Wilmington Manager are related to PCF through common ownership. The term of each agreement is for 4 years commencing June 29, 2017 for the St. Pete Hotel and May 24, 2017 for the Wilmington Hotel. The employees of the hotels are employed by St. Pete Manager and Wilmington Manager; however, pursuant to the management

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agreements, all compensation of hotel personnel is to be recorded as a direct operating expense of the hotels. The St. Pete Manager and the Wilmington Manager are paid a base management fee equal to 3% of the respective hotel’s gross revenues. The St. Pete Manager and the Wilmington Manager will also be reimbursed for certain expenses and centralized service costs.
A wholly-owned subsidiary of the Operating Partnership has entered into hotel management agreements with PHR Traverse City Hotel Manager, LLC (TCI Manager) to operate and manage the Traverse City Hotel, including making all human resource decisions. The TCI Manager is related to TCI through common ownership. The term of the agreement is for 5 years commencing August 15, 2018. The employees of the hotels are employed by the TCI Manager, however, pursuant to the management agreement, all compensation of hotel personnel is to be recorded as a direct operating expense of the hotel. The TCI Manager is paid a base management fee equal to 3% of the hotel’s gross revenues. The TCI Manager will also be reimbursed for certain expenses and centralized service costs.
Aggregate property management fees earned for the three and nine months ended September 30, 2018 were $118,062 and $197,761, respectively, and are included in the property management fees to affiliates balance on the statement of operations. As of September 30, 2018, $48,429 of accrued property management fees payable were included in due to related parties on the balance sheet. Aggregate net reimbursements for certain expenses for the three and nine months ended September 30, 2018 were $14,363 and $11,050, respectively. As of September 30, 2018, $585 of expense reimbursements were included in the due to related parties balance. There were no property management fees or expense reimbursements incurred for the three and nine months ended September 30, 2017.
The Company will pay its property managers or third parties selected by PHA, after requesting bids from such parties, a construction management fee (which may include expense reimbursements) based on market rates for such services in the markets in which the hotel properties are located and will take into account the nature of the services to be performed, which generally will constitute the supervision or coordination of any construction, improvements, refurbishments, renovations, or restorations of the Company’s hotel properties. If PHA selects the property manager or another affiliate of the sponsor to perform such services, any resulting agreement must be approved by a majority of the Company’s board of directors, including a majority of its independent directors. There were no construction management fees incurred for the three and nine months ended September 30, 2018 and 2017. Included in the due to related parties balance at September 30, 2018, was $75,608 payable to TPG Construction, LLC, an affiliate of PHA, for construction in progress and completed renovation costs at TCI.
If the Company requests that PHA or its affiliates perform other services, including but not limited to, renovation evaluations, the compensation terms for those services shall be approved by a majority of the members of the Company’s board of directors, including a majority of the board’s independent directors. No such fees for additional services were incurred for the three and nine months ended September 30, 2018 and 2017.
If the Company lists any of its shares of capital stock on a national securities exchange (which automatically results in a termination of the Advisory Agreement), the Company will be obligated to pay PHA the amount PHA would be entitled to receive on account of deferred asset management fees, acquisition fees, and disposition fees (and any accrued interest thereon) as if the Company liquidated and received liquidation proceeds equal to the market value of the Company, which is limited to the excess of market value over the liquidation preference on K Shares, K-I Shares and K-T Shares.
If the Company terminates the Advisory Agreement in connection with or in contemplation of a transaction involving a merger or acquisition, the Company would be obligated to pay PHA the amount PHA would be entitled to receive as if the Company liquidated and received net liquidation proceeds equal to the consideration paid to the stockholders in such transaction.
The Company may elect not to renew the Advisory Agreement. The Company has the right to terminate the Advisory Agreement without cause, or other than in connection with a listing of the Company’s shares or a transaction involving a merger or acquisition or other than for cause (Non-cause

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Advisory Agreement Termination). If a Non-cause Advisory Agreement Termination were to occur, the Company would be obligated to make a cash payment to PHA in the amount of any deferred asset management fees, plus any interest accrued thereon, the full acquisition fees previously earned, plus interest accrued thereon, and the full disposition fees previously earned, plus any interest accrued thereon, regardless of the value of the Company’s assets or net assets. The Company would be obligated to repurchase its A Shares for an amount equal to the greater of: (1) any accrued common ordinary distributions on the A Shares plus the stated value of the outstanding A Shares ($10.00 per A Share) or (2) the amount the holders of A Shares would be entitled to receive if the Company liquidated and received net liquidation proceeds equal to the fair market value (determined by appraisals as of the termination date) of the Company’s investments less any loans secured by such investments, limited in the case of non-recourse loans to the value of investments securing such loans. Any B Shares then outstanding would remain outstanding. The amounts payable on account of the repurchase of A Shares may be paid, in the discretion of a majority of the Company’s board of directors, including a majority of the Company’s independent directors, in the form of promissory notes bearing interest at the then-current rate, as determined in good faith by a majority of the Company’s independent directors.
If the Company terminates the Advisory Agreement for cause, the Company would not have a current obligation to make any payments to PHA or to Colony S2K Servicing LLC, an affiliate of the dealer manager. However, any A Shares and B Shares held by them or their affiliates would remain outstanding. In addition, any deferred asset management fees, plus any interest accrued thereon, the full acquisition fees previously earned, plus any interest accrued thereon, and the full disposition fees previously earned, plus any interest accrued thereon, would remain outstanding obligations, and the deferred fees would continue to accrue interest at a non-compounded annual rate of 6.0%. Such deferred fees and interest thereon would be payable upon a liquidation event.
On August 15, 2018, in connection with the TCI acquisition, the Company received an unsecured loan from PCI in the principal amount of  $6,600,000, evidenced by a promissory note (Promissory Note). The Promissory Note accrues interest at the rate of 4.75% per annum and has a maturity date of August 16, 2019. The Promissory Note contains customary terms and conditions, including, without limitation, defaults for failure to pay and bankruptcy or insolvency proceedings. Upon the occurrence of a default, interest on the Promissory Note will accrue at an annual default interest rate equal to 2.0% above the stated interest rate. The Company anticipates using proceeds from the sale of K Shares to prepay the Promissory Note. The Promissory Note was approved by a majority of the Company’s board of directors (including a majority of the independent directors. The principal amount is included in due to related parties on the balance sheet. Accrued interest for the three and nine months ended September 30, 2018 was $39,410 and is included in interest expense on the statement of operations and in due to related parties on the balance sheet.
As of September 30, 2018, the due to related parties balance also included $81,656 due to TPG Risk Services, LLC, for reimbursement of prepaid insurance.
Note 8 — Stockholders’ Equity
Under the Company’s charter, the total number of shares of common stock authorized for issuance is 248,125,000 shares, consisting of 55,500,000 K Shares, 55,500,000 K-I Shares, 116,000,000 K-T Shares, 21,000,000 A Shares, and 125,000 shares of Class B common stock, with a par value of  $0.01 per share (B Shares).
The Company’s K Shares, K-I Shares and K-T Shares entitle the holders to one vote per share on all matters upon which stockholders are entitled to vote and to receive distributions as authorized by the Company’s board of directors. Holders of K Shares, K-I Shares and K-T Shares will be entitled to receive cumulative cash distributions on each share at the rate of 6.0% per annum of each share’s distribution base. The distribution base will initially be $10.00 per K Share, $10.00 per K-I Share and $10.00 per K-T Share

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and will be reduced for distributions that the board of directors declares and pays out of net sales proceeds from the sale or disposition of assets to the extent such distributions are not used to pay accumulated, accrued, and unpaid dividends on such K Shares, K-I Shares, and K-T Shares.
K Shares, K-I Shares and K-T Shares will rank, on a pro rata basis, senior to all other classes of stock with respect to distribution rights and rights upon the Company’s liquidation. In certain situations (other than upon liquidation), the Company may have excess cash available for distribution and the board of directors may authorize special distributions in which the holders of K Shares, K-I Shares and K-T Shares will receive 50% of any such excess cash. Holders of K Shares, K-I Shares and K-T Shares would also generally be entitled to receive 50% of any remaining liquidation cash pro rata based on the number of K Shares, K-I Shares and K-T Shares outstanding.
A Shares entitle the holders to one vote per share on all matters upon which stockholders are entitled to vote and to receive distributions and other distributions of excess cash as authorized by the Company’s board of directors. Following the payment of all accumulated, accrued and unpaid distributions on K Shares, K-I Shares and K-T Shares and payment of any accrued asset management fees (and any interest thereon), each A Share will be entitled to receive distributions at a rate not to exceed 6.0% of the stated value of  $10.00 per share from income and cash flow from ordinary operations on a cumulative basis. In certain situations (other than upon liquidation), the Company may have excess cash available for distribution and the board of directors may authorize special distributions in which the holders of A Shares will receive 37.5% of any such excess cash on a pro rata basis. A Shares would also generally be entitled to receive 37.5% of any remaining liquidation cash pro rata based on the number of A Shares outstanding.
B Shares will have no voting rights, other than the right to vote on and approve any further issuances of an increase of the authorized number of B Shares. In addition, if the Company were to list any shares of its common stock on a national securities exchange, the Company will repurchase its B Shares in accordance with its charter. Holders of B Shares are not entitled to distributions; however, in certain situations (other than upon liquidation) the Company may have excess cash available for distribution and the board of directors may authorize special distributions in which the holders of B Shares will receive 12.5% of any such excess cash on a pro rata basis. Holders of B Shares would also generally be entitled to receive 12.5% of any remaining liquidation cash pro rata based on the number of B Shares outstanding.
As of September 30, 2018, the Company had issued 1,253,618 K Shares and 23,000 A Shares to unaffiliated investors, resulting in receipt of gross proceeds of  $12,398,660 from K Share issuances and $230,000 from A Share issuances, respectively. A Shares sold to unaffiliated investors were issued as part of a Unit.
As of September 30, 2018, the Company had issued 165,410 A Shares to an affiliate of PHA, TPG Hotel REIT Investor, LLC (THR), for aggregate proceeds of  $1,654,095, or $10.00 per share. In addition, the Company issued 130,000 additional A Shares to THR in exchange for notes receivable, payable to the Company upon demand. The note receivable from THR was reduced for amounts reimbursed to PHA by the Company for certain costs incurred on the Company’s behalf. As of September 30, 2018, there was no remaining receivable balance reflected in equity. In addition, on September 29, 2016, the Company issued 125,000 B shares to Colony S2K Servicing LLC.
During the nine months ended September 30, 2018, the Company sold 704,527 K Shares to investors at a weighted average of  $9.94 per share for aggregate proceeds of  $7,004,760 and 21,000 A Shares to investors for aggregate proceeds of  $210,000, or $10.00 per share. During the same period, the Company sold 75,000 A Shares to THR for aggregate proceeds of  $750,000, or $10.00 per share. During the same period, the Company sold 10 K-I Shares for aggregate proceeds of  $100, or $10.00 per share. The Company sold 10 K-T Shares for aggregate proceeds of  $100, or $10.00 per share to an affiliate of the Company.
Subsequent to September 30, 2018 and through November 13, 2018, the Company sold approximately 19,500 K Shares to investors at a weighted average price of  $10.00 per share for gross proceeds of  $195,000. The Company sold approximately 11,157.90 K-I Shares to investors at a weighted average price of  $9.50 per share for gross proceeds of  $106,000. In addition, the Company sold 150,000 A Shares to THR for gross proceeds of  $1,500,000, or $10.00 per share, on October 26, 2018.

Procaccianti Hotel REIT, Inc.
Notes to Condensed Consolidated Financial Statements
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PHA was obligated to purchase sufficient A Shares to fund payment of organization and offering expenses associated with the Private Offering, and is obligated to purchase sufficient A Shares to fund payment of organization and offering expenses of the Public Offering. PHA’s obligation can be fulfilled by its affiliates, including PCI or entities affiliated with PCI.
The Company paid S2K Financial LLC, as dealer manager of the Private Offering, selling commissions of up to 7% of the gross offering proceeds from the sale of K Shares and Units in the Private Offering. The dealer manager will re-allow all selling commissions to participating broker-dealers. The Company also paid the dealer manager a dealer manager fee of up to 3% of the gross offering proceeds from the sale of K Shares and Units. The dealer manager could re-allow a portion of its dealer manager fees to participating broker-dealers. Selling commissions and dealer manager fees were paid with proceeds from the sale of A Shares to PHA or its affiliates. There were no selling commissions or dealer manager fees payable on account of shares of any class purchased by PHA, S2K, or their affiliates. As of September 30, 2018, the Company recognized $1,058,501 of selling commissions and dealer manager fees in connection with the Private Offering.
The Company will pay S2K Financial LLC, as dealer manager of the Public Offering, selling commissions of up to 5% of the gross offering proceeds from the sale of K Shares and selling commissions of up to 3% of the gross offering proceeds from the sale of K-T Shares in the Public Offering. No selling commissions are payable in connection with the sale of K-I Shares. The dealer manager will reallow all selling commissions to participating broker-dealers. The Company also will pay the dealer manager a dealer manager fee of up to 3% of the gross offering proceeds from the sale of K Shares, K-I Shares and K-T Shares in the Public Offering. The dealer manager may reallow a portion of its dealer manager fees to participating broker-dealers. Selling commission and dealer manager fees will generally be paid with proceeds from the sale of A Shares to PHA or its affiliates. There will be no selling commissions or dealer manager fees payable on account of shares of any class purchased by PHA, S2K, or any K Shares, K-I Shares and K-T Shares sold pursuant to the DRIP. The selling commissions and dealer manager fees may be reduced or waived in connection with certain categories of sales. As of September 30, 2018, the Company did not recognize any selling commissions and dealer manager fees in connection with the Public Offering.
The Company will also pay S2K Financial LLC with respect to each K-T Share sold in the primary offering of the Public Offering, a stockholder servicing fee equal to 1%, annualized, of the amount of the Company’s estimated NAV per K-T Share for each K-T Share purchased in the primary offering, for providing services to a holder of K-T Shares. The stockholder servicing fee accrues daily and is payable monthly in arrears. The dealer manager will reallow all or a portion of the stockholder servicing fee to participating broker-dealers and servicing broker-dealers. The Company will cease paying the stockholder servicing fee with respect to K-T Shares sold in the primary offering in accordance with the terms set forth in the prospectus portion of the Registration Statement. As of September 30, 2018, the Company did not recognize any stockholder servicing fees.
If the Company’s board of directors determines, in any year, that the Company has excess cash, the Company’s board of directors will declare a special distribution entitling (a) the holders of K Shares, K-I Shares, K-T Shares to share, pro rata accordance with the number of K Shares, K-I Shares and K-T Shares, 50% of such excess cash (or 87.5% of such excess cash if the A Shares have been repurchased in connection with a Non-cause Advisory Agreement Termination; (b) the holders of B Shares to share, pro rata in accordance with the number of B Shares, 12.5% of excess cash; and (c) the holders of A Shares (including PHA or its affiliates) to shares, pro rata in accordance with the number of A Shares, 37.5% of such excess cash (unless all such A Shares previously have been repurchased in connection with a Non-cause Advisory Agreement Termination, in which case the excess cash otherwise apportioned to the A Shares would be distributed to the holders of the K Shares, K-I Shares and K-T Shares as noted above).
Upon a liquidation event, any remaining liquidation cash will be paid as a special distribution (a) to the holders of K Shares, K-I Shares and K-T Shares to share, pro rata in accordance with the number of K Shares, K-I Shares and K-T Shares, 50% of such excess cash (or 87.5% of such excess cash if the

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A Shares have been repurchased in connection with a Non-cause Advisory Agreement Termination; (b) the holders of B Shares to share, pro rata in accordance with the number of B Shares, 12.5% of excess cash; and (c) the holders of A Shares (including PHA or its affiliates) to shares, pro rata in accordance with the number of A Shares, 37.5% of such excess cash (unless all such A Shares previously have been repurchased in connection with a Non-cause Advisory Agreement Termination, in which case the excess cash otherwise apportioned to the A Shares would be distributed to the holders of the K Shares, K-I Shares and K-T Shares as noted above).
The Company has established a long-term incentive plan pursuant to which the Company’s board of directors (including independent directors), officer and employees, PHA and its affiliates and their respective employees, employees of entities that provide services to the Company, managers of the Company’s advisor or directors or managers of entities that provide services to the Company and their respective employees, certain of the Company’s consultants and certain consultants to PHA and its affiliates or entities that provide services to the Company and their respective employees may be granted incentive awards in the form of restricted stock, options, and other equity-based awards. No such incentive awards were granted for the three and nine months ended September 30, 2018 and 2017.
Share Repurchase Program and Redeemable Common Stock
The Company has a share repurchase program that may provide an opportunity for stockholders to have their shares of common stock repurchased by the Company, subject to certain restrictions and limitations. No shares can be repurchased under the Company’s share repurchase program until after the first anniversary of the date of purchase of such shares; provided, however, that this holding period shall not apply to repurchases requested within 360 days after the death or qualifying disability of a stockholder.
Repurchases of the Company’s K Shares, K-I Shares, and K-T Shares, when requested, are at the Company’s sole discretion and generally will be made quarterly.
Beginning one year from the date of original issuance of the K Shares, K-I Shares or K-T Shares to be repurchased, the holder of such shares may request that the Company repurchase all or any portion of such K Shares, K-I Shares or K-T Shares at a repurchase price equal to the most recent estimated NAV per K Share, K-I Share or K-T Share plus all accumulated, accrued, and unpaid distributions on such K Share, K-I Share or K-T Share (whether or not declared) through the repurchase date (NAV repurchase price), less a 7.5% repurchase discount.
Beginning two years from the date of original issuance of the K Shares, K-I Shares or K-T Shares to be repurchased, the holder of such shares may request that the Company repurchase all or any portion of such K Shares, K-I Shares or K-T Shares at the NAV repurchase price per K Share, K-I Share or K-T Share, as applicable, less a 5% repurchase discount.
Beginning three years from the date of original issuance of the K Shares, K-I Shares or K-T Shares to be repurchased, the holder of such shares may request that the Company repurchase all or any portion of such K Shares, K-I Shares or K-T Shares at the NAV repurchase price per K Share, K-I Share or K-T Share, as applicable, less a 2.5% repurchase discount.
Beginning four years from the date of original issuance of the K Shares, K-I Shares or K-T Shares to be repurchased, the holder of such shares may request that the Company repurchase all or any portion of such K Shares, K-I Shares or K-T Shares at the NAV repurchase price per K Share, K-I Share or K-T Share, as applicable, subject to no repurchase discount.
The Company will limit the number of K Shares, K-I Shares and K-T Shares repurchased during any calendar year to 5% of the weighted average number of K Shares, K-I Shares or K-T Shares outstanding during the prior calendar year. Additionally, in the event that any stockholder fails to maintain a minimum balance of  $2,000 of K Shares, K-I Shares or K-T Shares, the Company may repurchase all of the shares

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held by that stockholder at the NAV repurchase price in effect on the date the Company determines that the stockholder has failed to meet the minimum balance, less any applicable repurchase discount. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in the Company’s NAV.
In addition, the Company’s repurchase of any shares will be limited to the extent that the Company does not have, as determined in the board of directors’ discretion, sufficient funds available to fund any such repurchase. Most of the Company’s assets will consist of properties which cannot be readily liquidated without affecting the Company’s ability to realize full value upon their disposition. Therefore, the Company may not have sufficient liquid resources to satisfy all repurchase requests. In addition, the Company’s board of directors may amend, suspend (in whole or in part) or terminate the share repurchase program at any time upon 30 days’ notice to stockholders. Further, the board of directors reserves the right, in its sole discretion, to reject any requests for repurchases.
Pursuant to the share repurchase program, as of September 30, 2018, the Company reclassified $0, net of  $23,125 of fulfilled repurchase requests and $50,305 of outstanding repurchase requests, from permanent equity to temporary equity, which is included as redeemable common stock on the accompanying consolidated balance sheet. As of September 30, 2017, there was no redeemable common stock balance and the Company did not receive any repurchase requests.
On July 31, 2018, the Company fulfilled a repurchase request of 2,500 K Shares for $23,125, or $9.25 per K Share. Such amount was previously included in accounts payable, accrued expenses and other on the balance sheet at June 30, 2018.
On October 26, 2018, the Company’s board of directors approved and adopted the Amended and Restated Share Repurchase Program (A&R SRP). The A&R SRP will be effective beginning November 30, 2018.
The A&R SRP provides that (i) the Company will not repurchase in excess of 5.0% of the weighted average number of K Shares, K-I Shares, and K-T Shares outstanding during the trailing 12 months prior to the end of the fiscal quarter for which repurchases are being paid (provided, however, that while shares subject to a repurchase requested upon the death of a stockholder will be included in calculating the maximum number of shares that may be repurchased, shares subject to a repurchase requested upon the death of a stockholder will not be subject to the percentage cap) and (ii) funding for the repurchase of K Shares, K-I Shares and K-T Shares will be limited to net proceeds the Company receives from the sale of K Shares, K-I Shares and K-T Shares under its distribution reinvestment plan and any other operating funds authorized by the Company’s board of directors, if any, in the Company’s board of directors sole discretion.
In the event the Company cannot repurchase all shares presented for repurchase in any fiscal quarter, based upon insufficient cash available and/or the limit on the number of shares it may repurchase, the Company would give first priority to the repurchase of deceased stockholders’ shares. The Company would next give priority to (i) requests of stockholders with “qualifying disabilities” (as defined in the A&R SRP), and in the discretion of the Company’s board of directors, stockholders with another involuntary exigent circumstance, such as bankruptcy, and (ii) next, to requests for full repurchases of accounts with a balance of 100 or less shares at the time the Company receives the request, in order to reduce the expense of maintaining small accounts. Thereafter, the Company will honor the remaining quarterly repurchase requests on a pro rata basis. Unfulfilled requests will be carried over automatically to subsequent repurchase periods unless a stockholder withdraws a request pursuant to the terms of the SRP.
Repurchases of the K Shares, K-I Shares and K-T Shares will be made quarterly upon written request to the Company at least 15 days prior to the end of the applicable quarter. Valid repurchase requests will be honored approximately 30 days following the end of the applicable quarter (Repurchase Date). Stockholders may withdraw their repurchase request at any time up to five business days prior to the Repurchase Date.

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(Unaudited)

Shares repurchased in connection with a stockholder’s death or qualifying disability will be repurchased at a purchase price per share equal to 100% of the most recent net asset value per share of the K Shares, K-I Shares and K-T Shares, as applicable. Shares repurchased in connection with a stockholder’s bankruptcy or other exigent circumstance, in the sole discretion of the Company’s board of directors, within one year from the purchase date will be repurchased at a price per share as if the stockholder held the shares for one year. All other repurchase requests will generally be repurchased at a price per share equal to the most recent net asset value of such share class less the applicable holding period discount, as provided in the A&R SRP. Notwithstanding the foregoing, pursuant to securities laws and regulations, at any time the Company is engaged in an offering, the repurchase amount shall never be more than the current offering price of such shares.
In conjunction with the approval of the A&R SRP, the Company’s board of directors approved outstanding repurchase requests received during the three months ended September 30, 2018. On November 1, 2018, the Company repurchased 17,500 K Shares for $167,500. Of the 17,500 K Shares repurchased, 10,000 related to a standard request that was repurchased at a price of  $9.25 per K Share and 7,500 related to a deceased shareholder request that was repurchased at a price of  $10.00 per K Share.
Distributions
On January 30, 2018, the Company’s board of directors authorized the payment of distributions, with respect to each K Share outstanding as of December 31, 2017, to the holders of record of K Shares as of the close of business on February 6, 2018. The board of directors determined that, with respect to the K Shares outstanding as of December 31, 2017, the cumulative amount of distributions that had accrued on a daily basis with respect to each K Share since October 1, 2017, was $61,071, or $0.0016438356 per K Share per day. The board of directors further authorized the payment of such distributions, in the cumulative amount of  $61,071, which were paid in cash to the holders of K Shares on February 9, 2018. The distribution was funded by a subordinated promissory note of  $61,071 from PHA made on February 8, 2018. The terms of this note are detailed in Note 7 — “Related Party Transactions”.
On May 29, 2018, the Company’s board of directors authorized the payment of distributions, with respect to each K Share outstanding as of March 31, 2018, to the holders of record of K Shares as of the close of business on May 29, 2018. The board of directors determined that, with respect to the K Shares outstanding as of March 31, 2018, the cumulative amount of distributions that had accrued on a daily basis with respect to each K Share since January 1, 2018, was $102,690, or $0.0016438356 per K Share per day. The board of directors further authorized the payment of such distributions, in the cumulative amount of  $102,690, which were paid in cash to the holders of K Shares on May 29, 2018.
On August 21, 2018, the Company’s board of directors authorized the payment of distributions, with respect to each K Share outstanding as of June 30, 2018, to the holders of record of K Shares as of the close of business on August 23, 2018. The board of directors determined that, with respect to the K Shares outstanding as of June 30, 2018, the cumulative amount of distributions that had accrued on a daily basis with respect to each K Share since April 1, 2018, was $147,590, or $0.0016438356 per K Share per day. The board of directors further authorized the payment of such distributions, in the cumulative amount of  $147,590, which were paid in cash to the holders of K Shares on August 23, 2018.
On October 22, 2018, the Company’s board of directors authorized the payment of distributions, with respect to each K Share outstanding as of September 30, 2018, to the holders of record of K Shares as of the close of business on October 24, 2018. The board of directors determined that, with respect to the K Shares outstanding as of September 30, 2018, the cumulative amount of distributions that had accrued on a daily basis with respect to each K Share since July 1, 2018, was $183,082, or $0.0016438356 per K Share per day. The board of directors further authorized the payment of such distributions, in the cumulative amount of  $183,082, which were paid in cash to the holders of K Shares on October 25, 2018.

Procaccianti Hotel REIT, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)

Note 9 — Income Taxes
The Company intends to elect to be taxed and qualify as a REIT under the Internal Revenue Code of 1986, as amended (Code), and intends to operate as such during the taxable year ending December 31, 2018.
The Company recognized a consolidated income tax benefit of  $10,387 for the three months ended September 30, 2018, and a consolidated income tax expense of  $75,703 for the nine months ended September 30, 2018. This amount relates to the operations of the Company’s taxable REIT subsidiaries, which had a consolidated net loss for the three months ended September 30, 2018, and consolidated net income before income taxes for the nine months ended September 30, 2018.
No income tax expense was recognized for the three and nine months ended September 30, 2017.

Financial Information for a Significant Hotel Acquisition
The following financial pages should be read in conjuction with the financial pages beginning on page F-1 of the prospectus:
INDEX TO FINANCIAL STATEMENTS AND PRO FORMA INFORMATION
(a)
Financial Statements of Business Acquired

(b)
Pro Forma Financial Information

Independent Auditors’ Report
The Members
Grand Traverse Hotel Properties, LLC
d/b/a Hotel Indigo
Cranston, Rhode Island
We have audited the accompanying financial statements of Grand Traverse Hotel Properties, LLC d/b/a Hotel Indigo, which comprise the balance sheets as of December 31, 2017 and 2016, and the related statements of income, members’ capital and cash flows for the years then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grand Traverse Hotel Properties, LLC d/b/a Hotel Indigo as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
/s/ Blum, Shapiro & Company, P.C.
Cranston, Rhode Island
June 27, 2018

GRAND TRAVERSE HOTEL PROPERTIES, LLC
D/B/A HOTEL INDIGO
BALANCE SHEETS
DECEMBER 31, 2017 AND 2016
	2017	2016
ASSETS
Current Assets
Cash	$878,025	$117,280
Restricted cash – tax	266,628	—
Accounts receivable, net	103,853	47,207
Inventory	40,670	1,798
Prepaid expenses	221,546	118,209
Total current assets	1,510,722	284,494
Property and Equipment, Net	16,599,077	17,851,708
Total Assets	$18,109,799	$18,136,202
LIABILITIES AND MEMBERS’ CAPITAL
Current Liabilities
Current portion of long-term debt	$213,618	$115,712
Accounts payable	135,164	334,161
Accrued payroll and benefits	58,256	52,575
Accrued expenses	48,039	303,799
Related party note payable	60,000	—
Total current liabilities	515,077	806,247
Long-Term Liabilities
Long-term debt, net	8,839,810	9,084,288
Six Continents contingency	374,667	390,667
Total liabilities	9,729,554	10,281,202
Commitments and Contingencies
Members’ Capital	8,380,245	7,855,000
Total Liabilities and Members’ Capital	$18,109,799	$18,136,202

The accompanying notes are an integral part of the financial statements

GRAND TRAVERSE HOTEL PROPERTIES, LLC
D/B/A HOTEL INDIGO
STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016
	2017	2016
Revenues
Rooms	$4,979,783	$3,175,942
Food and beverage	1,555,972	1,021,720
Other operated departments	263,196	176,434
Total revenues	6,798,951	4,374,096
Departmental Expenses
Rooms	1,033,427	608,239
Food and beverage	1,087,109	1,000,709
Other	105,759	66,018
Total departmental expenses	2,226,295	1,674,966
Total Departmental Profit	4,572,656	2,699,130
Undistributed Operating Expenses
Administrative and general	570,415	391,995
Management fees	272,887	206,543
Franchise fees	250,926	158,967
Sales and marketing	254,164	171,275
Utilities	169,671	114,445
Property operation and maintenance	154,463	98,212
Total undistributed operating expenses	1,672,526	1,141,437
Income from Operations	2,900,130	1,557,693
Nonoperating Expenses
Insurance	51,659	23,457
Property taxes	345,950	144,286
Other expenses, net	382,828	130,317
Total nonoperating expenses	780,437	298,060
Income Before Interest and Depreciation	2,119,693	1,259,633
Interest and Depreciation
Interest expense	490,752	393,051
Depreciation	1,300,802	756,962
Total interest and depreciation	1,791,554	1,150,013
Net Income	$328,139	$109,620

The accompanying notes are an integral part of the financial statements

GRAND TRAVERSE HOTEL PROPERTIES, LLC
D/B/A HOTEL INDIGO
STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016
	2017	2016
Members’ Capital – Beginning of Year	$7,855,000	$6,793,337
Net Income	328,139	109,620
Members’ Capital Contributions	197,106	1,150,000
Members’ Capital Distributions	—	(197,957)
Members’ Capital – End of Year	$8,380,245	$7,855,000

The accompanying notes are an integral part of the financial statements

GRAND TRAVERSE HOTEL PROPERTIES, LLC
D/B/A HOTEL INDIGO
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016
	2017	2016
Cash Flows from Operating Activities
Net income	$328,139	$109,620
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,300,802	756,962
Amortization of deferred finance fees	4,177	—
Accretion of Six Continents contingency	(16,000)	(9,333)
Increase in operating assets:
Accounts receivable	(56,646)	(47,207)
Inventory	(38,872)	(1,798)
Prepaid expenses	(103,337)	(118,209)
Restricted cash – tax	(266,628)	—
Increase (decrease) in operating liabilities:
Accounts payable	(198,997)	334,161
Accrued payroll and benefits	5,681	52,575
Accrued expenses	(255,760)	303,799
Net cash provided by operating activities	702,559	1,380,570
Cash Flows from Investing Activities
Capital expenditures	(48,171)	(1,685,960)
Net cash used in investing activities	(48,171)	(1,685,960)
Cash Flows from Financing Activities
Proceeds from long-term debt	—	210,067
Repayments of long-term debt	(115,712)	—
Proceeds from franchisor	—	400,000
Proceeds from related party note payable	60,000	—
Deferred finance fees paid	(35,037)	—
Members’ contributions	197,106	—
Members’ distributions	—	(197,957)
Net cash provided by financing activities	106,357	412,110
Net Increase in Cash	760,745	106,720
Cash – Beginning of Year	117,280	10,560
Cash – End of Year	$878,025	$117,280

The accompanying notes are an integral part of the financial statements

GRAND TRAVERSE HOTEL PROPERTIES, LLC
D/B/A HOTEL INDIGO
NOTES TO FINANCIAL STATEMENTS
NOTE 1 — NATURE OF BUSINESS
Grand Traverse Hotel Properties, LLC (the Company) was organized as a Michigan limited liability company on June 16, 2010, for the purpose of constructing and operating the Hotel Indigo, a 107-room hotel with a restaurant, lounge and meeting space located in Traverse City, Michigan. Construction of the hotel was completed in May 2016, and the hotel formally commenced operations on May 22, 2016.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Revenue Recognition
Revenue is generally recognized as services are performed. Hotel revenue represents primarily guest room rental, conference room rental, catering, and food and beverage sales.
Cash and Cash Equivalents
The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company maintains cash balances at various federally insured financial institutions. The Company’s credit risk with respect to such balances is all amounts on deposit in excess of federally insured limits.
Accounts Receivable
The Company carries its accounts receivable at cost. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on its history of past write offs, collections and current credit conditions. Accounts are written off based on management’s evaluation of the collectability of each account resulting from collection efforts. Management has determined that no allowance for doubtful accounts is necessary at December 31, 2017 and 2016.
Inventories
Inventories, consisting of food and beverage, are valued at the lower of cost and net realizable value, based on the FIFO (first-in first-out) method of accounting.
Property, Equipment and Depreciation
Property and equipment are stated at cost. Depreciation is provided on the straight-line and accelerated methods over the estimated useful lives of the assets.

GRAND TRAVERSE HOTEL PROPERTIES, LLC
D/B/A HOTEL INDIGO
NOTES TO FINANCIAL STATEMENTS

Impairment of Long-Lived Assets
The Company reviews long-lived assets and certain identifiable intangibles with finite lives for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.
Deferred Finance Fees
Deferred finance fees are bank fees and other costs incurred in obtaining financing that are amortized on a straight-line basis over the term of the related debt. Deferred finance fees are presented as a direct deduction of the carrying amount of the debt. Amortization of deferred finance fees is included in interest expense.
Income Taxes
The Company is a flow-through entity and, therefore, is not subject to entity-level income taxes, except for certain federal, state and local taxes. The Company’s income is included in the members’ federal, state and local tax filings.
Accounting principles generally accepted in the United States of America require management to evaluate tax positions taken by the Company and recognize a tax liability if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by the Internal Revenue Service. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress. The Company recognizes interest and penalties, if applicable, as a component of undistributed operating expenses.
Subsequent Events
Subsequent events have been evaluated through June 27, 2018, the date the financial statements are available to be issued.
NOTE 3 — RESTRICTED CASH
The Company maintains reserves for property taxes and capital improvements as required by the debt agreement (see Note 5). The franchise agreement also requires the Company to reserve an additional amount for capital improvements.
The tax reserve is $266,628 at December 31, 2017. The capital improvement reserve was funded after year end with the December 2017 mortgage payment.

GRAND TRAVERSE HOTEL PROPERTIES, LLC
D/B/A HOTEL INDIGO
NOTES TO FINANCIAL STATEMENTS

NOTE 4 — PROPERTY AND EQUIPMENT
The following is a summary of property and equipment — at cost, less accumulated depreciation at December 31, 2017 and 2016:
	2017	2016
Buildings and improvements	$15,501,394	$15,480,197
Land and improvements	572,897	572,897
Furniture and fixtures	2,064,576	2,061,299
Machinery and equipment	387,115	363,418
Computer equipment and software	130,859	130,859
	18,656,841	18,608,670
Less accumulated depreciation	2,057,764	756,962
	$16,599,077	$17,851,708

Depreciation expense charged to operations was $1,300,802 and $756,962 for the years ended December 31, 2017 and 2016, respectively.
NOTE 5 — LONG-TERM DEBT
Long-term debt consisted of a note payable at December 31, 2017 and 2016, as follows:
	2017		2016
	Principal	Unamortized Deferred Finance Fees	Principal	Unamortized Deferred Finance Fees
First mortgage	$9,084,288	$30,860	$9,200,000	$—
Less current portion	213,618		115,712
Long-term portion	8,870,670		9,084,288
Less unamortized deferred finance fees	30,860		—
Long-Term Debt, Net	$8,839,810		$9,084,288

On October 16, 2014, the Company entered into a construction loan with a lender with maximum available borrowings of  $9,200,000. The note required monthly payments of interest only at 2% plus the Wall Street Journal prime rate (with an interest floor of 5.25%) to be paid until November 1, 2015, at which time the entire unpaid principal balance was due. The Company signed an amendment to the loan agreement extending the loan through April 2017. The interest rate at December 31, 2016 was 5.5%. The note was collateralized by all property and equipment and was guaranteed by related parties.
On April 28, 2017, the Company refinanced its long-term debt with the lender. The new note had an original principal balance of  $9,200,000, and bears interest at 4.5%. The mortgage requires monthly payments of principal and interest of  $51,503 through May 2022, when the entire unpaid balance is due. The note is collateralized by all property and equipment and is guaranteed by the members. The note also contains financial covenants, including a debt service coverage ratio.
Interest incurred for the years ended December 31, 2017 and 2016, was $490,752 and $393,051, respectively.
Interest paid for the years ended December 31, 2017 and 2016, was $494,945 and $349,479, respectively.

GRAND TRAVERSE HOTEL PROPERTIES, LLC
D/B/A HOTEL INDIGO
NOTES TO FINANCIAL STATEMENTS

At December 31, 2017, long-term debt maturities for each year through the maturity date of the note are as follows:
Year Ending December 31,	Amount
2018	$213,618
2019	223,432
2020	233,696
2021	244,432
2022	8,169,110
$9,084,288

NOTE 6 — SIX CONTINENTS CONTINGENCY
In connection with the Company’s construction of the hotel, the Company entered into a note with Six Continents Hotel, Inc., on March 14, 2016 in the amount of  $400,000 to be used for the construction. The agreement provides for a credit to be earned equal to $1,333 for each month the hotel remains in operation as Hotel Indigo in accordance with the related franchise agreement. If the franchise agreement is terminated prior to March 2041, the end of the franchise agreement, or if the hotel changes ownership, the $400,000, net of credits earned, will be payable to Six Continents Hotel, Inc. The accretion of the Six Continents contingency, which is included in other income, net, was $16,000 and $9,333 for the years ended December 31, 2017 and 2016, respectively.
NOTE 7 — Related Party Loan
In May 2017, the Company entered into a loan agreement with a member. The loan bears interest at 7% and is due on demand. The principal balance was $60,000 at December 31, 2017.
NOTE 8 — RELATED PARTY TRANSACTIONS
The Company entered into a management agreement with GCH Global Management, LLC, to operate and manage the hotel. GCH Global Management, LLC, is related to Grand Traverse Hotel Properties, LLC, through common ownership. The term of the agreement is 10 years beginning with the opening of the hotel, in May 2016. GCH Global Management, LLC, was paid a base management fee equal to 4% of the hotel’s gross revenues. On May 15, 2017 the Company signed a new management agreement with GCH Global Management, LLC, that reduced the management fee to 3% and extended the term to May 2027. Management fees to GCH Global Management, LLC, for the years ended December 31, 2017 and 2016, were $204,126 and $172,883, respectively.
In addition, the Company entered into an asset management agreement with Hadidi Capital, LLC. Hadidi Capital, LLC, is related to Grand Traverse Hotel Properties, LLC, through common ownership. The agreement has no set term and is automatically renewed unless written notice is received with 30 days notice. Hadidi Capital, LLC, was paid a base asset management fee equal to 1% of the hotel’s gross revenues. Management fees to Hadidi Capital, LLC, for the years ended December 31, 2017 and 2016, were $68,761 and $33,660, respectively.
NOTE 9 — COMMITMENTS AND CONTINGENCIES
The Company has entered into a franchise agreement with Holiday Hospitality Franchising, Inc., ending March 2041. In accordance with the terms of the agreement, the Company is required to pay franchise fees monthly based on 5% of gross room sales. The Company shall also pay 3.5% of gross room sales for marketing fees. Gross room sales are defined as all sales and receipts of every kind from guest room rentals (not including sales taxes). In addition, the Company is required to pay certain fees for marketing, software support and other support as specified in the agreement.

GRAND TRAVERSE HOTEL PROPERTIES, LLC
D/B/A HOTEL INDIGO
NOTES TO FINANCIAL STATEMENTS

The Company has entered into a management agreement with GCH Global Management, LLC, to manage the hotel (see Note 8), and an asset management agreement with Hadidi Capital, LLC, to manage the assets of the hotel (see Note 8).
The Company periodically is a defendant in litigation arising in the normal course of business. Management does not believe the outcome of any such litigation will have a material adverse effect on the financial position or results of operations of the Company.
The Company is regularly the subject of state and local sales and use tax audits. Management does not believe the outcome of any such audits will have a material adverse effect on the financial position or results of operations of the Company.
NOTE 10 — SUPPLEMENTAL DISCLOSURES TO STATEMENT OF CASH FLOWS
Noncash investing and financing activities during the year ended December 31, 2016 included capital contributions for construction management services rendered of  $1,150,000.
NOTE 11 — Subsequent Event
On March 8, 2018, the Company entered into a purchase and sale agreement with a third party to sell the property and operations of Hotel Indigo for $26,050,000.

GRAND TRAVERSE HOTEL PROPERTIES, LLC
D/B/A HOTEL INDIGO
BALANCE SHEETS (unaudited)
JUNE 30, 2018 AND 2017
	2018	2017
ASSETS
Current Assets
Cash	$681,041	$494,682
Restricted cash – tax	447,564	310,578
Accounts receivable, net	112,130	146,289
Inventory	79,538	47,522
Prepaid expenses	76,179	—
Total current assets	1,396,452	999,071
Property and Equipment, Net	15,947,803	17,250,352
Total Assets	$17,344,255	$18,249,423
LIABILITIES AND MEMBERS’ CAPITAL
Current Liabilities
Current portion of long-term debt	$218,470	$208,874
Accounts payable	397,243	531,099
Accrued payroll and benefits	98,815	85,185
Accrued expenses	50,513	376,634
Related party note payable	—	180,000
Total current liabilities	765,041	1,381,792
Long-Term Liabilities
Long-term debt, net	8,718,444	8,924,341
Six Continents contingency	366,667	382,667
Total liabilities	9,850,152	10,688,800
Commitments and Contingencies
Members’ Capital	7,494,103	7,560,623
Total Liabilities and Members’ Capital	$17,344,255	$18,249,423

The accompanying notes are an integral part of the financial statements

GRAND TRAVERSE HOTEL PROPERTIES, LLC
D/B/A HOTEL INDIGO
STATEMENTS OF OPERATIONS (unaudited)
FOR THE PERIOD FROM JANUARY 1 TO JUNE 30, 2018 AND 2017
	2018	2017
Revenues
Rooms	$2,035,707	$1,714,167
Food and beverage	793,986	548,467
Other operated departments	145,908	109,829
Total revenues	2,975,601	2,372,463
Departmental Expenses
Rooms	622,955	529,897
Food and beverage	590,696	473,554
Other	37,981	51,662
Total departmental expenses	1,251,632	1,055,113
Total Departmental Profit	1,723,969	1,317,350
Undistributed Operating Expenses
Administrative and general	249,656	248,050
Management fees	157,038	95,953
Franchise fees	101,398	87,533
Sales and marketing	145,193	66,501
Utilities	102,228	89,040
Property operation and maintenance	80,634	79,600
Total undistributed operating expenses	836,147	666,677
Income from Operations	887,822	650,673
Nonoperating Expenses
Insurance	18,498	33,161
Property taxes	201,602	145,717
Other (income) expenses, net	(308,629)	18,078
Total nonoperating (income) expenses	(88,529)	196,956
Income Before Interest and Depreciation	976,351	453,717
Interest and Depreciation
Interest expense	244,010	295,673
Depreciation	651,274	649,527
Total interest and depreciation	895,284	945,200
Net Income (Loss)	$81,067	$(491,483)

The accompanying notes are an integral part of the financial statements

GRAND TRAVERSE HOTEL PROPERTIES, LLC
D/B/A HOTEL INDIGO
STATEMENTS OF CHANGES IN MEMBERS’ CAPITAL (unaudited)
FOR THE PERIOD FROM JANUARY 1 TO JUNE 30, 2018 AND 2017
	2018	2017
Members’ Capital – Beginning of Year	$8,380,245	$7,855,000
Net Income (Loss)	81,067	(491,483)
Members’ Capital Contributions	60,000	197,106
Members’ Capital Distributions	(1,027,209)	—
Members’ Capital – End of Year	$7,494,103	$7,560,623

The accompanying notes are an integral part of the financial statements

GRAND TRAVERSE HOTEL PROPERTIES, LLC
D/B/A HOTEL INDIGO
STATEMENTS OF CASH FLOWS (unaudited)
FOR THE PERIOD FROM JANUARY 1 TO JUNE 30, 2018 AND 2017
	2018	2017
Cash Flows from Operating Activities
Net income (loss)	$81,067	$(491,483)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	651,274	649,527
Amortization of deferred finance fees	3,504	1,168
Accretion of Six Continents contingency	(8,000)	(8,000)
(Increase) decrease in operating assets:
Accounts receivable	(8,277)	(99,082)
Inventory	(38,868)	(45,724)
Prepaid expenses	145,367	118,209
Restricted cash – tax	(180,936)	(310,578)
Increase (decrease) in operating liabilities:
Accounts payable	262,079	196,938
Accrued payroll and benefits	40,559	32,610
Accrued expenses	2,474	72,835
Net cash provided by operating activities	950,243	116,420
Cash Flows from Investing Activities
Capital expenditures	—	(48,171)
Net cash used in investing activities	—	(48,171)
Cash Flows from Financing Activities
Repayments of long-term debt	(120,018)	(32,916)
Proceeds from related party note payable	—	180,000
Repayments of related party note payable	(60,000)	—
Deferred finance fees paid	—	(35,037)
Members’ contributions	60,000	197,106
Members’ distributions	(1,027,209)	—
Net cash provided by (used by) financing activities	(1,147,227)	309,153
Net Increase (Decrease) in Cash	(196,984)	377,402
Cash – Beginning of Period	878,025	117,280
Cash – End of Period	$681,041	$494,682

The accompanying notes are an integral part of the financial statements

GRAND TRAVERSE HOTEL PROPERTIES, LLC
D/B/A HOTEL INDIGO
NOTES TO FINANCIAL STATEMENTS (unaudited)
NOTE 1 — NATURE OF BUSINESS
Grand Traverse Hotel Properties, LLC (the Company) was organized as a Michigan limited liability company on June 16, 2010, for the purpose of constructing and operating the Hotel Indigo, a 107-room hotel with a restaurant, lounge and meeting space located in Traverse City, Michigan. Construction of the hotel was completed in May 2016, and the hotel formally commenced operations on May 22, 2016.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Revenue Recognition
Revenue is generally recognized as services are performed. Hotel revenue represents primarily guest room rental, conference room rental, catering, and food and beverage sales.
Cash and Cash Equivalents
The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company maintains cash balances at various federally insured financial institutions. The Company’s credit risk with respect to such balances is all amounts on deposit in excess of federally insured limits.
Accounts Receivable
The Company carries its accounts receivable at cost. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on its history of past write offs, collections and current credit conditions. Accounts are written off based on management’s evaluation of the collectability of each account resulting from collection efforts. Management has determined that no allowance for doubtful accounts is necessary at June 30, 2018 and 2017.
Inventories
Inventories, consisting of food and beverage, are valued at the lower of cost and net realizable value, based on the FIFO (first-in first-out) method of accounting.
Property, Equipment and Depreciation
Property and equipment are stated at cost. Depreciation is provided on the straight-line and accelerated methods over the estimated useful lives of the assets.

GRAND TRAVERSE HOTEL PROPERTIES, LLC
D/B/A HOTEL INDIGO
NOTES TO FINANCIAL STATEMENTS (unaudited)

Impairment of Long-Lived Assets
The Company reviews long-lived assets and certain identifiable intangibles with finite lives for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset.
Deferred Finance Fees
Deferred finance fees are bank fees and other costs incurred in obtaining financing that are amortized on a straight-line basis over the term of the related debt. Deferred finance fees are presented as a direct deduction of the carrying amount of the debt. Amortization of deferred finance fees is included in interest expense.
Income Taxes
The Company is a flow-through entity and, therefore, is not subject to entity-level income taxes, except for certain federal, state and local taxes. The Company’s income is included in the members’ federal, state and local tax filings.
Accounting principles generally accepted in the United States of America require management to evaluate tax positions taken by the Company and recognize a tax liability if the Company has taken an uncertain position that more likely than not would not be sustained upon examination by the Internal Revenue Service. The Company is subject to routine audits by taxing jurisdictions; however, there are currently no audits for any tax periods in progress. The Company recognizes interest and penalties, if applicable, as a component of undistributed operating expenses.
NOTE 3 — COMMITMENTS AND CONTINGENCIES
The Company periodically is a defendant in litigation arising in the normal course of business. Management does not believe the outcome of any such litigation will have a material adverse effect on the financial position or results of operations of the Company.
The Company is regularly the subject of state and local sales and use tax audits. Management does not believe the outcome of any such audits will have a material adverse effect on the financial position or results of operations of the Company.
NOTE 4 — Subsequent Event
On August 15, 2018, the Company sold the property and operations of Hotel Indigo. The proceeds of the sale were utilized to repay the note payable. The sale price of the hotel was $26,050,000.

Procaccianti Hotel REIT, Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial statements represent the pro forma effects of multiple transactions, each of which is described in the following paragraphs. This pro forma information should be read in conjunction with Management’s Discussion and Analysis of Financial Conditions and Results of Operations and the financial statements and notes of the Company included in the Company’s Registration Statement on Form S-11 for the fiscal year ended December 31, 2017 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018, as filed with the SEC on September 25, 2018.
The PCF Acquisition
On March 29, 2018, Procaccianti Hotel REIT, Inc. (the “Company”) acquired a 51% membership interest in the Procaccianti Convertible Fund, LLC and its predecessor company, Bayboro Hoteliers, LLC (together, “PCF”). The Company acquired its investment in PCF for total cash consideration of  $8,029,519 and $427,358 of transaction costs, on March 29, 2018. The Company financed the acquisition of PCF with proceeds from the sale of shares of Class K and Class A common stock in the Company’s private offering exempt from registration pursuant to Regulation D promulgated under the Securities Act (the “Private Offering”). Hereinafter, this transaction is referred to as the “PCF Acquisition”. The unaudited pro forma condensed combined financial information is based on the historical financial information of PCF.
PCF was formed on April 21, 2017 to acquire, own and operate two hotels. PCF acquired the Staybridge Suites St. Petersburg Downtown located in St. Petersburg, FL (“St. Pete Hotel”) from Bayboro Hoteliers, LLC on June 29, 2017 for $20,500,000. PCF acquired the Springhill Suites Wilmington Mayfaire located in Wilmington, NC (“Wilmington Hotel”) on May 24, 2017 for $18,000,000. PCF financed the hotel property acquisitions through equity and aggregate mortgage debt of  $24,593,000.
The TCI Acquisition
On August 15, 2018, the Company, through a wholly owned subsidiary of the Company’s operating partnership, acquired a 107-room, select-service hotel property, Hotel Indigo, located in Traverse City, Michigan (“TCI”) for a purchase price of  $26,050,000, exclusive of closing costs and typical hotel closing date adjustments. The acquisition was funded with a combination of equity proceeds and aggregate mortgage debt. Hereinafter, this transaction is referred to as the “TCI Acquisition”. The unaudited pro forma condensed combined financial information is based on the historical financial information of Grand Traverse Hotel Properties, LLC (“GTHP”).
The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and six months ended June 30, 2018 give effect to the acquisition of PCF by the Company, PCF’s acquisition and financing transactions and the acquisition of TCI and related financing transactions as if all of these transactions had occurred on January 1, 2017. The unaudited pro forma condensed combined balance sheet as of June 30, 2018 gives effect to the acquisition of TCI and related financing transactions as if they had occurred on June 30, 2018.
The unaudited pro forma condensed combined financial statements contained herein are based upon the respective historical consolidated financial statements of the Company, PCF and GTHP, and should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements included in this filing.

Procaccianti Hotel REIT, Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2018
	Company Historical	GTHP Historical Note 2	Pro Forma Adjustments for TCI Acquisition Note 4		Pro Forma Combined
Assets
Property and equipment, net	$39,091,558	$15,947,803	$10,295,638	4(a)	$65,334,999
Cash	2,900,046	681,041	(2,123,643)	4(b)	1,457,444
Restricted cash	806,190	447,564	540,858	4(c)	1,794,612
Accounts receivable	350,790	112,130	(112,130)	4(d)	350,790
Due from related parties	287,687	—	—		287,687
Prepaid expenses and other assets, net	356,689	155,717	(24,058)	4(e)	488,348
Total assets	43,792,960	17,344,255	8,576,665		69,713,880
Liabilities and Equity
Long term debt	24,420,105	9,303,581	15,273,339	4(f)	48,997,025
Accounts payable, accrued expenses and other	1,103,523	546,571	100,871	4(g)	1,750,965
Due to related parties	261,621	—	—		261,621
Total liabilities	25,785,249	9,850,152	15,374,210		51,009,611
Commitments and Contingencies
Redeemable common stock	50,305	—	—		50,305
Equity
Stockholders’ equity	10,409,826	7,494,103	(6,797,545)	4(h)	11,106,384
Noncontrolling interests in consolidated subsidiaries	7,547,580	—	—		7,547,580
Total equity	17,957,406	7,494,103	(6,797,545)		18,653,964
Total liabilities and equity	$43,792,960	$17,344,255	$8,576,665		$69,713,880

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Procaccianti Hotel REIT, Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2017
	Company Historical Note 1	PCF Historical Note 2	PCF Predecessor Historical Note 2	PCF Acquisition Note 2	Pro Forma Adjustments for PCF Acquisition Note 3		GTHP Historical Note 2	Pro Forma Adjustments for TCI Acquisition Note 4		Pro Forma Combined
Revenues:
Rooms	$—	$4,603,801	$2,636,821	$1,286,580	$—		$4,979,783	$—		$13,506,985
Other	—	$218,445	$144,084	53,939	—		1,819,168	—		2,235,636
Total revenues	—	4,822,246	2,780,905	1,340,519	—		6,798,951	—		15,742,621
Expenses:
Rooms and other property expenses	—	2,189,953	1,145,580	583,399	—		3,147,305	—		7,066,237
General and administrative expenses	614,829	1,347,536	439,631	284,562	—		1,259,066	—		3,945,624
Management fees to affiliates	—	144,651	139,045	51,593	80,268	3(a),(b)	272,887	128,065	4(i)	816,509
Depreciation and amortization	—	731,255	268,910	69,538	366,648	3(c)	1,300,802	(614,287)	4(j)(k)	2,122,866
Total operating expenses	614,829	4,413,395	1,993,166	989,092	446,916		5,980,060	(486,222)		13,951,236
Operating income (loss) before interest expense	(614,829)	408,851	787,739	351,427	(446,916)		818,891	486,222		1,791,385
Interest income (expense)	1,481	(643,019)	(172,423)	(140,912)	(156,845)	3(d),(e)	(490,752)	(727,723)	4(l)	(2,330,193)
Income (loss) from continuing operations before noncontrolling interest and income taxes	(613,348)	(234,168)	615,316	210,515	(603,761)		328,139	(241,501)		(538,808)
Income attributable to noncontrolling interest	—	—	—	—	129,991	3(f)	—	—		129,991
Income (loss) available to common stockholders	$(613,348)	$(234,168)	$615,316	$210,515	$(733,752)		$328,139	$(241,501)		$(668,799)
Loss per share available to common stockholders – basic and diluted:
Class K common stock	$(1.22)									$(0.35)
Class K-I common stock	$—									$(0.40)
Class K-T common stock	$—									$(0.40)
Class A common stock	$(1.22)									$(0.35)
Class B common stock	$(1.82)									$(0.95)
Weighted average common shares outstanding – basic and diluted:
Class K common stock	156,250				686,037	3(g)		395,331	4(m)	1,237,618
Class K-I common stock	—				10	3(g)		—	4(m)	10
Class K-T common stock	—				10	3(g)		—	4(m)	10
Class A common stock	160,219				146,191	3(g)		8,000	4(m)	314,410
Class B common stock	125,000				—			—		125,000
The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Procaccianti Hotel REIT, Inc.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2018
	Company Historical Note 1	PCF Historical Note 2	Pro Forma Adjustments for PCF Acquisition Note 3		GTHP Historical Note 2	Pro Forma Adjustments for TCI Acquisition Note 4		Pro Forma Combined
Revenues:
Rooms	$2,527,373	$2,046,551	$—		$2,035,707	$—		$6,609,631
Other	128,660	121,084	—		939,894	—		1,189,638
Total revenues	2,656,033	2,167,635	—		2,975,601	—		7,799,269
Expenses:								—
Rooms and other property expenses	1,094,918	960,103	—		1,737,494	—		3,792,515
General and administrative expenses	827,634	319,500	—		104,718	—		1,251,852
Management fees to affiliates	79,699	64,996	—		157,038	—		301,733
Other fees to affiliates	163,607	—	(89,376)	3(b)(h)	—	68,657	4(i)	142,888
Acquisition costs	302,380	—	(302,380)	3(h)	—	—		—
Depreciation and amortization	349,364	329,843	24,447	3(c)	651,274	(297,660)	4(j)(k)	1,057,268
Total operating expenses	2,817,602	1,674,442	(367,309)		2,650,524	(229,003)		6,546,256
Operating income (loss) before interest expense	(161,569)	493,193	367,309		325,077	229,003		1,253,013
Interest expense	(294,409)	(261,724)	(7,240)	3(d)	(244,010)	(365,228)	4(l)	(1,172,611)
Gain on acquisition	42,026	—	(42,026)	3(i)	—	—		—
Income (loss) from continuing operations before noncontrolling interest and income taxes	(413,952)	231,469	318,043		81,067	(136,225)		80,402
Income tax provision	(86,540)	—	—		—	—		(86,540)
Income attributable to noncontrolling interest	215,642	—	113,420	3(f)	—	—		329,062
Income (loss) available to common stockholders	$(716,134)	$231,469	$204,623		$81,067	$(136,225)		$(335,200)
Loss per share available to common stockholders – basic and diluted:
Class K common stock	$(0.54)							$(0.16)
Class K-I common stock	$(0.54)							$(0.24)
Class K-T common stock	$(0.54)							$(0.24)
Class A common stock	$(0.54)							$(0.24)
Class B common stock	$(0.84)							$(0.54)
Weighted average common shares outstanding – basic and diluted:
Class K common stock	841,106		1,181	3(g)		395,331	4(m)	1,237,618
Class K-I common stock	7		3	3(g)		—	4(m)	10
Class K-T common stock	7		3	3(g)		—	4(m)	10
Class A common stock	287,796		18,614	3(g)		8,000	4(m)	314,410
Class B common stock	125,000		—			—		125,000
The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

Procaccianti Hotel REIT, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
1. Basis of presentation
The unaudited pro forma condensed combined financial statements of the Company were prepared in accordance with Article 11 of SEC Regulation S-X. The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisitions, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the acquisitions.
The PCF Acquisition was accounted for as a business combination under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations and ASC Topic 810, Consolidation. The TCI Acquisition was accounted for as an asset acquisition in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of the assets acquired and liabilities assumed from PCF and TCI and conformed the accounting policies of PCF and TCI to its own accounting policies.
The unaudited pro forma condensed combined balance sheet as of June 30, 2018 gives effect to the TCI Acquisition as if the transaction consummated on June 30, 2018. The PCF Acquisition is reflected in the Company’s balance sheet as of June 30, 2018 included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2018. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and for the six months ended June 30, 2018 give effect to the PCF Acquisition and TCI Acquisition as if the transactions took place as of January 1, 2017, and combine the historical results of the Company, PCF and TCI.
The pro forma condensed combined financial statements do not necessarily reflect what the combined Company’s results of operations would have been had the acquisitions occurred on the date indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined Company. The actual financial results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The pro forma condensed combined financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of PCF and TCI as a result of restructuring activities and other planned cost savings initiatives following the completion of the acquisitions.
2. Description of the Transactions
PCF Acquisition
On March 29, 2018, the Company acquired a 51% interest in the outstanding equity of PCF pursuant to the terms of the option agreement between the Company and PCF for total cash consideration of $8,029,519 and $427,358 in transaction costs. The Company financed the acquisition with proceeds from the Private Offering and cash on hand as of March 29, 2018. Subsequent to December 31, 2017 and through March 31, 2018, the Company received aggregate gross proceeds of  $3,752,839 from the issuance of shares of common stock in the Private Offering, including 293,196 shares of Class K common stock for gross proceeds of  $2,912,839, at a weighted average of  $9.93 per share, and 84,000 shares of Class A common stock to investors for gross proceeds of  $840,000, at a weighted average of  $10.00 per share. Proceeds from the Private Offering equal to $3,002,839 were available to fund the PCF Acquisition.
PCF was formed on April 21, 2017 and, as of March 29, 2018, owned two hotels — the St. Pete Hotel and the Wilmington Hotel. Each hotel was acquired by PCF in 2017 and accounted for as an asset acquisition in accordance with ASU 2017-01, Clarifying the Definition of a Business and ASC Topic 805, Business Combinations. Therefore, the total purchase price, including transaction costs, was allocated to the assets acquired based on their relative fair values.

Procaccianti Hotel REIT, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

The PCF Historical operations for the year ended December 31, 2017 include the operations of the St. Pete Hotel and Wilmington Hotel from the date of PCF’s acquisition, or June 29, 2017 and May 24, 2017, respectively, through December 31, 2017.
PCF Predecessor Historical includes the historical operations of the St. Pete Hotel for the period January 1, 2017 through June 28, 2017.
PCF Acquisition includes the historical operations of the Wilmington Hotel for the period January 1, 2017 through May 23, 2017.
TCI Acquisition
On August 15, 2018, the Company acquired TCI pursuant to the purchase and sale agreement between the Company and GTHP for a purchase price of  $26,050,000 adjusted for a $41,000 purchase price credit, $234,441 of capitalized acquisition costs and net liabilities assumed of  $232,771. The acquisition was funded with a combination of  (1) proceeds from a first mortgage loan on TCI in the principal amount of $17,836,000; (2) proceeds from a loan made to the Company on August 15, 2018, by Procaccianti Companies, Inc., an affiliate of the Company, in the principal amount of  $6,600,000; and (3) cash on hand as of August 15, 2018 from operations and proceeds from the sale of shares of Class K and Class A common stock of the Company in the Private Offering. Subsequent to June 30, 2018 and through August 15, 2018, the Company received aggregate gross proceeds of  $1,344,000 from the issuance of shares of common stock in the Private Offering, including 131,399 shares of Class K common stock for gross proceeds of  $1,304,000, at a weighted average of  $9.92 per share, and 4,000 shares of Class A common stock to investors for gross proceeds of  $40,000, at a weighted average of  $10.00 per share. Proceeds from the Private Offering equal to $3,395,900 were available to fund the TCI Acquisition.
3. Pro forma adjustments (PCF Acquisition)
The unaudited pro forma condensed combined financial statements include pro forma adjustments to give effect to the transactions as if the acquisition of PCF by the Company and PCF’s hotel property acquisitions and financing transactions had occurred on January 1, 2017.
(a)
Represents a $66,995 reduction in management fees as the result of PCF entering into new management agreements upon completion of the hotel acquisitions. PCF signed new management agreements with affiliates of the Company to manage the hotels for a management fee of 3.0% of revenue of each hotel. Pre-acquisition management fees were 5.00% and 3.85% for the St. Pete Hotel and the Wilmington Hotel, respectively.

(b)
Represents $147,263 and $35,602 in the year ended December 31, 2017 and the six months ended June 30, 2018, respectively, of annual asset management fees under the Company’s Advisory Agreement with Procaccianti Hotel Advisors, LLC (the “Advisor”) equal to 0.75% of asset cost.

(c)
Represents $366,648 and $24,447 in the year ended December 31, 2017 and the six months ended June 30, 2018, respectively, of additional depreciation for the hotels based on the allocation of the Company’s purchase price.

(d)
Represents $28,961 and $7,240 in the year ended December 31, 2017 and the six months ended June 30, 2018, respectively, of amortization of intangible assets as the result of recording the mortgages acquired at fair value.

(e)
Represents adjustment to reflect $127,884 increase of interest expense under the mortgages for the St. Pete Hotel and the Wilmington Hotel at PCF’s mortgage’s interest rates.

(f)
Represents allocation of income of  $129,991 and $113,420 to noncontrolling interests within the statement of operations, which is 49% of the pro forma PCF net income for the year ended December 31, 2017 and six months ended June 30, 2018, respectively.

Procaccianti Hotel REIT, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(g)
Represents adjustment to the weighted average shares outstanding based on the assumption that the financing transactions that occurred on various dates from inception to March 31, 2018 would have been completed on or prior to completion of the pro forma acquisition date of January 1, 2017, in order to fund the PCF Acquisition.

	Shares Issued and Outstanding March 31, 2018	Pro-Forma Weighted Average Shares
		Year ended December 31, 2017	Six months ended June 30, 2018
Class K common shares	842,287	842,287	842,287
Class K-I common shares	10	10	10
Class K-T common shares	10	10	10
Class A common shares	306,410	306,410	306,410
Class B common shares	125,000	125,000	125,000
(h)
Represents elimination of nonrecurring items. Transaction costs incurred during the six months ended June 30, 2018 were $427,358 and include $302,380 of third party costs and $124,978 of fees payable to affiliates. Transaction costs were expensed by the Company in accordance with ASC Topic 810, Consolidation, as the transaction was determined to be an asset acquisition under the variable interest entity (“VIE”) model.

(i)
The gain on acquisition of  $42,026 recorded by the Company as the result of the PCF acquisition representing an asset acquisition under the VIE model has been excluded as it is a nonrecurring item directly related to the transaction.

4. Pro forma adjustments (TCI Acquisition)
The unaudited pro forma condensed combined statements of operations include pro forma adjustments to give effect to the transactions as if the acquisition of TCI by the Company had occurred on January 1, 2017 and the unaudited pro forma condensed combined balance sheet includes pro forma adjustments to give effect to the transaction as if the acquisition had occurred on June 30, 2018.
(a)
Represents allocation of purchase price of  $10,295,638 to the acquired property and equipment.

(b)
To reflect the purchase price, cash received for net liabilities assumed, elimination of TCI’s historical cash balance, cash reserved for property improvement plan and proceeds from new debt issuance and shares sold.

Purchase price	$(26,050,000)
Purchase price credit	41,000
Acquisition costs	(234,441)
Purchase price consideration	(26,243,441)
Net liabilities assumed	232,771
Elimination of TCI’s historic cash balance	(681,041)
Reserve for property improvement plan	(988,422)
Issuance of new promissory note and mortgage, net of debt issuance costs of $223,510	24,212,490
Equity proceeds from the issuance of 131,399 shares of Class K common stock and 4,000 shares of Class A common stock	1,344,000
Pro forma adjustment to cash and cash equivalents	$(2,123,643)

(c)
Represents net adjustment by the Company to record restricted cash of  $988,422 reserved for the TCI property improvement plan.

Procaccianti Hotel REIT, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(d)
Represents elimination of TCI’s net accounts receivable of  $112,130, which were not acquired.

(e)
Represents the net adjustment by the Company to record $131,659 of prepayments for taxes and services.

(f)
Reflects the new debt of  $24,212,490, net of costs of  $223,510, incurred to finance the TCI acquisition and the elimination of TCI historical debt of  $9,303,581 not assumed as part of the acquisition.

(g)
Represents the adjustment to eliminate TCI’s historical accounts payable and other liabilities not assumed in the acquisition and record nonrecurring acquisition costs and acquisition fee incurred that are directly related to the TCI Acquisition.

Elimination of TCI’s historic accounts payable and other liabilities	$(546,571)
Acquisition cost	234,441
Acquisition fee	413,001
Pro forma adjustment to accounts payable, accrued expenses and other	$100,871

(h)
Represents the adjustment to eliminate TCI’s historical stockholders’ equity and record additional shares issued by the Company less nonrecurring transaction costs and acquisition fee incurred.

Elimination of TCI’s historical stockholders equity	$(7,494,103)
Equity proceeds from the issuance of 131,399 shares of Class K common stock and 4,000 shares of Class A common stock	1,344,000
Acquisition cost	(234,441)
Acquisition fee	(413,001)
Pro forma adjustment to stockholders’ equity	$(6,797,545)

(i)
Represents increase in annual management fees of  $128,065 and $68,657 in the year ended December 31, 2017 and the six months ended June 30, 2018, respectively, under the Advisory Agreement with the Advisor equal to 0.75% of asset cost. Pre-acquisition asset management fees were 1.00% of gross revenues.

(j)
Represents $612,510 and $295,356 in the year ended December 31, 2017 and the six months ended June 30, 2018, respectively, of decrease in depreciation for the hotels based on the allocation of the Company’s purchase price and assignment of useful lives.

(k)
Represents $1,777 and $2,304 in the year ended December 31, 2017 and the six months ended June 30, 2018, respectively, of decrease in amortization of the franchise fee.

(l)
Represents adjustments to reflect interest expense under debt issued by the Company to fund the TCI Acquisition. The LIBOR rate assumed for purposes of preparing this pro forma financial information is 2.06%, the one-month LIBOR rate as of August 15, 2018.

Procaccianti Hotel REIT, Inc.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(m)
Represents adjustment to the weighted average shares outstanding based on the assumption that the financing transactions that occurred on various dates from inception to August 15, 2018 would have been completed on or prior to completion of the pro forma acquisition date of January 1, 2017, in order to fund the TCI Acquisition.

	Shares Issued and Outstanding August 15, 2018	Pro-Forma Weighted Average Shares
		Year ended December 31, 2017	Six months ended June 30, 2018
Class K common shares	1,237,618	1,237,618	1,237,618
Class K-I common shares	10	10	10
Class K-T common shares	10	10	10
Class A common shares	314,410	314,410	314,410
Class B common shares	125,000	125,000	125,000

Revised Form of Subscription Agreement
A revised form of our subscription agreement is attached as Appendix C to this prospectus supplement and supersedes and replaces Appendix C in the prospectus, effective immediately.
A second revised form of our subscription aggreement is attached as Appendix C to this prospectus supplement (immediately following Appendix C noted above), and will supersede and replace Appendix C that precedes it effective 30 days following the date of this prospectus supplement.

1. Investment A minimum investment of  $4,000.00 is required. A check for the full purchase price of the shares subscribed for should be made payable to “Procaccianti Hotel REIT, Inc.” or “PROC”. Shares may be purchased only by persons meeting standards set forth under the Section of the Prospectus entitled “Investor Suitability Standards.” Please indicate the state in which the sale was made. If this is an initial investment, please check the box indicating it as such. Otherwise, please check the “Additional Purchase” box. The “Additional Purchase” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement is required for each initial investment. 2. Share Class Selection Please consult with your financial representative and check the appropriate box to indicate the class of Shares you intend to purchase. 3. Form of Ownership Please check the appropriate box to indicate the type of entity or type of individuals subscribing. • Corporation: An authorized officer must sign. Articles of incorporation must be provided. • Partnership: Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign. In the case of an investment by a general partnership, all partners must sign. Title and signature pages of the partnership agreement must be provided. • Estate: The personal representative must sign and letters of testamentary or letters of administration or a small estate affidavit must be provided. • Pension Plan, 401K, PSP and Trust: Each trustee must sign. For a trust, please provide the title and signature pages of the trust or a trust certification form. • Individual Owner: Owner must sign. • Joint Tenant With Rights of Survivorship: Each joint tenant must sign. • Community Property: All parties must sign. • IRAs and KEOGHs: The owner and officer (or other authorized signer) of the custodian of the account must sign. The address of the custodian must be provided to receive checks and other pertinent information regarding the investment. • Tenants in Common and Tenants by Entirety: Each tenant must sign. • Uniform Gift To Minors Act (UGMA) or Uniform Transfers To Minors Act (UTMA): The person named as the custodian of the account must sign. (This may or may not be the minor’s parent.) Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the UGMA or UTMA has been formed. Subscription Agreement Instructions to Investors PROSPECTUS DATED AUGUST 15, 2018 877.227.4141 www.PROCHotelREIT.com Please carefully read the Prospectus of Procaccianti Hotel REIT, Inc. (the “Company”), as supplemented to date, before deciding to subscribe in shares of common stock, par value of  $0.01 per share, of the Company (the “Shares”). Any person(s) desiring to subscribe should complete, execute and deliver the Subscription Agreement and payment in accordance with the instructions set forth below. Please print in ballpoint pen or type the information. The sponsors or person designated by the sponsors will send each stockholder a confirmation of his or her purchase after they have been admitted as a stockholder. C-1 APPENDIX C FORM OF SUBSCRIPTION AGREEMENT

PROC-INST_08.2018 4. Investor Registration Information Please enter the exact name in which the Shares are to be held. For joint tenants with a right of survivorship, tenants-in-common or tenants-by-entirety, include the names of both investors. In the case of partnerships or corporations, include the name of an authorized officer. Trusts should include the name of each trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 8, the investor(s) is/are certifying that the taxpayer or social security number(s) is/are correct. Enter the residential address, mailing address, if applicable, and telephone number(s) of the registered owner(s) of this investment. In the case of a qualified plan or trust, this will be the address of the trustee. 5. Distribution Information Complete this section to enroll in the Distribution Reinvestment Plan (DRP), to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the DRP. You must indicate the percentage of each distribution to be applied to each option selected and the sum of DRP and cash allocations must equal 100%. (If you do not complete this section, cash distributions will be paid to the custodian for custodial accounts or the registered owner at the address in Section 4 for non-custodial accounts.) 6. Go Paperless Please indicate if you authorize the Company to provide its reports and updates to you by making such information available on its website, www.PROCHotelREIT.com and notifying you via the e-mail address listed here or in Section 4 when such reports are available. I understand that I may receive paper documents at any time by visiting www.PROCHotelREIT.com and clicking on Investor Login to login to my account to change my selections. 7. Designation of Representative (Texas Residents Only) OPTIONAL: Please complete the Designation of Representative for Notice Request form available on www.PROCHotelREIT.com to designate a representative to receive notices for your account(s) and attach to your completed subscription agreement. 8. Subscriber Signatures Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney (POA) to make such representations on such investor’s behalf. An Attorney-in-Fact signing on behalf of the investor pursuant to a POA represents by their signature that they are acting as a fiduciary for the investor. Please complete this section so that the Company and your broker-dealer can assess whether your subscription is suitable given your financial condition. Each investor agrees that, if he or she does not meet the minimum income and net worth standards, he or she will notify in writing the Company and the broker-dealer named in the Subscription Agreement. 9. Broker-Dealer/Registered Representative/Registered Investment Advisor Information This section is to be completed by the registered representative or registered investment advisor AND the broker-dealer. 10. Payment Instructions Payment may be made by check or wire transfer. The signed Subscription Agreement, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your broker-dealer or authorized principal for their signature. Completed Subscription Agreement and payment can then be mailed via Regular or Overnight Delivery to the address in Section 10. Notice to Stockholders: The Shares of common stock of the Company are subject to restrictions on transfer and ownership for the purpose, among others, of the Company’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. In addition, the Company has the authority to issue Shares of additional classes of stock. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to: (i) certain restrictions on ownership and transferability; and (ii) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the Shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the Shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Company at its principal office. C-2

2. Share Class Selection (required) Class K Share Fund Number 8061 Class K–T Share Fund Number 8065 Volume Discount Purchase (only applied to Class K purchases, minimum is $500,000). Class K–I Share Fund Number 8066 Check this box if investor is purchasing through an RIA or participating in a wrap account or fee-only account approved by the broker-dealer, RIA or bank acting as a trustee, fiduciary, or similar entity, or an employee of a broker-dealer (including spouse, parent or minor child of employee). 877.227.4141 www.PROCHotelREIT.com 3. Form of Ownership (select only one) Corporation1 Partnership2 Estate3 Pension Plan KEOGH Plan 401K PSP Trust:4 date__________ Other: please specify__________________________ Name of Trust/Corporation/Plan/Other SSN or TIN of Trust/Corporation/Plan/Other Procaccianti Hotel REIT, Inc. Affiliate. Subject to review by Procaccianti Hotel REIT, Inc. Required documentation: 1) Articles of incorporation. 2) Title and signature pages of the partnership agreement. 3) Letters of testamentary or letters of administration or a small estate affidavit. 4) Title and signature pages of the trust or a trust certification form. Individual Individual TOD5 Joint Tenant (with rights of survivorship) Joint Tenant TOD5 (with rights of survivorship) Community Property Traditional IRA SEP IRA Simple IRA Beneficiary IRA6 Roth IRA Tenants in Common Tenants by Entirety UGMA: state of_______ UTMA: state of_______ 5) Fill out Transfer on Death form to effect designation. Transfer on Death form available on www.PROCHotelREIT.com. 6) Please include deceased person’s name, SSN, date of birth and date of death in Section 4 under Co-Investor/Co-Trustee. Custodian7 or Third Party Administrator Information8 (if applicable) Name of Custodian/Third Party Administrator Mailing Address City State Zip Code Custodian/Third Party Administrator Telephone Number Custodian TIN Custodian Account Number 7) The Custodian must sign and provide a Medallion Signature Guarantee in Section 8. 8) The Third Party Administrator will be set up as an Interested Party and will receive copies of Trade Confirmations and Statements. 1. Investment Make checks payable to Procaccianti Hotel REIT, Inc. State of Sale $ Investment Amount Initial Investment (minimum is $4,000) Additional Purchase _____________________ Existing Account Number (minimum is $100) Subscription Agreement C-3

5. Distribution Information Distribution Reinvestment Plan (DRP)* % Fill out information below If you checked Cash: Send check to a third party or Cash: Direct Deposit via ACH. *In the event that the DRP is not offered for a distribution, your distribution will be sent by check to the address in Section 4 or your Custodian for deposit in your Custodial account cited in Section 3. Financial Institution/Third Party Cash Distribution (Choose One Only) Address Cash: Send check to my Custodian in Section 3. (custodian accounts only) % City Cash: Send check to the address in Section 4. (non-custodian accounts only) % State Zip Code Cash: Send check to a third party - fill out information to the right. (non-custodian accounts only) % ABA Routing Number (Direct Deposit via ACH only) Cash: Direct Deposit via ACH - fill out information to the right. (non-custodian accounts only) % Account Number Total of DRP and Cash 100% Checking Savings Brokerage/Other (attach a voided, pre-printed check or deposit slip) (send check to a third party only) 4. Investor Registration Information Investor/Trustee/Authorized Signer Residential Address (no P.O. Boxes) SSN/TIN DOB (mm/dd/yy) City U.S. Citizen Resident Alien Non-Resident Alien* State Zip Code Country of Citizenship Mailing Address (if different from above) Co-Investor/Co-Trustee/Co-Authorized Signer City SSN/TIN State Zip Code DOB (mm/dd/yy) DOD (mm/dd/yy for Beneficiary IRA) Daytime Telephone Evening Telephone U.S. Citizen Resident Alien Non-Resident Alien* E-mail Country of Citizenship *If Non-Resident Alien, investor(s) must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment. 6. Go Paperless Signature of Investor/Trustee/Authorized Signer Date E-mail In lieu of receiving documents*, I authorize Procaccianti Hotel REIT, Inc. (PROC) to make available on its website, www.PROCHotelREIT.com: quarterly investor statements, annual reports, proxy statements or other documents required to be delivered to me, as well as any investment or marketing updates and to notify me via the e-mail address listed here or in Section 4 when such reports are available. I understand that I may receive paper documents by visiting www.PROCHotelREIT.com and clicking on Investor Login to login to my account to change my selections. *E-delivery does not include New Account Statements or Trade Confirmations. C-4

7. Texas Residents Only - Designation of Representative for Notice Request (Form 98-1036) (Optional) Texas Property Code, Title 6, Section 74.1011 requires businesses, financial institutions and other holders of unclaimed property to mail a written notice to the last known address of known owners of property to inform them that, due to inactivity, their accounts may be delivered to the Texas Comptroller. Effective Sept. 1, 2017, Texas Property Code, Title 6, sections 72.1021 and 73.103 allow the owners of financial accounts, mutual funds or contents of a safe deposit box to designate representatives for their accounts, for the purpose of receiving the notice required in Section 74.1011. The owner of the account(s) may, but is not required to, designate the name and a mailing or email address of a representative of the owner only for the purpose of receiving the notice required in Section 74.1011. To designate a representative to receive notices for your account(s), please complete the Designation of Representative for Notice Request form. 8. Subscriber Signatures Please initial each of the representations below. In the case of joint investors or fiduciaries, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person a power of attorney (POA) to make such representations on your behalf. An Attorney-in-Fact signing on behalf of the investor pursuant to a POA represents by their signature that they are acting as a fiduciary for the investor. In order to induce PROC to accept this subscription, I hereby warrant that: INVESTOR INITIALS CO-INVESTOR INITIALS ALL REPRESENTATIONS (A-E) MUST BE INITIALED a. a. I received a final prospectus of PROC, wherein the terms and conditions of the offering are described, 5 business days in advance of the date hereof. b. b. I certify that , in addition to any applicable state suitability standard below, I have (i) a net worth (exclusive of home, home furnishings and automobiles) of  $250,000 or more; or (ii) a minimum net worth (as previously described) of at least $70,000 AND a minimum of  $70,000 annual gross income. c. c. I am purchasing Shares for my own account and acknowledge that the investment is not liquid. d. d. I declare that the information supplied is true and correct and may be relied upon by PROC. e. e. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures as well as payment of the full purchase price of the Shares. INVESTOR INITIALS CO-INVESTOR INITIALS STATE WHERE YOU RESIDE REPRESENTATION MUST BE INITIALED f. f. If I am an Alabama resident, in addition to the general suitability standards above, Alabama investors may not invest more than 10% of their liquid net worth in us or our affiliates. g. g. If I am an Arkansas resident, I confirm that the selection made in Section 5 concerning Distribution Information has been reviewed and acknowledged. h. h. If I am a California resident, my investment in PROC may not exceed 10% of my net worth i. i. If I am an Idaho resident, I have either (a) a liquid net worth of at least $85,000 and an annual gross income of not less than $85,000, or (b) a liquid net worth of at least $300,000. In addition, my aggregate investment in PROC, its affiliates, and similar direct participation programs may not exceed 10% of my liquid net worth. j. j. If I am a Kansas resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in PROC and other non-traded real estate investment trusts to not more than 10% of such investor’s liquid net worth. k. k. If I am a Kentucky resident, my investment in PROC and its affiliated non-publicly traded real estate investment trusts may not exceed 10% of my liquid net worth. l. l. If I am a Maine resident, I understand that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. m. m. If I am a Massachusetts resident, my investment in PROC and in other illiquid direct participation programs may not exceed 10% of my liquid net worth. n. n. If I am a Missouri resident, my investment in PROC may not exceed 10% of my liquid net worth. o. o. If I am a Nebraska resident, my investment in PROC and other non-traded real estate investment trusts to not more than 10% of my net worth. However, Nebraska residents who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit. p. p. If I am a New Jersey resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of  $350,000. In addition, my investment in PROC, and its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my net worth. q. q. If I am a New Mexico resident, I must limit my aggregate investment in PROC, its affiliates and other non-traded real estate investment trusts to 10% of my liquid net worth. r. r. If I am a North Dakota resident, in addition to the stated net income and net worth standards above, I have a net worth of at least ten times my investment in PROC. s. s. If I am an Ohio resident, my investment in PROC, its affiliates and other non-traded real estate investment trusts may not exceed 10% of my liquid net worth. t. t. If I am an Oregon resident, my investment in PROC and in other illiquid direct participation programs may not exceed 10% of my liquid net worth. u. u. If I am a Pennsylvania resident, my investment in PROC may not exceed 10% of my net worth. v. v. IIf I am a Puerto Rico resident, my investment in PROC, its affiliates and other non-traded real estate investment trusts may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities. w. w. If I am a Tennessee resident, my investment in PROC may not exceed 10% of my net worth. x. x. If I am a Vermont resident, (a) I am an accredited investor, as defined in 17 C.F.R. § 230.501 or (b) I am a non-accredited investor and my investment in the PROC offering does not exceed 10% of my liquid net worth. Net worth should be calculated exclusive of homes, furnishings and automobiles. Liquid net worth is defined as that portion of net worth (total assets exclusive of homes, furnishings and automobiles minus total liabilities) which consists of cash, cash equivalents and readily marketable securities. Taxpayer Identification Number Certification (required): Each investor signing below, under penalties of perjury, certifies that: (1) The number shown in the Investor Social Security Number(s)/Taxpayer Identification Number field in Section 4 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, (3) I am a U.S. person (including a resident alien) and (4) I am exempt from FATCA reporting. NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signature of Investor/Trustee/Authorized Signer Date Signature of Co-Investor/Co-Trustee/ Date Co-Authorized Signer/Custodian When signing as a custodian, a Medallion Signature Guarantee is required. Medallion Signature Guarantee C-5

10. Payment Instructions By mail - Checks should be made payable to Procaccianti Hotel REIT, Inc. Forward the Subscription Agreement and payment to: Regular mail Procaccianti Companies, Inc. c/o DST Systems, Inc. P.O. Box 219959 Kansas City, MO 64121-9959 Express/Overnight delivery Procaccianti Companies, Inc. c/o DST Systems, Inc. 430 West 7th Street, Suite 219959 Kansas City, MO 64105-1407 Wire transfers - Please include investor’s name and Procaccianti Hotel REIT, Inc. in the reference field. UMB Bank, N.A. ABA Routing Number - 101000695 Account Number - 9872233034 FAO - Procaccianti Companies, Inc. PROC-SUBDOC_11.2018 9. Broker-Dealer/Registered Representative/Registered Investment Advisor Information (All fields must be complete) The Registered Representative (RR) or Registered Investment Advisor (RIA) must sign below to complete the order. An authorized principal of the broker-dealer or RIA firm must sign below if required by such broker-dealer or RIA firm. The RR or RIA and BD hereby warrants that it is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence, or the state in which the sale was made, if different. Broker-Dealer/RIA Firm Registered Representative/RIA Registered Representative #/Branch # Mailing Address City State Zip Code E-mail Telephone Facsimile The undersigned confirm that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for its own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned attest that the RR/RIA and the Broker-Dealer/RIA Firm are subject to the USA PATRIOT Act. In accordance with Section 326 of the Act, the RR/RIA and the Broker-Dealer/RIA Firm have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program. The undersigned registered representative further represents and certifies in connection with this subscription for shares, that he or she has complied with and has followed all of his or her firm’s current policies and procedures for obtaining principal approval. I understand this subscription agreement is for Procaccianti Hotel REIT, Inc. RIAs must complete the following: Registered Representatives must complete the following: Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or any member of the RIA firm is a FINRA-licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA. I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. State Signature of Registered Representative/RIA Signature of Broker-Dealer or RIA Firm/Authorized Principal (if required by Broker-Dealer) Date Date C-6

Electronic Signature (Optional) By checking this box, I elect to execute any offering documents, subscription package and other documents (documents) electronically and I understand that should I execute the documents, my electronic signature, whether digital or encrypted, included in the documents is intended to authenticate the documents and to have the same force and effect as a manual signature. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by an investor with the investor’s intent to sign such record. I acknowledge that my consent to the execute any documents electronically may be updated or cancelled at any time by calling S2K Financial LLC at 877.227.4141 from 9:00 am to 5:00 pm EST Monday-Friday. Name Date Name of Joint Investor Date 877.227.4141 www.PROCHotelREIT.com Subscription Agreement Electronic Consent Clarity of text in this document may be affected by the screen on which it is displayed. C-1 APPENDIX C FORM OF SUBSCRIPTION AGREEMENT

1. Investment A minimum investment of  $4,000.00 is required. A check for the full purchase price of the shares subscribed for should be made payable to “Procaccianti Hotel REIT, Inc.” or “PROC”. Shares may be purchased only by persons meeting standards set forth under the Section of the Prospectus entitled “Investor Suitability Standards.” Please indicate the state in which the sale was made. If this is an initial investment, please check the box indicating it as such. Otherwise, please check the “Additional Purchase” box. The “Additional Purchase” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. A completed Subscription Agreement is required for each initial investment. 2. Share Class Selection Please consult with your financial representative and check the appropriate box to indicate the class of Shares you intend to purchase. 3. Form of Ownership Please check the appropriate box to indicate the type of entity or type of individuals subscribing. • Corporation: An authorized officer must sign. Articles of incorporation must be provided. • Partnership: Identify whether the entity is a general or limited partnership. Each general partner must be identified and must sign. In the case of an investment by a general partnership, all partners must sign. Title and signature pages of the partnership agreement must be provided. • Estate: The personal representative must sign and letters of testamentary or letters of administration or a small estate affidavit must be provided. • Pension Plan, 401K, PSP and Trust: Each trustee must sign. For a trust, please provide the title and signature pages of the trust or a trust certification form. • Individual Owner: Owner must sign. • Joint Tenant With Rights of Survivorship: Each joint tenant must sign. • Community Property: All parties must sign. • IRAs and KEOGHs: The owner and officer (or other authorized signer) of the custodian of the account must sign. The address of the custodian must be provided to receive checks and other pertinent information regarding the investment. • Tenants in Common and Tenants by Entirety: Each tenant must sign. • Uniform Gift To Minors Act (UGMA) or Uniform Transfers To Minors Act (UTMA): The person named as the custodian of the account must sign. (This may or may not be the minor’s parent.) Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the UGMA or UTMA has been formed. Subscription Agreement Instructions to Investors PROSPECTUS DATED AUGUST 15, 2018 877.227.4141 www.PROCHotelREIT.com Please carefully read the Prospectus of Procaccianti Hotel REIT, Inc. (the “Company”), as supplemented to date, before deciding to subscribe in shares of common stock, par value of  $0.01 per share, of the Company (the “Shares”). Any person(s) desiring to subscribe should complete, execute and deliver the Subscription Agreement and payment in accordance with the instructions set forth below. Please print in ballpoint pen or type the information. The sponsors or person designated by the sponsors will send each stockholder a confirmation of his or her purchase after they have been admitted as a stockholder. C-2

PROC-INST_08.2018 4. Investor Registration Information Please enter the exact name in which the Shares are to be held. For joint tenants with a right of survivorship, tenants-in-common or tenants-by-entirety, include the names of both investors. In the case of partnerships or corporations, include the name of an authorized officer. Trusts should include the name of each trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 8, the investor(s) is/are certifying that the taxpayer or social security number(s) is/are correct. Enter the residential address, mailing address, if applicable, and telephone number(s) of the registered owner(s) of this investment. In the case of a qualified plan or trust, this will be the address of the trustee. 5. Distribution Information Complete this section to enroll in the Distribution Reinvestment Plan (DRP), to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. You can choose to have all or a portion of your distributions reinvested through the DRP. You must indicate the percentage of each distribution to be applied to each option selected and the sum of DRP and cash allocations must equal 100%. (If you do not complete this section, cash distributions will be paid to the custodian for custodial accounts or the registered owner at the address in Section 4 for non-custodial accounts.) 6. Go Paperless Please indicate if you authorize the Company to provide its reports and updates to you by making such information available on its website, www.PROCHotelREIT.com and notifying you via the e-mail address listed here or in Section 4 when such reports are available. I understand that I may receive paper documents at any time by visiting www.PROCHotelREIT.com and clicking on Investor Login to login to my account to change my selections. 7. Designation of Representative (Texas Residents Only) OPTIONAL: Please complete the Designation of Representative for Notice Request form available on www.PROCHotelREIT.com to designate a representative to receive notices for your account(s) and attach to your completed subscription agreement. 8. Subscriber Signatures Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney (POA) to make such representations on such investor’s behalf. An Attorney-in-Fact signing on behalf of the investor pursuant to a POA represents by their signature that they are acting as a fiduciary for the investor. Please complete this section so that the Company and your broker-dealer can assess whether your subscription is suitable given your financial condition. Each investor agrees that, if he or she does not meet the minimum income and net worth standards, he or she will notify in writing the Company and the broker-dealer named in the Subscription Agreement. 9. Broker-Dealer/Registered Representative/Registered Investment Advisor Information This section is to be completed by the registered representative or registered investment advisor AND the broker-dealer. 10. Payment Instructions Payment may be made by check or wire transfer. The signed Subscription Agreement, which has been delivered with the Prospectus, together with a check for the full purchase price, should be delivered or mailed to your broker-dealer or authorized principal for their signature. Completed Subscription Agreement and payment can then be mailed via Regular or Overnight Delivery to the address in Section 10. Notice to Stockholders: The Shares of common stock of the Company are subject to restrictions on transfer and ownership for the purpose, among others, of the Company’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. In addition, the Company has the authority to issue Shares of additional classes of stock. Upon the request of any stockholder, and without charge, the Company will furnish a full statement of the information required by Section 2-211 of the Maryland General Corporation Law with respect to: (i) certain restrictions on ownership and transferability; and (ii) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the Shares of each class of stock which the Company has authority to issue, the differences in the relative rights and preferences between the Shares of each series to the extent set, and the authority of the Board of Directors to set such rights and preferences of subsequent series. Such requests must be made to the Secretary of the Company at its principal office. C-3

2. Share Class Selection (required) Class K Share Fund Number 8061 Class K–T Share Fund Number 8065 Volume Discount Purchase (only applied to Class K purchases, minimum is $500,000). Class K–I Share Fund Number 8066 Check this box if investor is purchasing through an RIA or participating in a wrap account or fee-only account approved by the broker-dealer, RIA or bank acting as a trustee, fiduciary, or similar entity, or an employee of a broker-dealer (including spouse, parent or minor child of employee). 877.227.4141 www.PROCHotelREIT.com 3. Form of Ownership (select only one) Corporation1 Partnership2 Estate3 Pension Plan KEOGH Plan 401K PSP Trust:4 date__________ Other: please specify__________________________ Name of Trust/Corporation/Plan/Other SSN or TIN of Trust/Corporation/Plan/Other Procaccianti Hotel REIT, Inc. Affiliate. Subject to review by Procaccianti Hotel REIT, Inc. Required documentation: 1) Articles of incorporation. 2) Title and signature pages of the partnership agreement. 3) Letters of testamentary or letters of administration or a small estate affidavit. 4) Title and signature pages of the trust or a trust certification form. Individual Individual TOD5 Joint Tenant (with rights of survivorship) Joint Tenant TOD5 (with rights of survivorship) Community Property Traditional IRA SEP IRA Simple IRA Beneficiary IRA6 Roth IRA Tenants in Common Tenants by Entirety UGMA: state of_______ UTMA: state of_______ 5) Fill out Transfer on Death form to effect designation. Transfer on Death form available on www.PROCHotelREIT.com. 6) Please include deceased person’s name, SSN, date of birth and date of death in Section 4 under Co-Investor/Co-Trustee. Custodian7 or Third Party Administrator Information8 (if applicable) Name of Custodian/Third Party Administrator Mailing Address City State Zip Code Custodian/Third Party Administrator Telephone Number Custodian TIN Custodian Account Number 7) The Custodian must sign and provide a Medallion Signature Guarantee in Section 8. 8) The Third Party Administrator will be set up as an Interested Party and will receive copies of Trade Confirmations and Statements. 1. Investment Make checks payable to Procaccianti Hotel REIT, Inc. State of Sale $ Investment Amount Initial Investment (minimum is $4,000) Additional Purchase _____________________ Existing Account Number (minimum is $100) Subscription Agreement C-4

5. Distribution Information Distribution Reinvestment Plan (DRP)* % Fill out information below If you checked Cash: Send check to a third party or Cash: Direct Deposit via ACH. *In the event that the DRP is not offered for a distribution, your distribution will be sent by check to the address in Section 4 or your Custodian for deposit in your Custodial account cited in Section 3. Financial Institution/Third Party Cash Distribution (Choose One Only) Address Cash: Send check to my Custodian in Section 3. (custodian accounts only) % City Cash: Send check to the address in Section 4. (non-custodian accounts only) % State Zip Code Cash: Send check to a third party - fill out information to the right. (non-custodian accounts only) % ABA Routing Number (Direct Deposit via ACH only) Cash: Direct Deposit via ACH - fill out information to the right. (non-custodian accounts only) % Account Number Total of DRP and Cash 100% Checking Savings Brokerage/Other (attach a voided, pre-printed check or deposit slip) (send check to a third party only) 4. Investor Registration Information Investor/Trustee/Authorized Signer Residential Address (no P.O. Boxes) SSN/TIN DOB (mm/dd/yy) City U.S. Citizen Resident Alien Non-Resident Alien* State Zip Code Country of Citizenship Mailing Address (if different from above) Co-Investor/Co-Trustee/Co-Authorized Signer City SSN/TIN State Zip Code DOB (mm/dd/yy) DOD (mm/dd/yy for Beneficiary IRA) Daytime Telephone Evening Telephone U.S. Citizen Resident Alien Non-Resident Alien* E-mail Country of Citizenship *If Non-Resident Alien, investor(s) must submit the appropriate W-8 form (W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment. 6. Go Paperless Signature of Investor/Trustee/Authorized Signer Date E-mail In lieu of receiving documents*, I authorize Procaccianti Hotel REIT, Inc. (PROC) to make available on its website, www.PROCHotelREIT.com: quarterly investor statements, annual reports, proxy statements or other documents required to be delivered to me, as well as any investment or marketing updates and to notify me via the e-mail address listed here or in Section 4 when such reports are available. I understand that I may receive paper documents by visiting www.PROCHotelREIT.com and clicking on Investor Login to login to my account to change my selections. *E-delivery does not include New Account Statements or Trade Confirmations. C-5

7. Texas Residents Only - Designation of Representative for Notice Request (Form 98-1036) (Optional) Texas Property Code, Title 6, Section 74.1011 requires businesses, financial institutions and other holders of unclaimed property to mail a written notice to the last known address of known owners of property to inform them that, due to inactivity, their accounts may be delivered to the Texas Comptroller. Effective Sept. 1, 2017, Texas Property Code, Title 6, sections 72.1021 and 73.103 allow the owners of financial accounts, mutual funds or contents of a safe deposit box to designate representatives for their accounts, for the purpose of receiving the notice required in Section 74.1011. The owner of the account(s) may, but is not required to, designate the name and a mailing or email address of a representative of the owner only for the purpose of receiving the notice required in Section 74.1011. To designate a representative to receive notices for your account(s), please complete the Designation of Representative for Notice Request form. 8. Subscriber Signatures Please initial each of the representations below. In the case of joint investors or fiduciaries, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person a power of attorney (POA) to make such representations on your behalf. An Attorney-in-Fact signing on behalf of the investor pursuant to a POA represents by their signature that they are acting as a fiduciary for the investor. In order to induce PROC to accept this subscription, I hereby warrant that: INVESTOR INITIALS CO-INVESTOR INITIALS ALL REPRESENTATIONS (A-E) MUST BE INITIALED a. a. I received a final prospectus of PROC, wherein the terms and conditions of the offering are described, 5 business days in advance of the date hereof. b. b. I certify that , in addition to any applicable state suitability standard below, I have (i) a net worth (exclusive of home, home furnishings and automobiles) of  $250,000 or more; or (ii) a minimum net worth (as previously described) of at least $70,000 AND a minimum of  $70,000 annual gross income. c. c. I am purchasing Shares for my own account and acknowledge that the investment is not liquid. d. d. I declare that the information supplied is true and correct and may be relied upon by PROC. e. e. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures as well as payment of the full purchase price of the Shares. INVESTOR INITIALS CO-INVESTOR INITIALS STATE WHERE YOU RESIDE REPRESENTATION MUST BE INITIALED f. f. If I am an Alabama resident, in addition to the general suitability standards above, Alabama investors may not invest more than 10% of their liquid net worth in us or our affiliates. g. g. If I am an Arkansas resident, I confirm that the selection made in Section 5 concerning Distribution Information has been reviewed and acknowledged. h. h. If I am a California resident, my investment in PROC may not exceed 10% of my net worth i. i. If I am an Idaho resident, I have either (a) a liquid net worth of at least $85,000 and an annual gross income of not less than $85,000, or (b) a liquid net worth of at least $300,000. In addition, my aggregate investment in PROC, its affiliates, and similar direct participation programs may not exceed 10% of my liquid net worth. j. j. If I am a Kansas resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in PROC and other non-traded real estate investment trusts to not more than 10% of such investor’s liquid net worth. k. k. If I am a Kentucky resident, my investment in PROC and its affiliated non-publicly traded real estate investment trusts may not exceed 10% of my liquid net worth. l. l. If I am a Maine resident, I understand that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. m. m. If I am a Massachusetts resident, my investment in PROC and in other illiquid direct participation programs may not exceed 10% of my liquid net worth. n. n. If I am a Missouri resident, my investment in PROC may not exceed 10% of my liquid net worth. o. o. If I am a Nebraska resident, my investment in PROC and other non-traded real estate investment trusts to not more than 10% of my net worth. However, Nebraska residents who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit. p. p. If I am a New Jersey resident, I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of  $350,000. In addition, my investment in PROC, and its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my net worth. q. q. If I am a New Mexico resident, I must limit my aggregate investment in PROC, its affiliates and other non-traded real estate investment trusts to 10% of my liquid net worth. r. r. If I am a North Dakota resident, in addition to the stated net income and net worth standards above, I have a net worth of at least ten times my investment in PROC. s. s. If I am an Ohio resident, my investment in PROC, its affiliates and other non-traded real estate investment trusts may not exceed 10% of my liquid net worth. t. t. If I am an Oregon resident, my investment in PROC and in other illiquid direct participation programs may not exceed 10% of my liquid net worth. u. u. If I am a Pennsylvania resident, my investment in PROC may not exceed 10% of my net worth. v. v. IIf I am a Puerto Rico resident, my investment in PROC, its affiliates and other non-traded real estate investment trusts may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities. w. w. If I am a Tennessee resident, my investment in PROC may not exceed 10% of my net worth. x. x. If I am a Vermont resident, (a) I am an accredited investor, as defined in 17 C.F.R. § 230.501 or (b) I am a non-accredited investor and my investment in the PROC offering does not exceed 10% of my liquid net worth. Net worth should be calculated exclusive of homes, furnishings and automobiles. Liquid net worth is defined as that portion of net worth (total assets exclusive of homes, furnishings and automobiles minus total liabilities) which consists of cash, cash equivalents and readily marketable securities. Taxpayer Identification Number Certification (required): Each investor signing below, under penalties of perjury, certifies that: (1) The number shown in the Investor Social Security Number(s)/Taxpayer Identification Number field in Section 4 of this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, (3) I am a U.S. person (including a resident alien) and (4) I am exempt from FATCA reporting. NOTE: You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signature of Investor/Trustee/Authorized Signer Date Signature of Co-Investor/Co-Trustee/ Date Co-Authorized Signer/Custodian When signing as a custodian, a Medallion Signature Guarantee is required. Medallion Signature Guarantee C-6

10. Payment Instructions By mail - Checks should be made payable to Procaccianti Hotel REIT, Inc. Forward the Subscription Agreement and payment to: Regular mail Procaccianti Companies, Inc. c/o DST Systems, Inc. P.O. Box 219959 Kansas City, MO 64121-9959 Express/Overnight delivery Procaccianti Companies, Inc. c/o DST Systems, Inc. 430 West 7th Street, Suite 219959 Kansas City, MO 64105-1407 Wire transfers - Please include investor’s name and Procaccianti Hotel REIT, Inc. in the reference field. UMB Bank, N.A. ABA Routing Number - 101000695 Account Number - 9872233034 FAO - Procaccianti Companies, Inc. PROC-SUBDOC_11.2018 9. Broker-Dealer/Registered Representative/Registered Investment Advisor Information (All fields must be complete) The Registered Representative (RR) or Registered Investment Advisor (RIA) must sign below to complete the order. An authorized principal of the broker-dealer or RIA firm must sign below if required by such broker-dealer or RIA firm. The RR or RIA and BD hereby warrants that it is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence, or the state in which the sale was made, if different. Broker-Dealer/RIA Firm Registered Representative/RIA Registered Representative #/Branch # Mailing Address City State Zip Code E-mail Telephone Facsimile The undersigned confirm that they (i) have reasonable grounds to believe that the information and representations concerning the investors identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for its own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto. The undersigned attest that the RR/RIA and the Broker-Dealer/RIA Firm are subject to the USA PATRIOT Act. In accordance with Section 326 of the Act, the RR/RIA and the Broker-Dealer/RIA Firm have performed a Know Your Customer review of each investor who has signed this Subscription Agreement in accordance with the requirements of the Customer Identification Program. The undersigned registered representative further represents and certifies in connection with this subscription for shares, that he or she has complied with and has followed all of his or her firm’s current policies and procedures for obtaining principal approval. I understand this subscription agreement is for Procaccianti Hotel REIT, Inc. RIAs must complete the following: Registered Representatives must complete the following: Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or any member of the RIA firm is a FINRA-licensed Registered Representative affiliated with a broker-dealer, the transaction should be conducted through that broker-dealer, not through the RIA. I hereby certify that I hold a Series 7 or Series 62 FINRA license and I am registered in the following state in which this sale was completed. State Signature of Registered Representative/RIA Signature of Broker-Dealer or RIA Firm/Authorized Principal (if required by Broker-Dealer) Date Date C-7